FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-18

Dated November 6, 2015	JPMBB 2015-C33

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2015-C33
$761,784,213 (Approximate Mortgage Pool Balance)

$651,326,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2015-C33

JPMorgan Chase Bank, National Association Barclays Bank PLC Ladder Capital Finance LLC Redwood Commercial Mortgage Corporation Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner		Barclays Co-Lead Manager and Joint Bookrunner

Drexel Hamilton	Co-Managers	Academy Securities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated November 6, 2015	JPMBB 2015-C33

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$28,723,000	30.000%	2.70	12/15 - 10/20	46.1%	14.1%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$44,092,000	30.000%	4.88	10/20 - 10/20	46.1%	14.1%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$135,000,000	30.000%	9.82	8/25 - 10/25	46.1%	14.1%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$286,963,000	30.000%	9.93	10/25 - 11/25	46.1%	14.1%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$38,471,000	30.000%	7.43	10/20 - 8/25	46.1%	14.1%
A-S	Aa2(sf) / AAAsf / AAA(sf)	$40,946,000	24.625%	9.96	11/25 - 11/25	49.6%	13.1%
B	A1(sf) / AA-sf / AA(sf)	$35,232,000	20.000%	9.96	11/25 - 11/25	52.6%	12.4%
C	NR / A-sf / A(low)(sf)	$41,899,000	14.500%	9.96	11/25 - 11/25	56.3%	11.6%

Privately Offered Certificates(6)

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-A(7)	Aa1(sf) / AAAsf / AAA(sf)	$574,195,000	N/A	N/A	N/A	N/A	N/A
X-B(7)	A1(sf) / AA-sf / AAA(sf)	$35,232,000	N/A	N/A	N/A	N/A	N/A
X-C(7)	NR / A-sf / AAA(sf)	$41,899,000	N/A	N/A	N/A	N/A	N/A
X-D(7)	NR / BBB-sf / AAA(sf)	$43,802,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)(sf)	$43,802,000	8.750%	9.96	11/25 - 11/25	60.0%	10.8%
E	NR / BB-sf / BB(sf)	$19,997,000	6.125%	9.96	11/25 - 11/25	61.8%	10.5%
F	NR / B-sf / BB(low)(sf)	$8,570,000	5.000%	9.96	11/25 - 11/25	62.5%	10.4%
G	NR / NR / B(low)(sf)	$15,236,000	3.000%	9.96	11/25 - 11/25	63.8%	10.2%
NR	NR / NR / NR	$22,853,212	0.000%	9.96	11/25 - 11/25	65.8%	9.9%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a November 30, 2015 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated November 6, 2015 (the “Free Writing Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class NR, Class R and Class Z Certificates are not being offered by the Free Writing Prospectus and this Term Sheet. The Class Z and Class R Certificates are not shown above.
(7)	The Class X-A, Class X-B, Class X-C and Class X-D Notional Amounts are defined in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Indicative Capital Structure

Securities Offered:	$651,326,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.
Co-Manager:	Drexel Hamilton, LLC and Academy Securities Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (52.1%), Barclays Bank PLC (“Barclays”) (35.5%), Ladder Capital Finance LLC (“LCF”) (8.6%) and Redwood Commercial Mortgage Corporation (“RCMC”) (3.8%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Torchlight Loan Services, LLC.
Directing Certificateholder:	Torchlight Investors, LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Senior Trust Advisor:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).
Pricing Date:	On or about November 16, 2015.
Closing Date:	On or about November 30, 2015.
Cut-off Date:	With respect to each mortgage loan, the related due date in November 2015, or with respect to any mortgage loan that has its first due date in December 2015, the date that would otherwise have been the related due date in November 2015.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2015.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in December 2015.
Assumed Final Distribution Date:	The Distribution Date in November 2025 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in December 2048.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-A, Class X-B, Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class NR, Class R and Class Z Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1.0% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation and Markit.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$761,784,213
Number of Mortgage Loans:	64
Number of Mortgaged Properties:	89
Average Cut-off Date Balance per Mortgage Loan:	$11,902,878
Weighted Average Current Mortgage Rate:	4.63734%
10 Largest Mortgage Loans as % of IPB:	48.7%
Weighted Average Remaining Term to Maturity(1):	116 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.74x
Weighted Average UW NOI Debt Yield(2):	9.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	65.8%
Weighted Average Maturity Date LTV(1)(2)(3):	59.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	11.4%
% of Mortgaged Properties with Single Tenants:	4.8%

Amortization
Weighted Average Original Amortization Term(4):	358 months
Weighted Average Remaining Amortization Term(4):	357 months
% of Mortgage Loans with Amortizing Balloon:	40.3%
% of Mortgage Loans with Interest-Only:	40.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	18.1%
% of Mortgage Loans with ARD-Interest Only:	1.4%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	48.8%
% of Mortgage Loans with Springing Lockboxes:	44.7%
% of Mortgage Loans with In-Place, Hard Lockboxes:	6.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	78.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	30.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	78.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	45.7%

(1)	In the case of Loan Nos. 32, 63 and 64, with an anticipated repayment date, as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 4 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 50 and 51, Loan Nos. 56 and 57 and Loan Nos. 61 and 62, the three groups of two loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 4 and 17, the Cut-off Date LTV Ratio and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.
(4)	Excludes sixteen mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	18	18	$396,686,159	52.1%
Barclays	35	60	270,141,554	35.5
LCF	8	8	65,681,500	8.6
RCMC	3	3	29,275,000	3.8
Total:	64	89	$761,784,213	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	32 Avenue of the Americas	JPMCB	1	$125,000,000	16.4%	1,163,051	Office	1.88x	9.8%	55.2%	55.2%
2	DoubleTree Paradise Valley Resort Scottsdale	JPMCB	1	$47,965,373	6.3%	378	Hotel	1.66x	10.3%	69.9%	64.3%
3	Propst Promenade	Barclays	1	$39,000,000	5.1%	292,458	Retail	1.31x	8.7%	72.9%	67.0%
4	DoubleTree Anaheim - Orange County	JPMCB	1	$30,000,000	3.9%	461	Hotel	1.62x	9.9%	59.7%	48.3%
5	Sherwood Acres Apartments	JPMCB	1	$28,254,000	3.7%	604	Multifamily	2.48x	11.5%	69.8%	69.8%
6	ExchangeRight Net Leased Portfolio 10	Barclays	22	$24,420,000	3.2%	205,575	Retail	2.18x	10.2%	59.0%	59.0%
7	The Villas at Sienna Plantation	JPMCB	1	$19,740,000	2.6%	190	Multifamily	1.84x	8.5%	69.4%	69.4%
8	Willowbend Lake Apartments	JPMCB	1	$19,702,000	2.6%	360	Multifamily	2.49x	11.4%	67.4%	67.4%
9	New Center One Building	JPMCB	1	$18,954,693	2.5%	507,966	Office	1.60x	11.4%	67.5%	55.2%
10	Hutton Creek Apartments	LCF	1	$18,500,000	2.4%	258	Multifamily	1.32x	8.5%	74.6%	65.5%

	Top 3 Total/Weighted Average		3	$211,965,373	27.8%			1.73x	9.7%	61.8%	59.4%
	Top 5 Total/Weighted Average		5	$270,219,373	35.4%			1.79x	9.9%	62.4%	59.3%
	Top 10 Total/Weighted Average		31	$371,536,065	48.7%			1.82x	9.9%	63.7%	60.3%

(1)	In the case of Loan Nos. 1, 4 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan Nos. 2 and 4 the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	32 Avenue of the Americas	$125,000,000	$300,000,000	$425,000,000	JPMBB 2015-C33	Wells	Torchlight	JPMBB 2015-C33
4	DoubleTree Anaheim - Orange County	$30,000,000	$20,000,000	$50,000,000	JPMBB 2015-C33	Wells	Torchlight	JPMBB 2015-C33
9	New Center One Building	$18,954,693	$18,954,693	$37,909,385	JPMBB 2015-C32	Wells	LNR	JPMBB 2015-C32

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
3	Propst Promenade	$39,000,000	$4,000,000	$43,000,000	1.31x	1.11x	72.9%	80.4%	8.7%	80.4%
(1)	In the case of Loan No. 3, subordinate debt represents mezzanine debt in the amount of $4,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Multifamily	Garden	32	$261,587,526	34.3%	94.9%	1.89x	9.9%	67.7%	62.7%
	Student	2	13,192,945	1.7	100.0%	1.38x	8.7%	75.4%	63.0%
	Subtotal:	34	$274,780,471	36.1%	95.2%	1.87x	9.8%	68.1%	62.7%

Hotel	Full Service	3	$90,433,747	11.9%	74.1%	1.66x	10.2%	66.4%	57.8%
	Limited Service	5	40,700,000	5.3	85.5%	1.72x	11.0%	64.3%	50.9%
	Extended Stay	2	18,589,961	2.4	66.8%	1.76x	11.3%	64.4%	52.8%
	Subtotal:	10	$149,723,708	19.7%	76.3%	1.69x	10.6%	65.6%	55.3%

Office	Data Center	1	$125,000,000	16.4%	99.6%	1.88x	9.8%	55.2%	55.2%
	CBD	1	18,954,693	2.5	77.1%	1.60x	11.4%	67.5%	55.2%
	Subtotal:	2	$143,954,693	18.9%	96.6%	1.84x	10.0%	56.8%	55.2%

Retail	Anchored	3	$71,850,000	9.4%	97.9%	1.42x	9.6%	72.7%	65.4%
	Freestanding	26	36,548,376	4.8	100.0%	2.02x	10.0%	62.6%	62.0%
	Shadow Anchored	4	21,789,576	2.9	91.7%	1.38x	9.5%	66.3%	55.3%
	Unanchored	3	9,267,854	1.2	100.0%	1.28x	8.7%	74.0%	62.2%
	Subtotal:	36	$139,455,806	18.3%	97.6%	1.56x	9.6%	69.1%	62.7%

Self Storage	Self Storage	4	$22,134,093	2.9%	90.2%	1.38x	8.8%	65.4%	54.8%

Mixed Use	Multifamily/Retail/Office	1	$15,731,667	2.1%	96.7%	1.32x	8.6%	74.9%	60.9%
	Retail/Office	1	4,253,775	0.6	96.3%	1.44x	10.9%	74.6%	55.6%
	Subtotal:	2	$19,985,442	2.6%	96.6%	1.35x	9.1%	74.8%	59.8%

Manufactured Housing	Manufactured Housing	1	$11,750,000	1.5%	96.4%	1.85x	8.5%	69.1%	69.1%

Total / Weighted Average:		89	$761,784,213	100.0%	92.1%	1.74x	9.9%	65.8%	59.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 4 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 50 and 51, Loan Nos. 56 and 57 and Loan Nos. 61 and 62, the three groups of two loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 4 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.
(4)	In the case of Loan Nos. 32, 63 and 64, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
New York	1	$125,000,000	16.4%	99.6%	1.88x	9.8%	55.2%	55.2%
California	22	111,461,632	14.6	90.9%	1.41x	9.1%	63.2%	51.9%
Louisiana	12	86,274,093	11.3	92.1%	2.31x	11.1%	67.2%	65.2%
Arizona	4	82,055,334	10.8	75.4%	1.61x	10.2%	69.5%	61.9%
Florida	8	71,809,582	9.4	94.6%	1.69x	9.5%	68.0%	59.2%
Texas	5	51,608,000	6.8	96.2%	1.80x	9.3%	68.7%	65.5%
Alabama	2	45,964,000	6.0	98.7%	1.47x	9.0%	71.7%	66.7%
Michigan	2	37,204,693	4.9	87.5%	1.59x	10.7%	69.0%	58.3%
Kansas	1	17,813,000	2.3	97.0%	2.14x	9.9%	68.2%	68.2%
Massachusetts	2	17,443,375	2.3	76.3%	1.60x	9.9%	70.3%	58.0%
New Mexico	1	17,350,000	2.3	98.2%	1.80x	12.4%	70.5%	61.7%
Georgia	3	15,736,325	2.1	92.3%	1.44x	9.1%	73.0%	60.9%
Indiana	6	14,292,735	1.9	96.3%	1.33x	9.6%	74.4%	59.3%
Colorado	1	11,750,000	1.5	96.4%	1.85x	8.5%	69.1%	69.1%
North Carolina	4	10,880,000	1.4	82.1%	1.87x	12.1%	62.8%	49.3%
New Jersey	1	10,000,000	1.3	76.6%	2.07x	12.7%	60.6%	49.2%
Oklahoma	1	8,750,000	1.1	100.0%	1.75x	9.6%	70.0%	70.0%
Illinois	3	7,624,445	1.0	100.0%	1.40x	8.4%	73.6%	62.2%
Ohio	1	7,200,000	0.9	100.0%	1.46x	9.2%	75.0%	64.3%
Tennessee	3	3,182,000	0.4	100.0%	2.18x	10.2%	59.0%	59.0%
South Carolina	2	3,100,000	0.4	100.0%	2.18x	10.2%	59.0%	59.0%
Wisconsin	3	2,660,000	0.3	100.0%	2.18x	10.2%	59.0%	59.0%
Utah	1	2,625,000	0.3	100.0%	2.18x	10.2%	59.0%	59.0%
Total / Weighted Average:	89	$761,784,213	100.0%	92.1%	1.74x	9.9%	65.8%	59.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 4 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 50 and 51, Loan Nos. 56 and 57 and Loan Nos. 61 and 62, the three groups of two loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 4 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.
(4)	In the case of Loan Nos. 32, 63 and 64, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$564,348	-	$9,999,999	38	$169,750,439	22.3%	4.71273%	119	1.60x	9.8%	65.7%	56.1%
$10,000,000	-	$19,999,999	20	297,394,401	39.0	4.54181%	119	1.75x	9.9%	69.4%	62.1%
$20,000,000	-	$24,999,999	1	24,420,000	3.2	4.37900%	118	2.18x	10.2%	59.0%	59.0%
$25,000,000	-	$49,999,999	4	145,219,373	19.1	4.62072%	100	1.72x	10.0%	68.6%	62.8%
$50,000,000	-	$125,000,000	1	125,000,000	16.4	4.83200%	120	1.88x	9.8%	55.2%	55.2%
Total / Weighted Average:			64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
4.31500%	-	4.40000%	9	$138,712,000	18.2%	4.34971%	120	2.36x	10.9%	66.2%	66.2%
4.40001%	-	4.60000%	14	169,703,328	22.3	4.51705%	119	1.71x	9.9%	66.0%	57.8%
4.60001%	-	4.80000%	31	272,668,118	35.8	4.69403%	109	1.42x	9.3%	70.0%	60.2%
4.80001%	-	5.00000%	5	162,619,267	21.3	4.85190%	120	1.80x	9.9%	57.9%	55.1%
5.00001%	-	5.33000%	5	18,081,500	2.4	5.18827%	120	1.76x	11.0%	67.2%	59.0%
Total / Weighted Average:			64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	1	$47,965,373	6.3%	4.70600%	59	1.66x	10.3%	69.9%	64.3%
120	63	713,818,840	93.7	4.63272%	119	1.75x	9.9%	65.5%	59.3%
Total / Weighted Average:	64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
59	-	60	1	$47,965,373	6.3%	4.70600%	59	1.66x	10.3%	69.9%	64.3%
61	-	120	63	713,818,840	93.7	4.63272%	119	1.75x	9.9%	65.5%	59.3%
Total / Weighted Average:			64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%
(1)	In the case of Loan Nos. 32, 63 and 64, which have an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 4 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 50 and 51, Loan Nos. 56 and 57 and Loan Nos. 61 and 62, the three groups of two loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 4 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	16	$317,013,500	41.6%	4.58624%	120	2.10x	10.2%	62.0%	62.0%
240	1	3,200,000	0.4	5.05000%	120	1.69x	13.4%	60.4%	38.1%
300	2	8,753,775	1.1	4.91228%	119	1.62x	11.8%	70.8%	52.9%
360	45	432,816,937	56.8	4.66615%	113	1.49x	9.6%	68.4%	58.2%
Total / Weighted Average:	64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			16	$317,013,500	41.6%	4.58624%	120	2.10x	10.2%	62.0%	62.0%
1	-	240	1	3,200,000	0.4	5.05000%	120	1.69x	13.4%	60.4%	38.1%
241	-	299	1	4,253,775	0.6	4.77400%	117	1.44x	10.9%	74.6%	55.6%
300	-	360	46	437,316,937	57.4	4.67003%	113	1.49x	9.6%	68.4%	58.1%
Total / Weighted Average:			64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Balloon	39	$306,695,713	40.3%	4.68443%	110	1.52x	9.8%	66.9%	55.4%
Interest Only	13	306,632,000	40.3	4.56228%	120	2.11x	10.2%	61.8%	61.8%
IO-Balloon	9	138,075,000	18.1	4.65007%	120	1.42x	9.3%	71.8%	63.7%
ARD-Interest Only	3	10,381,500	1.4	5.29385%	120	1.76x	9.6%	69.2%	69.2%
Total / Weighted Average:	64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.27x	-	1.35x	20	$181,282,957	23.8%	4.69138%	119	1.30x	8.5%	71.0%	60.7%
1.36x	-	1.45x	10	42,660,204	5.6	4.70120%	119	1.40x	9.5%	65.9%	53.8%
1.46x	-	1.55x	5	21,477,697	2.8	4.63279%	120	1.48x	9.3%	65.3%	54.2%
1.56x	-	1.65x	5	85,276,146	11.2	4.60019%	119	1.60x	10.2%	65.8%	54.4%
1.66x	-	1.80x	8	112,823,708	14.8	4.75592%	94	1.72x	10.9%	68.6%	60.2%
1.81x	-	2.00x	5	158,121,500	20.8	4.76054%	120	1.87x	9.5%	58.1%	58.1%
2.01x	-	2.62x	11	160,142,000	21.0	4.37435%	119	2.34x	11.1%	65.4%	64.7%
Total / Weighted Average:			64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%
(1)	In the case of Loan Nos. 32, 63 and 64, which have an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 4 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 50 and 51, Loan Nos. 56 and 57 and Loan Nos. 61 and 62, the three groups of two loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 4 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
46.3%	-	59.9%	14	$210,364,278	27.6%	4.69325%	120	1.89x	10.0%	56.6%	54.3%
60.0%	-	64.9%	13	82,507,508	10.8	4.67665%	119	1.60x	10.0%	62.6%	51.9%
65.0%	-	69.9%	19	264,619,744	34.7	4.55467%	109	1.89x	10.2%	68.3%	63.0%
70.0%	-	75.9%	18	204,292,684	26.8	4.67097%	119	1.46x	9.3%	73.1%	63.9%
Total / Weighted Average:			64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
37.7%	-	44.9%	4	$6,880,749	0.9%	4.83335%	119	1.53x	11.1%	55.0%	39.6%
45.0%	-	49.9%	11	61,295,354	8.0	4.58786%	120	1.60x	10.0%	59.6%	48.3%
50.0%	-	54.9%	10	76,308,205	10.0	4.76350%	119	1.47x	9.6%	64.6%	52.5%
55.0%	-	59.9%	12	240,954,602	31.6	4.70298%	119	1.85x	10.1%	59.8%	56.0%
60.0%	-	64.9%	13	160,045,802	21.0	4.62770%	101	1.56x	9.9%	71.9%	62.5%
65.0%	-	70.0%	14	216,299,500	28.4	4.53462%	120	1.91x	9.8%	70.4%	67.9%
Total / Weighted Average:			64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	46	$379,857,912	49.9%	4.63372%	119	1.56x	9.6%	67.6%	58.3%
Yield Maintenance	15	371,544,801	48.8	4.62269%	112	1.93x	10.2%	63.8%	60.7%
Defeasance or Yield Maintenance	3	10,381,500	1.4	5.29385%	120	1.76x	9.6%	69.2%	69.2%
Total / Weighted Average:	64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	47	$567,864,659	74.5%	4.63729%	114	1.78x	10.1%	64.7%	58.3%
Acquisition	14	180,285,460	23.7	4.64032%	119	1.67x	9.5%	69.1%	64.4%
Recapitalization	3	13,634,093	1.8	4.60000%	119	1.44x	9.0%	65.4%	53.1%
Total / Weighted Average:	64	$761,784,213	100.0%	4.63734%	116	1.74x	9.9%	65.8%	59.6%
(1)	In the case of Loan Nos. 32, 63 and 64, which have an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 4 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 50 and 51, Loan Nos. 56 and 57 and Loan Nos. 61 and 62, the three groups of two loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 4 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	32 Avenue of the Americas	New York, NY	Office	BSCMS 2007-PW16, BSCMS 2007-PW17
2	DoubleTree Paradise Valley Resort Scottsdale	Scottsdale, AZ	Hotel	WBCMT 2006-C25
3	Propst Promenade	Alabaster, AL	Retail	MLMT 2007-C1, LBUBS 2007-C6
5	Sherwood Acres Apartments	Baton Rouge, LA	Multifamily	WBCMT 2005-C22
8	Willowbend Lake Apartments	Baton Rouge, LA	Multifamily	WBCMT 2005-C22
9	New Center One Building	Detroit, MI	Office	JPMCC 2005-LDP3
11	Polo Club at Farmington Hills	Farmington Hills, MI	Multifamily	CSFB 2005-C5
12	Aspen Lodge Apartments	Overland Park, KS	Multifamily	WBCMT 2006-C24
14	Town Center II	Orlando, FL	Mixed Use	CSMC 2006-C5
15	Los Altos Ranch Market Center	Glendale, AZ	Retail	CSMC 2006-C1
16	Fullerton Court	Buena Park, CA	Multifamily	JPMCC 2005-LDP3
17	Holiday Inn Express Ft Lauderdale Air/Cruise Port	Fort Lauderdale, FL	Hotel	CSMC 2006-C4
18	Forestwood Apartments	Baton Rouge, LA	Multifamily	WBCMT 2005-C22
21	Canyon Ridge	Colorado Springs, CO	Manufactured Housing	CSMC 2007-C5
23	Buena Vista I Apartments	Seminole, FL	Multifamily	WBCMT 2006-C23
25.02	Jefferson Plaza	Fort Wayne, IN	Retail	CD 2007-CD4
26	Holiday Inn Express & Suites Meadowlands	Carlstadt, NJ	Hotel	MLMT 2005-LC1
27	Buena Vista II Apartments	Seminole, FL	Multifamily	WBCMT 2005-C22
29	Homewood Suites - Phoenix Airport	Phoenix, AZ	Hotel	S2H 2012-LV1
30	Cherry Hills Plaza	Menifee, CA	Retail	MLMT 2005-CIP1
31	Crossroads Center	Santa Clarita, CA	Retail	CSFB 2005-C6
36	Breckenridge Apartments	Vestavia, AL	Multifamily	WBCMT 2005-C22
38	River Oaks Apartments	Shreveport, LA	Multifamily	BACM 2006-2
39	Sun Terrace	Panorama City, CA	Multifamily	WBCMT 2005-C21
40	Omni 2 Covington	Covington, LA	Self Storage	GSMS 2006-GG6
42	View Pointe	Los Angeles, CA	Multifamily	WBCMT 2005-C21
43	Wingate Inn - Durham	Durham, NC	Hotel	BSCMS 2007-PW18
44	Omni 3 Hammond	Hammond, LA	Self Storage	GSMS 2006-GG6
45	Echelon Building	Indianapolis, IN	Mixed Use	BACM 2007-2
46	Omni 1 Mandeville	Mandeville, LA	Self Storage	GSMS 2006-GG6
47	Hesperia Regency	Hesperia, CA	Multifamily	JPMCC 2005-LDP3
48	Evergreen Apartments	Los Angeles, CA	Multifamily	WBCMT 2005-C21
50	Highland Meadows (Fayette)	Los Angeles, CA	Multifamily	WBCMT 2005-C21
51	South View (Broadway)	Los Angeles, CA	Multifamily	WBCMT 2005-C21
52	Villa De La Rosa	Highland, CA	Multifamily	WBCMT 2005-C21
53	The Park	Reseda, CA	Multifamily	JPMCC 2005-LDP3
54	Casa Laurel	North Hollywood, CA	Multifamily	JPMCC 2005-LDP3
55	White Sands	Desert Hot Springs, CA	Multifamily	WBCMT 2005-C21
56	Sunridge	Palmdale, CA	Multifamily	WBCMT 2005-C21
57	Highland Springs (Lincoln)	Los Angeles, CA	Multifamily	WBCMT 2005-C21
58	Sun Pointe	North Hills, CA	Multifamily	JPMCC 2005-LDP3
59	Randall Townhomes	Fontana, CA	Multifamily	JPMCC 2005-LDP3
60	Leeward	Los Angeles, CA	Multifamily	JPMCC 2005-LDP3
61	York Pointe	Hawthorne, CA	Multifamily	WBCMT 2005-C21
62	Village Square II	San Bernardino, CA	Multifamily	WBCMT 2005-C21

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
2	DoubleTree Paradise Valley Resort Scottsdale	Scottsdale, AZ	$47,965,373	6.3%	$44,092,698	100%	60	59	1.66x	10.3%	69.9%	64.3%
Total / Weighted Average:			$47,965,373	6.3%	$44,092,698	100%	60	59	1.66x	10.3%	69.9%	64.3%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-2 Certificate Balance.

(3)	The Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R and Class Z Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R and Class Z Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A SB Certificates until the Certificate Balance of the Class A SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A 1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A 2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A 1, Class A 2, Class A-3, Class A-4 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Structural Overview

Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date).

The Class X A, Class X B, Class X-C and Class X D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X A Certificates’ notional amount (the Certificate Balances of the Class A 1, Class A 2, Class A-3 Class A-4, Class A-SB and Class A S Certificates), the notional amount of the Class X B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X B Certificates’ notional amount (the Certificate Balance of the Class B Certificates), the notional amount of the Class X C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X C Certificates’ notional amount (the Certificate Balance of the Class C Certificates) and the notional amount of the Class X D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X D Certificates’ notional amount (the Certificate Balance of the Class D Certificates).

■	Yield Maintenance / Fixed Penalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A 1, Class A 2, Class A-3, Class A-4, Class A-SB, Class X A and Class A S Certificates, on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (“YM Group B”), (c) the Class C and Class X-C Certificates (“YM Group C”) and (d) the Class D and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)

				Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class E, Class F, Class G, Class NR, Class Z or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

■	Realized Losses:

Realized losses on the mortgage loans will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A 1, Class A 2, Class A-3, Class A-4, and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X A, Class X B, Class X-C and Class X D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X A, Class X B, Class X-C and Class X D Certificates, respectively.

Realized losses on each whole loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Structural Overview

■	Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the New Center One Building mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■	Whole Loans:

Three mortgage loans are each evidenced by one note and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “32 Avenue of the Americas Whole Loan”, the “DoubleTree Anaheim - Orange County Whole Loan” and the “New Center One Building Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). The 32 Avenue of the Americas Pari Passu Companion Loans and the DoubleTree Anaheim -

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Structural Overview

Orange County Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

The 32 Avenue of the Americas Whole Loan and the DoubleTree Anaheim - Orange County Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2015-C33 transaction (the “Pooling and Servicing Agreement”).

The New Center One Building Whole Loan is being serviced pursuant to the JPMBB 2015-C32 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The New Center One Building Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:

The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property (excluding the New Center One Loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any serviced secured Whole Loan, the trust and the holders of the related Pari Passu Companion Loans, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loans), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan must also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future), the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Structural Overview

purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Pari Passu Companion Loans, as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the New Center One Building Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2015-C33 Trust and the related Pari Passu Companion Loan, as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F, G and NR.

■	Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the 32 Avenue of the Americas Whole Loan and the DoubleTree Anaheim - Orange County Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to the New Center One Building mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

■	Directing Certificateholder:	Torchlight Investors, LLC is expected to be appointed the initial directing certificateholder.

■	Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reductions.

■	Control Event:

A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date but prior to any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:

A “Consultation Termination Event” will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:

The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the New Center One Building Whole Loan. However, Pentalpha Surveillance LLC is the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2015-C32 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the New Center One Building Whole Loan that are substantially similar to those of the Senior Trust Advisor under the Pooling and Servicing Agreement.

The Senior Trust Advisor will be responsible for:

		•	after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

		•	after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

		•	prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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		•	after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:

The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

If the Special Servicer is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

the controlling class representative on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the Special Servicer will be required to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the 32 Avenue of the Americas Whole Loan and the DoubleTree Anaheim – Orange County Whole Loan, the holder(s) of the related Pari Passu Companion Loan(s), under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the New Center One Building Whole Loan, the JPMBB 2015-C32 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:	The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan o on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the New Center One Building Whole Loan under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		■	special notices
		■	summaries of asset status reports
		■	appraisals in connection with Appraisal Reductions plus any second appraisals
		■	ordered
		■	an “Investor Q&A Forum”
		■	a voluntary investor registry
		■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

32 Avenue of the Americas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$125,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$125,000,000	Property Type - Subtype:	Office – Data Center
% of Pool by IPB:	16.4%	Net Rentable Area (SF):	1,163,051
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	32 Sixth Avenue Company LLC	Year Built / Renovated:	1932 / 2002
Sponsor:	Rudin Management Co. Inc.	Occupancy:	99.6%
Interest Rate:	4.83200%	Occupancy Date:	8/12/2015
Note Date:	10/5/2015	Number of Tenants:	32
Maturity Date:	11/1/2025	2012 NOI(2):	$38,188,911
Interest-only Period:	120 months	2013 NOI(2):	$42,424,058
Original Term:	120 months	2014 NOI:	$39,628,360
Original Amortization:	None	TTM NOI (as of 6/2015):	$40,604,965
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(90),O(5)	UW Revenues:	$64,113,840
Lockbox:	CMA	UW Expenses:	$22,373,187
Additional Debt:	Yes	UW NOI:	$41,740,653
Additional Debt Balance:	$300,000,000	UW NCF:	$39,233,948
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$770,000,000 / $662
		Appraisal Date:	8/4/2015

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$365
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$365
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.88x
Other:	$5,705,123	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$425,000,000	100.0%	Payoff Existing Debt	$371,570,253	87.4%
			Return of Equity	44,337,521	10.4
			Upfront Reserves	5,705,123	1.3
			Closing Costs	3,387,104	0.8
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%
(1)	The 32 Avenue of the Americas loan is part of a loan evidenced by five pari passu notes with an aggregate original principal balance of $425.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $425.0 million 32 Avenue of the Americas Whole Loan.
(2)	The increase in 2013 NOI from 2012 NOI is primarily driven by contractual rent increases and a one-time lease termination fee for a portion of the space leased by MCI Communications Services, Inc. (“MCI”) of approximately $3.5 million.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 32 Avenue of the Americas loan is secured by a first mortgage lien on a 28-story, 1,163,051 square foot office building located in New York, New York. The whole loan was co-originated by JPMCB and German American Capital Corporation and has an outstanding principal balance as of the Cut-off Date of $425.0 million (the “32 Avenue of the Americas Whole Loan”), and is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 (other than Note A-1, the “Companion Notes”). Note A-1, Note A-2 and Note A-3 are held by JPMCB. Note A-4 and Note A-5 are held by German American Capital Corporation. Note A-1, with an outstanding principal balance as of the Cut-off Date of $125.0 million, is being contributed to the JPMBB 2015-C33 Trust. The Companion Notes have an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million and are expected to be contributed to future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) is the JPMBB 2015-C33 Trust. The JPMBB 2015-C33 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, by the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 32 Avenue of the Americas Whole Loan; however, the holder of the Companion Notes will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

32 Avenue of the Americas

The 32 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the BSCMS 2007-PW16 and BSCMS 2007-PW17 transactions.

The Borrower. The borrowing entity for the 32 Avenue of the Americas loan is 32 Sixth Avenue Company LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Rudin Management Co. Inc. (“Rudin”). Rudin owns and manages more than 33 assets in Manhattan with an aggregate of approximately 13.9 million square feet comprised of approximately 10.2 million square feet of office space and approximately 3.7 million square feet of residential space. Other office properties owned by Rudin include 3 Times Square, 345 Park Avenue, 355 Lexington Avenue, 415 Madison Avenue, 40 East 52nd Street, 560 Lexington Avenue, 845 Third Avenue, 1675 Broadway and 641 Lexington Avenue in midtown Manhattan and 80 Pine Street, 55 Broad Street, One Whitehall Street, One Battery Park Plaza and 110 Wall Street in downtown Manhattan. So long as the property continues to be wholly owned and controlled by principals of Rudin, there is no separate nonrecourse carve-out guarantor for the 32 Avenue of the Americas Whole Loan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. The 32 Avenue of the Americas property is a 28-story building with 1,163,051 square feet of Class A office and data center/telecommunications space located on a 1.06-acre parcel in the Tribeca neighborhood of Manhattan, New York. Approximately 50.8% and 49.0% of the occupied net rentable area is comprised of office and data center/telecommunications space, respectively. The remaining 0.2% is comprised of street-level retail space. The property was constructed in 1932 and was formerly known as the AT&T Long Lines Building. In 1956, the first transatlantic telephone call via cable was switched through the property, which connected Europe to the North American long distance network. In 1991, the Landmarks Preservation Commission designated the property as a historic landmark. Following Rudin’s acquisition of the property from AT&T in 1999, the property underwent an approximately $100.0 million ($86 per square foot) renovation, which included the installation of new mechanical and communications infrastructure and two 150-foot tall communications masts, which provide broadband wireless connectivity across Manhattan, as well as a redesigned interior by architecture firm FXFOWLE. According to the appraisal, the property is now one of the premier carrier hotels in the United States. Carrier hotels, which have evolved in response to the increased volume of digital information in today’s economy, provide secure, physical space for telecommunications companies to house their hardware and equipment and connect with one another’s servers. Other Manhattan-based carrier hotels include 60 Hudson Street and 111 8th Avenue, the latter of which was purchased by Google in 2010 and serves as Google’s New York headquarters.

The property is located at the convergence of multiple local, national and international fiber optic cables along one of Manhattan’s major fiber optic corridors. Additionally, the property has 15-foot ceilings, heavy floor loads, expansive electrical capacity and direct connectivity to the nearby fiber optic network, which allow it to serve the technology and telecommunications needs of its tenants. The property is also equipped with three utility feeds, as well as backup generators, to provide redundant capacity. The property also includes a 27,328 square foot “Meet-Me-Room” (the “HUB”), which allows tenants to physically connect to one another directly within the property and exchange data with minimal fees and latency and greater efficiency. In addition to providing colocation, the HUB provides connectivity to key hubs in other cities via the local fiber optic cables. In 2013, Rudin entered into an exclusive partnership with TelX – New York 6th Ave. LLC, an affiliate of The TelX Group, Inc. (“TelX”), to manage and operate the HUB. TelX reports that its operations at the property provide access to over 400 telecommunications companies. The 20-year lease agreement requires TelX to pay base contractual rent with 2% annual rent steps and 15% of annual HUB net cash flow. Excluding this HUB rent, the base rent for TelX is approximately $58.36 per square foot for its directly leased space.

Since 2007, physical occupancy at the property has averaged approximately 97.3% and has not fallen below 93.1%. As of August 12, 2015, the property was 99.6% occupied by 32 tenants. The largest tenant at the property, AMFM Operating, Inc. (“AMFM”), leases 14.6% of the net rentable area through September 2022 with one five-year extension option remaining and no termination options and has occupied the space since January 2007. Additionally, AMFM subleases 0.1% of the net rentable area from BCE Nexxia Corporation through April 2016. AMFM owns and operates radio stations throughout the United States and sells national spot advertising for clients in the radio and television industries. Since March of 2004, AMFM has operated as a subsidiary of iHeartMedia, Inc. (“iHeart”). iHeart is a leading media company that delivers music, news, talk, sports and other content across multiple platforms. iHeart is the largest owner of radio stations in the United States with over 850 full-power AM and FM radio stations. The second largest tenant, Dentsu Holdings USA, Inc. (“Dentsu”), which is headquartered at the property, directly leases 14.5% of the net rentable area across multiple leases with various expiration dates (with the largest space expiring in September 2021) with no renewal or termination options and has occupied the space since January 2011. Additionally, Dentsu subleases 3.8% of the net rentable area from CenturyLink Communications, LLC (“CenturyLink”). Dentsu has signed a sublease for an additional 5.5% of the net rentable area from Cambridge University Press (“Cambridge”), which will commence on January 1, 2016. Dentsu is a subsidiary of Dentsu Inc., an international advertising and public relations company based in Japan. Dentsu Inc. is the largest Japanese advertising company based on net sales. The third largest tenant, CenturyLink, leases 14.2% of the net rentable area through August 2020 with one five-year extension option and no termination options and has occupied the space since March 2000. CenturyLink is a subsidiary of CenturyLink Corporate (NYSE: CTL), a communications, hosting, cloud and IT services company with over 55 data centers across North America, Europe and Asia. The company is the third largest telecommunications company in terms of lines served behind AT&T and Verizon.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

32 Avenue of the Americas

The fourth largest tenant, TelX, leases 6.8% of the net rentable area through July 2033 with one five-year extension option and no termination options and has occupied the space since August 2013. Additionally, TelX subleases 5.2% of the net rentable area from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.

Approximately $1.6 million of the free rent reserve established by the borrower at origination is for free rent under the TelX lease from May 2016 through October 2016. TelX operates interconnection and colocation data centers in the United States, allowing customers to physically connect to one another and exchange data with minimal fees and latency and greater efficiency. Additionally, TelX provides space, power, cooling and security services for client server, storage and networking equipment. TelX was acquired by Digital Realty Trust Inc. (“Digital Realty”) (NYSE: DLR) on October 12, 2015. Digital Realty is a leading data center operator and developer. The fifth largest tenant, Cambridge, leases 5.5% of the net rentable area through January 2022 and has occupied the space since January 2006. Cambridge produces academic and professional teaching and education products including academic journals, textbooks and educational software. This space will be entirely subleased by Dentsu as of January 1, 2016 at a rent of $53.00 per square foot. Additionally, the borrower will receive 50.0% of the sublease profit realized at this space, which is estimated to be between $226,000 and $235,000 after the free rent period. This additional income was not underwritten.

Access to the 32 Avenue of the Americas property is provided by an in-building subway entrance to the A, C and E lines, which provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. The property is also within several blocks of the 1, 6, N, R, J and Z subway lines. Additionally, the property is located one block from the entrance of the Holland Tunnel, which provides access to New Jersey and New York’s outer boroughs with close proximity to the West Side Highway.

According to the appraisal, the property is located in the City Hall office submarket. As of the second quarter of 2015, the submarket consisted of eight Class A office buildings totaling approximately 6.6 million square feet with an overall vacancy rate of 1.8%. The larger Downtown New York market consisted of 49 Class A office buildings totaling approximately 52.8 million square feet with an overall vacancy rate of 12.7%. Average rents were $55.20 per square foot and $58.25 per square foot for the City Hall office submarket and Downtown market, respectively. The appraisal identified six directly comparable office properties built between 1907 and 1989 ranging in size from 302,000 to 1,600,000 square feet. The comparable office properties reported occupancies ranging from 83.8% to 100.0% with a weighted average of approximately 95.1%. Asking rents for the comparable office properties range from $37.00 to $79.00 per square foot. The appraisal concluded a market rent of $50.00 per square foot for the lower floor office spaces (floors 16 and below) and $56.00 per square foot for the upper floor office space (floors 17 and above). The average in-place rent for the office and data center/telecommunications tenants at the property is $47.09 per square foot, which is below the appraisal’s concluded rent.

Historical and Current Occupancy(1)
2010	2011	2012	2013	2014	Current(2)
94.7%	98.0%	98.8%	98.8%	99.2%	99.6%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 12, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

32 Avenue of the Americas

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
AMFM Operating, Inc.(3)(4)	NA / NA / NA	169,304	14.6%	$40.07	11.3%	9/30/2022
Dentsu Holdings USA, Inc. (4)(5)(6)	NA / NA / NA	168,891	14.5%	$39.23	11.0%	Various(6)
CenturyLink Communications, LLC(4)(5)	Ba2 / BB / BB+	165,034	14.2%	$53.97	14.8%	8/31/2020
TelX(7)(8)(9)	Baa2 / BBB / BBB	79,243	6.8%	$134.80	17.8%	7/31/2033
Cambridge University Press(5)	Aaa / NA / NA	64,256	5.5%	$36.16	3.9%	1/31/2022
Tata Communications(7)	NA / NA / NA	60,759	5.2%	$70.76	7.2%	7/31/2033
MCI Communications Services, Inc.	Baa1 / BBB+ / A-	58,775	5.1%	$55.25	5.4%	9/30/2025
CoreSite	NA / NA / NA	49,303	4.2%	$64.32	5.3%	4/30/2023
XO Communications Services, Inc.	NA / NA / NA	48,993	4.2%	$36.00	2.9%	3/31/2027
Bartle Bogle Hegarty LLC	NA / NA / NA	43,030	3.7%	$34.05	2.4%	11/30/2021

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	AMFM occupies 8,356 square feet of additional space (0.1% of the property’s net rentable area) under a sublease from BCE Nexxia Corporation. The expiration date with respect to this space is April 28, 2016.
(4)	With respect to the directly leased spaces, AMFM pays an annual rent of $6,783,869 and has one five-year renewal and no termination options remaining, Dentsu pays an annual rent of $6,347,514 and has no renewal or termination options remaining and CenturyLink pays an annual rent of $8,250,912 and has one five-year renewal and no termination options remaining.
(5)	Dentsu occupies 44,514 square feet of additional space (3.8% of the property’s net rentable area) under a sublease from CenturyLink. Additionally, Dentsu will occupy an additional 64,256 square feet (5.5% of the property’s net rentable area) under a sublease from Cambridge as of January 1, 2016 at a rent of $53.00 per square foot. This represents all of Cambridge’s space at the property.
(6)	Dentsu directly leases multiple spaces under several leases with different expiration dates. The expiration date with respect to the 99,184 square foot space (8.5% of the property’s net rentable area) is September 30, 2021, the expiration date with respect to the 36,845 square foot space is August 31, 2025 and the expiration date with respect to the 32,862 square foot space (2.8% of the property’s net rentable area) is December 31, 2023. The lease expiration with respect to its largest space is September 2021.
(7)	TelX occupies three additional spaces totaling 60,759 square feet (5.2% of the property’s net rentable area) under a sublease from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.
(8)	TelX Base Rent PSF includes base rent per square foot of $256.88 for the 27,328 square foot HUB (2.3% of the property’s net rentable area). Excluding this space, the Base Rent PSF is equal to $70.66 for the remaining 112,674 square feet, which includes subleased space.
(9)	TelX was acquired by Digital Realty Trust Inc. (NYSE: DLR) on October 12, 2015.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,424	0.4%	NAP	NAP	4,424	0.4%	NAP	NAP
2015 & MTM	3	1,940	0.2	$54,097	0.1%	6,364	0.5%	$54,097	0.1%
2016	3	18,324	1.6	588,279	1.0	24,688	2.1%	$642,376	1.1%
2017	3	16,695	1.4	553,931	0.9	41,383	3.6%	$1,196,307	2.0%
2018	1	42,182	3.6	1,813,159	3.0	83,565	7.2%	$3,009,466	5.0%
2019	1	13,589	1.2	449,431	0.7	97,154	8.4%	$3,458,897	5.8%
2020	3	168,534	14.5	9,038,355	15.1	265,688	22.8%	$12,497,252	20.8%
2021	3	151,254	13.0	4,997,510	8.3	416,942	35.8%	$17,494,762	29.2%
2022	6	313,378	26.9	12,293,648	20.5	730,320	62.8%	$29,788,410	49.6%
2023	3	114,719	9.9	6,299,919	10.5	845,039	72.7%	$36,088,329	60.1%
2024	0	0	0.0	0	0.0	845,039	72.7%	$36,088,329	60.1%
2025	4	129,017	11.1	7,169,925	11.9	974,056	83.8%	$43,258,254	72.1%
2026 & Beyond	2	188,995	16.2	16,745,523	27.9	1,163,051	100.0%	$60,003,778	100.0%
Total	32	1,163,051	100.0%	$60,003,778	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

32 Avenue of the Americas

	Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$49,968,339	$52,735,008	$53,123,968	$55,176,885	$60,003,778	$51.59	89.1%
Vacant Income	0	0	0	0	246,752	0.21	0.4
Gross Potential Rent	$49,968,339	$52,735,008	$53,123,968	$55,176,885	$60,250,530	$51.80	89.5%
Total Reimbursements(4)	6,484,754	7,218,925	7,601,119	6,879,442	7,076,221	6.08	10.5
Net Rental Income	$56,453,093	$59,953,933	$60,725,087	$62,056,327	$67,326,751	$57.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,366,338)	(2.89)	(5.0)
Other Income(5)	1,944,356	4,021,358	623,286	20,699	153,426	0.13	0.2
Effective Gross Income	$58,397,449	$63,975,291	$61,348,373	$62,077,026	$64,113,840	$55.13	95.2%

Total Expenses(4)	$20,208,538	$21,551,233	$21,720,013	$21,472,061	$22,373,187	$19.24	34.9%

Net Operating Income	$38,188,911	$42,424,058	$39,628,360	$40,604,965	$41,740,653	$35.89	65.1%

Total TI/LC, Capex/RR	0	0	0	0	2,506,704	2.16	3.9

Net Cash Flow	$38,188,911	$42,424,058	$39,628,360	$40,604,965	$39,233,948	$33.73	61.2%

Average Annual Rent PSF(6)	$43.48	$45.89	$46.04	$47.63	$51.79
(1)	TTM Column represents the trailing 12-month period ending June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Rents in Place from TTM to Underwritten is due to (i) rent averaging for six investment grade tenants accounting for approximately $3.1 million, including TelX, which accounts for approximately $2.3 million and (ii) other contractual rent increases of $1.3 million through August 2016.
(4)	The decrease in Total Reimbursements and Total Expenses from 2014 to TTM is due to the exclusion of HUB reimbursements of $972,570.
(5)	Other Income is comprised of sundry revenue, antenna revenue and, in the case of 2012, a one-time lease termination fee for RAI Italian Radio (“RAI”) of approximately $1.0 million and, in the case of 2013, a one-time lease termination fee of part of its space for MCI of approximately $3.5 million. RAI’s vacated space is currently occupied by Dentsu.
(6)	Average Annual Rent PSF is based on historical financial statements and leased square footage as of December 31 of each respective year. Underwritten Average Annual Rent PSF is based on Underwritten Rents in Place and current occupancy of 99.6% as of August 12, 2015.

Property Management. The 32 Avenue of the Americas property is managed by Rudin. The current management agreement commenced on July 17, 2001 and will automatically renew for successive one-year periods unless otherwise terminated by either party. The management agreement provides for a contractual management fee of $575,185 per annum, which may be adjusted from time to time as negotiated by the parties. The management fee has generally increased annually approximately 5.0% since 2005. The management fee for 2014 was approximately $940,157. The management fees related to the 32 Avenue of the Americas property are subordinate to the liens and interests of the 32 Avenue of the Americas loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $3.9 million for outstanding tenant improvements and leasing commissions related to 11 tenants and approximately $1.8 million for free rent reserves related to TelX (approximately $1.6 million) and Impact Digital (approximately $218,000).

Tax Escrows – The requirement for the borrower to make deposits to the tax escrow is waived so long as no Reserve Trigger Event has occurred and is continuing and the borrower pays taxes prior to their due date.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves – The requirement for the borrower to make deposits to the replacement reserve is waived so long as no Reserve Trigger Event has occurred and is continuing.

TI/LC Reserves – The requirement for the borrower to make deposits into the tenant improvement and leasing commission escrow is waived so long as no Reserve Trigger Event has occurred and is continuing.

A “Reserve Trigger Event” means the occurrence of (i) an event of default or (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.15x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

32 Avenue of the Americas

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) any bankruptcy action of the borrower or property manager or (ii) a Reserve Trigger Event.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing at a time during the period when the notice to the lender and the date the mezzanine loan is advanced, (ii) the combined loan-to-value ratio does not exceed 53.7%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.90x and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Paradise Valley Resort Scottsdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Paradise Valley Resort Scottsdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Paradise Valley Resort Scottsdale

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,020,000	Title:	Fee
Cut-off Date Principal Balance:	$47,965,373	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	6.3%	Net Rentable Area (Rooms):	378
Loan Purpose:	Refinance	Location:	Scottsdale, AZ
Borrower:	Procaccianti AZ, L.P.	Year Built / Renovated:	1984 / 2011
Sponsor:	CMS/Procaccianti	Occupancy / ADR / RevPAR:	72.4% / $143.70 / $104.01
	Hospitality Holdings III, L.P.	Occupancy / ADR / RevPAR Date:	7/31/2015
Interest Rate:	4.70600%	Number of Tenants(2):	1
Note Date:	9/11/2015	2012 NOI:	$3,632,691
Maturity Date:	10/1/2020	2013 NOI:	$3,971,540
Interest-only Period:	None	2014 NOI(3):	$4,631,344
Original Term:	60 months	TTM NOI (as of 7/2015)(3):	$5,433,531
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	70.0% / $141.99 / $99.39
Amortization Type:	Balloon	UW Revenues:	$20,721,701
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Expenses:	$15,761,709
Lockbox:	CMA	UW NOI:	$4,959,992
Additional Debt:	Yes	UW NCF:	$4,959,992
Additional Debt Balance(1):	$3,000,000	Appraised Value / Per Room(4):	$68,600,000 / $181,481
Additional Debt Type:	Unsecured	Appraisal Date:	7/7/2015

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$126,893
Taxes:	$76,885	$38,443	N/A	Maturity Date Loan / Room:	$116,647
Insurance:	$6,385	Springing	N/A	Cut-off Date LTV(4):	69.9%
FF&E Reserves(6):	$54,214	3% of Gross Revenues	N/A	Maturity Date LTV(4):	64.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.66x
Other:	$9,597,698	Springing	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,020,000	88.4%	Payoff Existing Debt	$43,775,818	80.6%
Sponsor Equity	6,276,818	11.6	Upfront Reserves	9,735,182	17.9%
			Closing Costs	785,819	1.5%
Total Sources	$54,296,818	100.0%	Total Uses	$54,296,818	100.0%
(1)	The Additional Debt Balance refers to the original balance of the unsecured debt provided by the franchisor to complete certain renovations. See “Additional Debt” below for additional details.
(2)	Represents Caremore Medical Enterprises, which occupies the Office Parcel through June 2021. For a full description of the Office Parcel please refer to “The Loan” below. UW Revenues, UW NOI and UW NCF do not include rent from the tenant under the office parcel.
(3)	The increase in TTM NOI from 2014 NOI is primarily due to an increase in ADR from $132.60 to $143.70.
(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as complete” hypothetical value, which assumes that the proposed renovations to the property have been completed. At origination, the borrower reserved $9,368,462 for renovations. The “as-is” value as of July 7, 2015 is $59.1 million, which results in a Cut-off Date LTV and Maturity Date LTV of 81.2% and 74.6%, respectively.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Monthly FF&E Reserves are in the amount of 3.0% of gross revenues for the first two years after origination and 4.0% of gross revenues thereafter.

The Loan. The DoubleTree Paradise Valley Resort Scottsdale loan has an outstanding principal balance as of the Cut-off Date of approximately $48.0 million and is secured by a first mortgage lien on the fee interest in a 378-room full service hotel located in Scottsdale, Arizona. The loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in 2005 as part of the CSFB 2005-C5 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Paradise Valley Resort Scottsdale

At origination, the DoubleTree Paradise Valley Resort Scottsdale loan collateral included an 11,001 square foot office building on an adjacent parcel (the “Office Parcel”) located at 5225 North Scottsdale Road. The building is 100% leased through June 30, 2021 to Caremore Medical Enterprises (“Caremore”), which pays $242,022 in contractual base rent with annual escalations. No revenue from the Office Parcel was included in underwritten revenues or underwritten net operating income. Additionally, the appraisal did not attribute any value to the Office Parcel. The borrower is permitted to release the Office Parcel as described in “Partial Release” below.

The Borrower. The borrowing entity for the loan is Procaccianti AZ, L.P., a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is CMS/Procaccianti Hospitality Holdings III, L.P., a joint venture between The Procaccianti Group (“Procaccianti”) and CMS Companies (“CMS”). Procaccianti serves as general partner for the loan sponsor. Founded in 1964, The Procaccianti Group is a second generation privately-held real estate investment and management company. Since 1964, The Procaccianti Group has owned or managed real estate assets with more than 50 million square feet with a value exceeding $5 billion. As of September 2015, The Procaccianti Group’s portfolio included 63 hotel properties located in 25 different states totaling 17,554 rooms. CMS provides investment advisory and wealth management services. CMS was founded in 1969 and is headquartered in Wynnewood, Pennsylvania.

The DoubleTree Paradise Valley Resort Scottsdale was acquired by the loan sponsor in June 2005 for approximately $63.6 million. In March 2011, Och-Ziff entered into a preferred equity arrangement with the loan sponsor, which was paid off in connection with the origination of the loan. Since acquisition, the loan sponsor has invested over $10.1 million ($26,720 per room) in capital improvements, which includes approximately $5.1 million ($13,450 per room) spent since 2011 for major renovations to the guest rooms, general area, lobby, ballroom and conference rooms. At origination, approximately $9.4 million ($24,784 per room), which represents the full budgeted cost of renovations, was reserved. The renovations are elective and not related to a property improvement plan. The renovations are expected to include renovations to the guestrooms, lobby, food and beverage outlets, function spaces, guest corridors, computer systems and improvements to the site and building exterior. According to the loan sponsor, the work is expected to be completed during the lower occupancy months of June through September.

The Property. DoubleTree Paradise Valley Resort Scottsdale is a two-story, 378-room, full service hotel located in Scottsdale, Arizona. The property was originally developed in 1984 as a Loews Hotel. It was subsequently converted to a Wyndham Hotel and then converted to a DoubleTree by Hilton in 1995. The DoubleTree Paradise Valley Resort Scottsdale property features a restaurant, a lobby lounge, a grab-and-go counter and a poolside lounge. The restaurant, enFuego, provides seating capacity for 125 guests while the Loggia Lounge and the Cabana Bar offer seating capacities for 50 and 25 guests, respectively. The hotel contains 549 parking spaces which provides for a parking ratio of approximately 1.45 spaces per room. Additionally, the hotel offers 30,053 square feet of meeting space, which includes a 12,960 square foot conference room, an 8,640 square foot grand ballroom and eight smaller meeting rooms. Additional amenities at the property include three outdoor swimming pools with three outdoor whirlpools, a fitness center, business center, spa treatment room, children’s play area, tennis court, basketball court, putting green and gift shop.

The property has 378 rooms, including 136 king rooms, 230 double-queen rooms, 11 king executive suites and one presidential suite. All suites feature high-speed internet access, two-line telephones, in-room complimentary coffee/tea, microwave, mini-refrigerator, sleeper sofa and a 37-inch high definition television. Additionally, as part of the planned renovations, all guestrooms and suites are anticipated to be upgraded to a 42-inch high definition television. The presidential suite features a private and resident-style accommodation including a separate dining room area, kitchen and additional bedrooms.

The property is located in Scottsdale, Arizona, approximately 1.9 miles north of downtown Scottsdale. The hotel is approximately one mile south of the Borgata Shops, an Italian-style shopping village, and the Scottsdale Fashion Square, Arizona’s largest shopping mall in terms of square feet. Scottsdale Fashion Square has approximately 1.7 million square feet of retail space and features many brand names such as Prada, Nordstrom and Tiffany & Co. Additionally, a free shuttle is offered from the hotel to Old Town Scottsdale, a historic area of town with an old west atmosphere that features restaurants and souvenir shops. The city of Scottsdale is home to almost 200 golf courses including Troon North and AK-Chin Southern Dunes Golf Club, and some of these golf courses are located within 10 miles of the hotel. Also located nearby are tourist attractions like Camelback Mountain, situated approximately two miles west of the property. The hotel lies approximately seven miles away from Sun Devil Stadium, Arizona State University’s football stadium which seats 71,706 people and is undergoing a $256 million renovation expected to be completed by 2017. Additionally, the property is situated approximately eight miles from Arizona State University Tempe Campus and approximately 12 miles from the Phoenix Sky Harbor International Airport. GoDaddy, Taser and Fender Guitar have their corporate headquarters in Scottsdale. Additionally, Scottsdale attracts approximately 9.1 million visitors annually according to 2013 data. According to the appraisal, as of 2014, the estimated population within a three-mile and five-mile radius contained 72,651 and 172,273 people, respectively, with an estimated average household income of $76,929 and $73,964, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Paradise Valley Resort Scottsdale

The appraisal identified one hotel under construction and one proposed hotel as competitive with the DoubleTree Paradise Valley Resort Scottsdale. A 311-room Embassy Suites hotel is expected to open in January 2016 and a 175-room boutique hotel is projected to open in 2017. According to the appraisal, the Embassy Suites hotel, which historically operated as the Chaparral Suites Resort Scottsdale, is currently being converted and is expected to directly compete with the DoubleTree Paradise Valley Resort Scottsdale upon completion, while the boutique Mountain Shadows Resort hotel is projected to operate at a higher price point and therefore is considered a secondary competitor.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			DoubleTree Paradise Valley Resort Scottsdale(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	63.2%	$134.07	$84.78	71.9%	$115.60	$83.09	113.8%	86.2%	98.0%
2013	62.4%	$139.48	$87.00	72.0%	$121.14	$87.23	115.4%	86.9%	100.3%
2014	63.9%	$146.28	$93.44	72.1%	$132.60	$95.62	112.8%	90.6%	102.3%
TTM(4)	64.4%	$157.56	$101.51	72.4%	$143.70	$104.01	112.4%	91.2%	102.5%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: The Scottsdale Plaza Resort, Chaparral Suites Hotel, Hilton Scottsdale Resort & Villas, Kimpton FireSky Resort & Spa and The Scottsdale Resort at McCormick Ranch.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on August 31, 2015 for the competitive set and the trailing 12-month period ending on July 31, 2015 for the DoubleTree Paradise Valley Resort Scottsdale property.

Competitive Hotels Profile(1)
			2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting and Group	Occupancy	ADR	RevPAR
DoubleTree Paradise Valley Resort Scottsdale	378	1984	30,053	63%	37%	72.1%	$132.60	$95.62
The Scottsdale Resort at McCormick Ranch	326	1976	50,000	55%	45%	62.0%	$127.00	$78.74
The Scottsdale Plaza Resort	404	1972	19,983	36%	64%	54.0%	$133.00	$71.82
Total(2)	730
(1)	Based on the appraisal.
(2)	Excludes the DoubleTree Paradise Valley Resort Scottsdale property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Paradise Valley Resort Scottsdale

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	71.9%	72.0%	72.1%	72.4%	70.0%
ADR	$115.60	$121.14	$132.60	$143.70	$141.99
RevPAR(4)	$83.09	$87.23	$95.62	$104.01	$99.39

Room Revenue	$11,463,651	$12,034,658	$13,193,091	$14,350,699	$13,712,838	$36,277	66.2%
Food and Beverage Revenue	7,118,333	6,873,541	7,201,071	6,980,190	6,669,934	17,645	32.2
Other Departmental Revenue	403,237	607,893	265,438	354,694	338,929	897	1.6
Total Revenue	$18,985,221	$19,516,092	$20,659,600	$21,685,583	$20,721,701	$54,819	100.0%

Room Expense	$2,907,282	$2,983,130	$2,988,881	$3,188,022	$3,046,321	$8,059	22.2%
Food and Beverage Expense	4,528,736	4,446,204	4,453,087	4,235,476	4,047,217	10,707	60.7
Other Departmental Expenses	168,848	177,611	13,118	13,370	12,776	34	3.8
Departmental Expenses	$7,604,866	$7,606,945	$7,455,086	$7,436,868	$7,106,314	$18,800	34.3%

Departmental Profit	$11,380,355	$11,909,147	$13,204,514	$14,248,715	$13,615,387	$36,020	65.7%

Operating Expenses	$5,700,207	$5,870,100	$6,479,877	$6,725,996	$6,507,690	$17,216	31.4%
Gross Operating Profit	$5,680,148	$6,039,047	$6,724,637	$7,522,719	$7,107,697	$18,803	34.3%

Management Fees	$564,665	$581,801	$627,397	$658,883	$621,651	$1,645	3.0%
Property Taxes(5)	569,298	546,059	466,841	389,575	530,814	1,404	2.6
Property Insurance	133,860	143,371	146,483	147,232	140,297	371	0.7
Other Expenses	20,225	15,633	26,188	26,075	26,075	69	0.1
FF&E	759,409	780,644	826,384	867,423	828,868	2,193	4.0
Total Other Expenses	$2,047,457	$2,067,507	$2,093,293	$2,089,188	$2,147,705	$5,682	10.4%

Net Operating Income(4)	$3,632,691	$3,971,540	$4,631,344	$5,433,531	$4,959,992	$13,122	23.9%
Net Cash Flow(5)(6)	$3,632,691	$3,971,540	$4,631,344	$5,433,531	$4,959,992	$13,122	23.9%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Per Room values based on 378 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	The increase in TTM Net Operating Income from 2014 Net Operating Income is primarily due to the increase in ADR as reflected above.
(5)	Historical RevPar for 2007, 2008, 2009, 2010 and 2011 was $93.03, $92.14, $71.90, $73.79 and $78.87, respectively, and Net Cash Flow was approximately $4.0 million, $3.2 million, $2.0 million, $1.0 million and $1.6 million, respectively.
(6)	Property Taxes include taxes associated with the office parcel. 2015 property taxes for this parcel are $24,873.

Property Management. The property is managed by TPG Hospitality, Inc. (“TPG”), which is an affiliate of the borrower and Procaccianti. Procaccianti and its principals have over 25 years of experience managing hotels. TPG has managed over 100 hotels with more than 20,000 guest rooms throughout major and sub markets within 25 states since 1964. The senior management team at TPG has an average of 25 years of experience in all aspects of hotel operations. The current management agreement commenced on June 30, 2005 and was amended and extended on September 11, 2015 with an updated expiration date of December 30, 2025 and provides for a contractual management fee of 3.0% of gross revenues and other amounts collected from tenants plus an incentive management fee of 1.0% of gross revenues if the return on equity has equaled or exceeded 10.0%. The management fees are subordinate to the liens and interests of the loan.

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC, which is an affiliate of Hilton Worldwide. The current franchise agreement commenced on June 30, 2005 for a term of 20 years and provides for a 4.0% program fee based on room revenue on a monthly basis and a 4.0% royalty fee based on room revenue on a monthly basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Paradise Valley Resort Scottsdale

Escrows and Reserves. At origination, the borrower deposited into escrow $9,368,462 for renovation reserves, $229,236 for seasonality reserves, $76,885 for real estate taxes, $54,214 for FF&E reserves and $6,385 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $38,443.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived as long as (i) no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents, or (ii) no event of default has occurred and is continuing and the borrower, if financing insurance premiums pursuant to a premium financing agreement through a third party premium financing company in accordance with the loan documents, deposits into escrow an amount equal to 115% of a regularly scheduled monthly installment due under the premium financing agreement.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to (i) 3.0% of gross revenues from the origination date to the payment date prior to the second anniversary of the origination date and (ii) 4.0% of gross revenues from operations thereafter, in each case for the two calendar months prior to such payment date for FF&E. The reserve is not subject to a cap.

Seasonality Reserve – On the payment dates in January, February, March and April of each calendar year, commencing on the payment date in January 2016, the borrower is required to deposit an amount equal to 1/4th of the amount which, when added to net operating income, would cause the debt service coverage ratio as calculated in the loan documents for the immediately preceding disbursement period (the months of June through December, excluding October) to equal 1.00x. The amount of the deposit for each year is determined by the lender in October of the preceding year, commencing in January 2017. At origination, the amount of the deposit for the January through April 2016 period was established at $358,000.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to deliver tenant direction letters and written instructions to credit card companies to deposit all revenues and receipts payable into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrower until the commencement of a Trigger Event. During the continuance of a Trigger Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Trigger Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency action of the borrower or property manager and (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period being less than 1.25x (tested quarterly).

Additional Debt. The borrower entered into an agreement with the franchisor, HLT Existing Franchise Holding LLC, to receive $3.0 million for renovations of the DoubleTree Paradise Valley Resort Scottsdale property. The franchisor will provide the renovation funds incrementally as requested. For each requested incremental advance of funds, the borrower is required to deliver a disbursement request to the franchisor. There is no obligation to repay this amount unless the franchise agreement is terminated prior to its stated expiration date or the borrower fails to complete the renovation work on the terms set forth in the franchise agreement. The borrower’s obligations to repay these funds, if any, are unsecured. If the franchise agreement is terminated prior to the expiration date, the unamortized portion of this key money financing will be payable to the franchisor. The amortization is calculated on a straight line basis over the 20-year term of the franchise agreement. The loan documents include a nonrecourse carve-out against the borrower and guarantor for any losses associated with this financing.

Partial Release. The borrower is permitted to release the Office Parcel from the lien of the mortgage at any time during the term of the mortgage loan if, among other conditions, (a) no event of default has occurred and is continuing, and (b) the borrower delivers an opinion that the trust will not fail to maintain its status as REMIC Trust. No income from the office parcel has been included in underwritten revenues or underwritten net operating income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,000,000	Title:	Fee
Cut-off Date Principal Balance:	$39,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.1%	Net Rentable Area (SF)(1):	292,458
Loan Purpose:	Acquisition	Location:	Alabaster, AL
Borrower:	PC Sweet Home Bama, LLC	Year Built / Renovated:	2006 / N/A
Sponsor:	Franklin C. Gatlin, III	Occupancy:	98.9%
Interest Rate:	4.77000%	Occupancy Date:	9/22/2015
Note Date:	10/15/2015	Number of Tenants:	28
Maturity Date:	11/6/2025	2012 NOI(2):	N/A
Interest-only Period:	60 months	2013 NOI:	$3,311,852
Original Term:	120 months	2014 NOI:	$3,321,563
Original Amortization:	360 months	TTM NOI (as of 8/2015):	$3,361,731
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.9%
Call Protection:	L(24),Def(91),O(5)	UW Revenues:	$4,269,766
Lockbox:	Hard	UW Expenses:	$857,870
Additional Debt:	Yes	UW NOI:	$3,411,896
Additional Debt Balance:	$4,000,000	UW NCF:	$3,195,067
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$53,500,000 / $183
		Appraisal Date:	8/18/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$133
Taxes:	$54,103	$27,051	N/A	Maturity Date Loan / SF:	$123
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.9%
Replacement Reserves:	$0	$7,311	$438,660	Maturity Date LTV:	67.0%
TI/LC:	$300,000	$12,186	$1,000,000	UW NCF DSCR:	1.31x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,000,000	72.9%	Purchase Price	$52,000,000	97.1%
Mezzanine Loan	4,000,000	7.5	Closing Costs	1,180,285	2.2
Sponsor Equity	10,534,388	19.7	Upfront Reserves	354,103	0.7
Total Sources	$53,534,388	100.0%	Total Uses	$53,534,388	100.0%

(1)	Net Rentable Area (SF) is inclusive of a parcel ground leased to Belk, comprised of 73,777 square feet.
(2)	According to the borrower, 2012 NOI is unavailable as the property was recently acquired and the previous property owner did not provide 2012 financials.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Propst Promenade loan has an outstanding principal balance as of the Cut-off Date of $39.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 292,458 square foot anchored retail shopping center located in Alabaster, Alabama. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2007 as part of the MLMT 2007-C1 and LBUBS 2007-C6 transaction.

The Borrower. The borrowing entity for the loan is PC Sweet Home Bama, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Franklin C. Gatlin, III, the chief executive officer of Gatlin Development Company, Inc. (“GDC”). GDC, founded in 1976, is a real estate investment corporation specializing in the development of retail shopping centers. Since 1984, GDC’s main focus has been to develop shopping centers shadow-anchored by Walmart. Since 1984, GDC has developed over 7.0 million square feet of retail shopping centers. GDC’s retail portfolio consists of 46 properties located across seven states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

The Property. Propst Promenade is a Class A, 292,458 square foot anchored retail shopping center located in Alabaster, Alabama. The property was built in 2006 and is situated on approximately 33.3 acres. Propst Promenade is anchored by Belk, Amstar Cinemas, Ross Dress for Less and Bed Bath & Beyond and is shadow-anchored by a Walmart Supercenter and Lowe’s Home Improvement. According to the loan sponsor, an estimated 113,000 vehicles pass by the property daily. Propst Promenade is located at the intersection of Interstate 65 and US Highway 31. The property contains 1,902 parking spaces with an overall parking ratio of 6.50 spaces per 1,000 square feet of net rentable area.

As of September 22, 2015, the property was 98.9% occupied by 28 tenants and anchored by Belk, Amstar Cinemas, Ross Dress for Less, Bed Bath & Beyond and junior anchored by Old Navy, Books-A-Million and Dollar Tree. Average occupancy at the property, since 2006 is 98.1%. The largest tenant, Belk, owns its improvements and ground leases 25.2% of the net rentable area from the borrower through December 2024. Belk signed its lease in December 2004 and has four five-year extension options remaining. Belk is the nation’s largest privately owned department store company with more than 300 locations in 16 states and total sales of approximately $3.5 billion in the last fiscal year. At the property, Belk reported trailing 12-month sales as of September 2015 of approximately $11.7 million or $159 per square foot, resulting in an occupancy cost of 4.6%. The second largest tenant, Amstar Cinemas, leases 18.1% of the net rentable area through May 2025. Amstar Cinemas signed its lease in May 2005 and has four five-year extension options remaining. Amstar Cinemas is a subsidiary of Southern Theatres, LLC, the eighth largest theater circuit operating 41 locations with 454 screens across 13 states. Amstar Cinemas reported trailing 12-month sales as of June 2015 of $279,104 per screen, resulting in an occupancy cost of 25.0%. In 2014, Amstar Cinemas, at its own expense, completed renovations of all of the common areas and the 14 screens at the property. The third largest tenant, Ross Dress for Less, leases 10.3% of the net rentable area through January 2021 and signed its lease in September 2005. In March 2015, the tenant exercised its first extension option and has three five-year extension options remaining. As of August 1, 2015, Ross Stores operated 1,259 stores across 33 states, the District of Columbia and Guam and had 2014 fiscal year revenues of approximately $11.0 billion. Ross Dress for Less reported trailing 12-month sales as of September 2015 of $215 per square foot, resulting in an occupancy cost of 6.8%. The fourth largest tenant, Bed Bath & Beyond, leases 8.5% of the net rentable area through January 2021 and signed its lease in November 2005. In June 2015, the tenant exercised its first extension option and has two five-year extension options remaining. Bed Bath & Beyond reported trailing 12-month sales as of September 2015 of $260 per square foot, resulting in an occupancy cost of 3.0%.

Propst Promenade is situated in southwest Shelby County, approximately 20 miles south of the Birmingham central business district. According to the appraisal, Propst Promenade is one of the two major retail centers in the neighborhood. Other national retailers with a presence in the immediate area and shadow anchoring the property are Walmart and Lowe’s Home Improvement. The property benefits from its location along two primary corridors, Interstate 65 and Highway 31. Propst Promenade has approximately 0.7 miles of frontage on Interstate 65. The property is located just north of another shopping center, Promenade Alabaster II, which is anchored by Super Target, JCPenney, Dick’s Sporting Goods, Best Buy and TJ Maxx. According to the appraisal, the property’s three-mile trade area has a 2015 estimated population of 28,525 people with an estimated average household income of $72,285. According to the appraisal, the property is located within the I-65 Corridor/South Shelby County submarket. As of the first half of 2015, the I-65 Corridor/South Shelby County submarket contained approximately 7.3 million square feet of retail space and had a vacancy rate of 3.3%, with no new construction. The quoted rental rate is $10.65 per square foot. The appraisal identified six competitive retail properties built between 1989 and 2007 that range in size from 56,202 square feet to 194,629 square feet. The comparable retail properties reported occupancies ranging from 81% to 100% with a weighted average occupancy of approximately 93%. Average asking rents per square foot for the comparable properties range from $2.60 to $5.40.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
97.3%	97.8%	98.9%	98.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 22, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date

Belk(4)	NA / NA / NA	73,777	25.2%	$4.86	10.1%	$159	4.6%	12/31/2024
Amstar Cinemas(5)	NA / NA / NA	53,047	18.1%	$13.00	19.4%	$279,104	25.0%	5/31/2025
Ross Dress for Less	A3 / A- / NA	30,187	10.3%	$12.50	10.6%	$215	6.8%	1/31/2021
Bed Bath & Beyond	Baa1 / A- / NA	25,000	8.5%	$5.50	3.9%	$260	3.0%	1/31/2021
Old Navy	Baa2 / BBB- / BBB-	18,889	6.5%	$13.36	7.1%	$178	8.5%	1/31/2021
Books-A-Million	NA / NA / NA	15,000	5.1%	$16.00	6.8%	$106	13.2%	11/30/2018
Dollar Tree	Ba2 / BB / NA	10,010	3.4%	$13.20	3.7%	NAV	NAV	4/30/2021
Kirkland’s Home	NA / NA / NA	6,500	2.2%	$20.00	3.7%	$195	10.2%	1/31/2018
Habanero’s Restaurant	NA / NA / NA	6,400	2.2%	$22.00	4.0%	$204	13.1%	10/31/2018
Shoe Department	NA / NA / NA	6,158	2.1%	$16.15	2.8%	$192	9.6%	6/30/2018

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent tenant reported sales for the trailing 12-month period ending September 30, 2015 for Belk, Ross Dress for Less and Bed Bath & Beyond and the trailing 12-month period ending June 30, 2015 for the remainder of the reporting tenants.
(4)	Belk operates under a ground lease and owns its own improvements.
(5)	Sales PSF reflects sales per screen for Amstar Cinemas. Sales per screen is based on a total of 14 screens.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring

Vacant	NAP	3,200	1.1%	NAP	NAP	3,200	1.1%	NAP	NAP
2015 & MTM	1	1,530	0.5	$34,884	1.0%	4,730	1.6%	$34,884	1.0%
2016	5	14,000	4.8	272,036	7.8	18,730	6.4%	$306,920	8.8%
2017	2	6,200	2.1	115,250	3.3	24,930	8.5%	$422,170	12.1%
2018	7	38,858	13.3	724,172	20.8	63,788	21.8%	$1,146,342	32.9%
2019	2	8,000	2.7	152,000	4.4	71,788	24.5%	$1,298,342	37.3%
2020	4	7,600	2.6	178,000	5.1	79,388	27.1%	$1,476,342	42.4%
2021	4	84,086	28.8	899,316	25.8	163,474	55.9%	$2,375,657	68.2%
2022	0	0	0.0	0	0.0	163,474	55.9%	$2,375,657	68.2%
2023	0	0	0.0	0	0.0	163,474	55.9%	$2,375,657	68.2%
2024	1	73,777	25.2	358,313	10.3	237,251	81.1%	$2,733,970	78.5%
2025	2	55,207	18.9	747,931	21.5	292,458	100.0%	$3,481,901	100.0%
2026 & Beyond	0	0	0.0	0	0.0	292,458	100.0%	$3,481,901	100.0%
Total	28	292,458	100.0%	$3,481,901	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

Operating History and Underwritten Net Cash Flow

	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,135,726	$3,161,768	$3,315,006	$3,481,901	$11.91	79.2%
Percentage Rent	161,244	359,115	180,981	200,000	0.68	4.5%
Vacant Income	0	0	0	73,600	0.25	1.7%
Gross Potential Rent	$3,296,970	$3,520,884	$3,495,987	$3,755,501	$12.84	85.4%
Total Reimbursements	746,189	562,709	613,133	641,965	2.20	14.6%
Net Rental Income	$4,043,159	$4,083,593	$4,109,121	$4,397,466	$15.04	100.0%
(Vacancy/Credit Loss)	0	0	0	(224,725)	(0.77)	(5.1)--
Other Income (3)	70,346	103,040	134,705	97,024	0.33	2.2%
Effective Gross Income	$4,113,505	$4,186,633	$4,243,826	$4,269,766	$14.60	97.1%
Total Expenses	$801,653	$865,070	$882,095	$857,870	$2.93	20.1%
Net Operating Income	$3,311,852	$3,321,563	$3,361,731	$3,411,896	$11.67	79.9%
Total TI/LC, Capex/RR	0	0	0	216,829	0.74	5.1%
Net Cash Flow	$3,311,852	$3,321,563	$3,361,731	$3,195,067	$10.92	74.8%

(1)	The TTM column represents the trailing 12 months ended August 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of other recurring income, such as environmental income, miscellaneous rent and parkway landscaping, which is a reimbursement from the city for landscaping maintenance.

Property Management. The property is managed by Gatlin Development Co., Inc., a California corporation and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited $300,000 for future tenant improvements and leasing commissions and $54,103 for real estate tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $27,051.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,311 (approximately $0.30 per square foot annually) for replacement reserves during the first five years of the loan term. The reserve is subject to a cap of $438,660 (approximately $1.50 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $12,186 (approximately $0.50 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $1,000,000 (approximately $3.42 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Triggering Event continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Triggering Event” means the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing three months for (a) the mortgage loan is less than 1.23x and (b) combined with the mezzanine loan is less than 1.05x, (iii) a Major Tenant Triggering Event, (iv) any trigger of any co-tenancy provisions under any lease and (v) a mezzanine loan event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Propst Promenade

A “Major Tenant Triggering Event” means the occurrence of (i) the earliest of (a) 12 months prior to the Amstar Cinemas’ lease expiration, (b) six months prior to Ross Dress for Less’ lease expiration or (c) six months prior to Belk’s lease expiration (each tenant in clauses (a), (b) and (c), a “Major Tenant”), (ii) any Major Tenant vacates, goes dark, fails to make rent payments or materially defaults, (iii) any Major Tenant files for bankruptcy and (iv) the borrower terminating or any Major Tenant terminating or surrendering their lease.

Additional Debt. Barclays Bank PLC provided a $4.0 million mezzanine loan that is secured by the direct equity interests in the borrower and is coterminous with the Propst Promenade loan. The mezzanine loan has a 10.50000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV is 80.4%, the cumulative UW NCF DSCR is 1.10x and the cumulative UW NOI Debt Yield is 7.9%. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Anaheim – Orange County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Anaheim – Orange County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Anaheim – Orange County

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	461
Loan Purpose:	Refinance	Location:	Orange, CA
Borrowers(2):	Anaheim CA, LLC and	Year Built / Renovated:	1984 / 2015
	Buckhead GA, LLC	Occupancy / ADR / RevPAR:	79.8% / $127.71 / $101.93
Sponsor:	Hotel Resort Properties, LLLP	Occupancy / ADR / RevPAR Date:	8/31/2015
Interest Rate:	4.55000%	Number of Tenants:	N/A
Note Date:	10/20/2015	2012 NOI(3):	$3,506,176
Maturity Date:	11/1/2025	2013 NOI(3):	$4,740,437
Interest-only Period:	None	2014 NOI(3):	$5,201,926
Original Term:	120 months	TTM NOI (as of 8/2015)(3):	$5,674,023
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	75.0% / $118.99 / $89.24
Amortization Type:	Balloon	UW Revenues:	$21,492,394
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$16,545,164
Lockbox:	CMA	UW NOI:	$4,947,230
Additional Debt:	Yes	UW NCF:	$4,947,230
Additional Debt Balance:	$20,000,000	Appraised Value / Per Room(4):	$83,800,000 / $181,779
Additional Debt Type:	Pari Passu	Appraisal Date:	9/9/2015

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$108,460
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$87,844
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	59.7%
FF&E Reserves:	$83,400	4% of Gross Revenues	N/A	Maturity Date LTV(4):	48.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.62x
Other(6):	$1,017,141	Springing	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$50,000,000	100.0%	Payoff Existing Debt	$35,724,494	71.4%
			Return of Equity	13,806,527	27.6
			Closing Costs	368,438	0.7
			Upfront Reserves	100,541	0.2
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	The DoubleTree Anaheim – Orange County loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $50.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $50.0 million DoubleTree Anaheim – Orange County Whole Loan.
(2)	The borrowers own the property as tenants-in-common.
(3)	The increase in TTM NOI from 2012 NOI is primarily due to an approximately 19.7% increase in ADR.
(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as complete” hypothetical value, which assumes that the proposed renovations to the property related to the property improvement plan have been completed. At origination, the borrowers posted a $1.0 million letter of credit for renovations. The “as-is” value as of September 9, 2015 is $81.2 million, which results in a Cut-off Date LTV and Maturity Date LTV of 61.6% and 49.9%, respectively.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Initial Other Escrows and Reserves includes a $1.0 million letter of credit posted by the loan sponsor.

The Loan. The DoubleTree Anaheim – Orange County loan is secured by a first mortgage lien on a 461-room full service hotel located in Orange, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $50.0 million (the “DoubleTree Anaheim – Orange County Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $30.0 million, is being contributed to the JPMBB 2015-C33 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $20.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the JPMBB 2015-C33 Trust. The JPMBB 2015-C33 Trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the DoubleTree Anaheim – Orange County Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Anaheim – Orange County

Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The DoubleTree Anaheim – Orange County Whole Loan has a 10-year term and will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are Anaheim CA, LLC and Buckhead GA, LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Hotel Resort Properties, LLLP, a Florida limited liability limited partnership run by Edwin Llwyd Ecclestone, Jr. Mr. Ecclestone is the chief executive officer and chairman of Ecclestone Signature Homes of Palm Beach, LLC (“Ecclestone Signature Homes”). Headquartered in West Palm Beach, Florida, Ecclestone Signature Homes provides real estate development and management services with a focus on single family homes and residential communities. Mr. Ecclestone is best known for his development of the PGA National golf community in Palm Beach Gardens in 1977. In 2006, Mr. Ecclestone sold the PGA National Resort & Spa and commercial properties associated with the development. In addition, Mr. Ecclestone’s companies have developed and continue to own Tower 1555, a 15-story office tower in West Palm Beach and the PGA National Office Center at PGA National. Furthermore, Hotel Resort Properties, LLLP owns one additional hotel asset, the 356-room DoubleTree Overland Park located in Overland Park, Kansas.

In 2007, the loan sponsor acquired a 70.0% ownership interest in the DoubleTree Anaheim – Orange County property and in 2010 acquired the remaining 30.0% ownership interest from USAA Real Estate for a total acquisition basis of approximately $48.2 million. Since 2010, the loan sponsor has invested approximately $6.2 million ($13,524 per room) in capital expenditures, which includes the initial approximately $2.9 million ($6,283 per room) of an approximately $6.7 million property improvement plan that started in 2014 to renovate the common areas and guestrooms, ballroom and meeting spaces, lobby, fitness center and guest amenities. The remaining expected cost of the property improvement plan is approximately $3.9 million ($8,460 per room), which includes major renovations to the guestroom corridors, Trofi Restaurant, gift shop and on-site coffee bar. At origination, the loan sponsor posted a letter of credit for $1.0 million ($2,169 per room) as additional security for the completion of the property improvement plan. In addition, the guarantor was required to deliver a completion guaranty for all costs and expenses associated with the property improvement plan.

The Property. DoubleTree Anaheim – Orange County is a 20-story, 461-room, full service hotel located in Orange, California. The property was originally developed in 1984 and has undergone periodic renovations between 2005 and 2015. The DoubleTree Anaheim – Orange County property features a restaurant, lobby bar and lounge and coffee bar. The restaurant, Trofi Restaurant, provides seating capacity for 141 guests while the lobby bar and lounge provides seating capacity for 135 guests. The hotel contains approximately 708 parking spaces and a parking ratio of approximately 1.54 spaces per room. The parking consists of an adjacent five-story parking garage that contains 491 spaces and 217 surface parking spaces located at the hotel. Complimentary valet is offered for hotel guests. Additionally, the hotel offers 18,889 square feet of meeting space, which includes an 8,085 square foot grand ballroom and 10 smaller ballrooms and meeting rooms. Additional amenities at the property include an outdoor swimming pool and whirlpool, 24-hour fitness center, business center, guest laundry room, gift shop and tennis court.

The property has 461 rooms, including 183 king rooms, 263 double-double rooms and 15 executive suites. All suites feature high-speed internet access, two-line telephones, in-room complimentary coffee/tea, microwave, mini-refrigerator, sleeper sofa and a 42-inch high definition television. The executive suites feature two separate rooms with additional amenities including a second television in the living area. As part of the recent capital expenditures, all guestrooms underwent a full refurbishment, which included upgrades to the wall covering, new soft and casegoods, new décor and paint.

The DoubleTree Anaheim – Orange County property is located at the intersection of The City Drive South and Chapman Avenue and access to the property is provided via both roadways. The property benefits from its proximity to the Santa Ana Freeway, located one block east, as well the I-5 interchange, Route 22 and Costa Mesa Freeway. The Santa Ana Freeway provides regional access to the surrounding cities, including the Los Angeles central business district which is located approximately 28.8 miles northwest of the property and the California coastline, located approximately 15.0 miles southwest. The property is located across the street from the University of California, Irvine Medical Center, a major research hospital and the main teaching center for the University of California, Irvine School of Medicine. As of 2014, the hospital employed over 4,000 people, making it the second largest employer in Orange behind St. Joseph Health, which employs approximately 4,850 people. The hotel is located approximately 0.2 miles from the Outlets at Orange, an 805,311 square foot regional shopping mall anchored by a Dave & Buster’s, Lucky Strike Lanes, AMC Theatres, Saks Fifth Avenue Off 5th and Last Call by Neiman Marcus. Additional attractions located within four miles of the property include the Christ Cathedral, Angel Stadium of Anaheim, Anaheim Convention Center, Honda Center and Disneyland Theme Parks. National employers with a presence within Orange County include Walt Disney Company, Kaiser Permanente, The Boeing Company and Bank of America Corporation. According to the appraisal, as of 2014, the estimated population within Orange County was approximately 3.2 million people with a per capita average income of $49,872.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Anaheim – Orange County

The appraisal identified five hotels currently under construction and one proposed hotel as competitive with the DoubleTree Anaheim – Orange County. The five hotels currently under construction range in size between 96 to 600 rooms and the proposed hotel contains 172 rooms. According to the appraisal, none of the new hotels are slated to directly compete with the property as the hotels are limited service, specialized resort and extended stay and thus do not cater to the same market as the full service DoubleTree Anaheim – Orange County property.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			DoubleTree Anaheim – Orange County(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	67.6%	$109.17	$73.83	73.3%	$106.70	$78.24	108.4%	97.7%	106.0%
2013	71.1%	$118.24	$84.09	79.3%	$112.49	$89.24	111.5%	95.1%	106.1%
2014	70.4%	$122.22	$86.07	80.7%	$121.53	$98.06	114.6%	99.4%	113.9%
TTM(4)	72.7%	$129.42	$94.12	79.8%	$127.71	$101.93	109.8%	98.7%	108.3%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Anaheim Majestic Garden Hotel, Sheraton Hotel Anaheim, Sheraton Park Hotel at The Anaheim Resort, Marriott Anaheim Suites and Wyndham Anaheim Garden Grove.
(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrowers-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on August 31, 2015.

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Leisure	Commercial	Meeting and Group(2)	Occupancy	ADR	RevPAR
DoubleTree Anaheim – Orange County	461	1984	18,889	41%	30%	29%	79.8%	$122.82	$98.06
DoubleTree by Hilton Suites Anaheim Resort	251	2006	7,500	55%	25%	20%	87.0%	$152.00	$132.24
Embassy Suites Anaheim Orange	230	1989	4,030	50%	30%	20%	77.0%	$141.00	$108.57
Embassy Suites Anaheim South Disneyland	375	2001	8,330	75%	10%	15%	81.0%	$152.00	$123.12
Hyatt Regency Orange County	653	1987	65,032	45%	15%	40%	78.0%	$144.00	$112.32
Marriott Suites Anaheim	371	2002	9,922	70%	5%	25%	85.0%	$122.00	$103.70
Sheraton Garden Grove Anaheim South	285	2008	14,931	60%	25%	15%	67.0%	$104.00	$69.68
Sheraton Park Hotel at the Anaheim Resort	489	1971	21,171	65%	10%	25%	72.0%	$136.00	$97.92
Wyndham Anaheim Garden Grove	376	2000	36,000	75%	5%	20%	73.0%	$101.00	$73.73
Total(3)	3,030
(1)	Based on the appraisal.
(2)	Meeting and Group includes 4% estimated segmentation from contracts with respect to the DoubleTree Anaheim – Orange County and 5% estimated segmentation from contracts with respect to the Hyatt Regency Orange County.
(3)	Excludes the DoubleTree Anaheim – Orange County property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Anaheim – Orange County

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	73.3%	79.3%	80.7%	79.8%	75.0%
ADR	$106.70	$112.49	$121.53	$127.71	$118.99
RevPAR(4)	$78.24	$89.24	$98.06	$101.93	$89.24

Room Revenue	$13,200,758	$15,015,930	$16,500,360	$17,151,469	$15,016,389	$32,574	69.9%
Food and Beverage Revenue	4,561,803	4,709,670	5,132,055	5,600,724	4,903,525	10,637	22.8
Other Departmental Revenue	1,610,455	1,798,384	1,791,322	1,796,060	1,572,480	3,411	7.3
Total Revenue	$19,373,016	$21,523,984	$23,423,737	$24,548,253	$21,492,394	$46,621	100.0%

Room Expense	$3,678,506	$3,903,321	$4,195,020	$4,329,452	$3,790,505	$8,222	25.2%
Food and Beverage Expense	3,234,895	3,309,804	3,545,774	3,654,390	3,344,204	7,254	68.2
Other Departmental Expenses	633,683	642,536	686,108	667,099	584,056	1,267	37.1
Departmental Expenses	$7,547,084	$7,855,661	$8,426,902	$8,650,941	$7,718,765	$16,744	35.9%

Departmental Profit	$11,825,932	$13,668,323	$14,996,835	$15,897,312	$13,773,628	$29,878	64.1%

Operating Expenses	$5,775,154	$6,276,367	$6,791,100	$7,118,678	$6,232,518	$13,520	29.0%
Gross Operating Profit	$6,050,778	$7,391,956	$8,205,735	$8,778,634	$7,541,110	$16,358	35.1%

Management Fees	$581,138	$689,927	$987,663	$999,191	$644,772	$1,399	3.0%
Property Taxes	490,973	514,608	476,199	485,400	501,630	1,088	2.3
Property Insurance	508,495	484,212	501,973	498,961	442,117	959	2.1
Other Expenses	189,075	101,813	101,025	139,129	145,666	316	0.7
FF&E	774,921	860,959	936,949	981,930	859,696	1,865	4.0
Total Other Expenses	$2,544,602	$2,651,519	$3,003,809	$3,104,611	$2,593,881	$5,627	12.1%

Net Operating Income(5)	$3,506,176	$4,740,437	$5,201,926	$5,674,023	$4,947,230	$10,732	23.0%
Net Cash Flow(4)	$3,506,176	$4,740,437	$5,201,926	$5,674,023	$4,947,230	$10,732	23.0%
(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Per Room values based on 461 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical RevPAR for 2007, 2008, 2009, 2010 and 2011 was $77.72, $74.13, $59.32, $63.60 and $72.89, respectively, and Net Cash Flow was approximately $3.6 million, $3.1 million, $1.0 million, $1.7 million and $2.9 million, respectively.
(5)	The increase in TTM Net Operating Income from 2012 Net Operating Income is primarily due to an approximately 19.7% increase in ADR.

Property Management. The property is managed by DT Management LLC, a third party management provider affiliated with Hilton Worldwide. The current management agreement commenced on January 30, 2004 and was amended and extended on September 15, 2015 for a term of approximately 12 years and provides for a contractual management fee of 3.0% of adjusted gross revenues and other amounts collected from tenants plus an incentive management fee of 20.0% of gross operating profit above a threshold stated in the management agreement. The management fees related to the DoubleTree Anaheim – Orange County property are subordinate to the liens and interests of related to the DoubleTree Anaheim – Orange County Whole Loan.

Escrows and Reserves. At origination, the borrowers were required to deliver a letter of credit in the amount of $1,000,000 in lieu of the requirement for the borrowers to deposit an upfront property improvement plan deposit, and the loan sponsor also delivered a property improvement plan completion guaranty. Additionally, at origination, the borrowers deposited into escrow $83,400 for FF&E reserves and $17,141 for deferred maintenance.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived as long as (i) the property manager pays such taxes prior to their due date or (ii) no event of default exists and the debt service coverage ratio as calculated in the loan documents based upon the trailing six-month period is at least 1.45x.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived as long as (i) no event of default exists, (ii) the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents and (iii) the lender receives evidence that such premiums have been paid on or prior to their due date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

DoubleTree Anaheim – Orange County

FF&E Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to 4.0% of gross revenues from operations. The reserve is not subject to a cap.

PIP Reserve – On a monthly basis, the borrowers are required to deposit an amount reasonably estimated by the lender as required to complete the property improvement plan, but the requirement for the borrowers to make the monthly property improvement plan deposits is waived with respect to the current property improvement plan due in part to the existence of the letter of credit described above.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers were required to deliver tenant direction letters and written instructions to credit card companies to deposit all revenues into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Trigger Event. During the continuance of a Trigger Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Trigger Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrowers or property manager and (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing six-month period being less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Sherwood Acres Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Sherwood Acres Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Sherwood Acres Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,254,000	Title:	Fee
Cut-off Date Principal Balance:	$28,254,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.7%	Net Rentable Area (Units):	604
Loan Purpose:	Refinance	Location:	Baton Rouge, LA
Borrower:	C-K Sherwood Acres LLC	Year Built / Renovated:	1979 / N/A
Sponsors(1):	Craig Koenigsberg and Howard Parnes	Occupancy:	91.6%
Interest Rate:	4.34500%	Occupancy Date:	8/25/2015
Note Date:	10/7/2015	Number of Tenants:	N/A
Maturity Date:	11/1/2025	2012 NOI(2):	$2,891,725
Interest-only Period:	120 months	2013 NOI(2):	$2,668,952
Original Term:	120 months	2014 NOI:	$2,910,504
Original Amortization:	None	TTM NOI (as of 9/2015):	$3,111,573
Amortization Type:	Interest Only	UW Economic Occupancy:	91.6%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$5,201,547
Lockbox:	Springing	UW Expenses:	$1,954,586
Additional Debt:	N/A	UW NOI:	$3,246,961
Additional Debt Balance:	N/A	UW NCF:	$3,095,961
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$40,500,000 / $67,053
		Appraisal Date:	8/27/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$46,778
Taxes:	$182,199	$19,500	N/A	Maturity Date Loan / Unit:	$46,778
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$29,024	$12,583	N/A	Maturity Date LTV:	69.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.48x
Other:	$62,392	$0	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,254,000	100.0%	Payoff Existing Debt	$18,766,684	66.4%
			Return of Equity	8,972,539	31.8%
			Upfront Reserves	273,615	1.0%
			Closing Costs	241,162	0.8%
Total Sources	$28,254,000	100.0%	Total Uses	$28,254,000	100.0%
(1)	The loan sponsors are also the loan sponsors of the mortgage loans identified as Willowbend Lake Apartments, Aspen Lodge Apartments, Forestwood Apartments and Breckenridge Apartments on Annex A-1 to the Free Writing Prospectus, representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. In addition, Craig Koenigsberg is also the loan sponsor of the mortgage loans identified as Buena Vista I Apartments and Buena Vista II Apartments on Annex A-1 to the Free Writing Prospectus, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date.

(2)	The decrease in 2013 NOI from 2012 NOI is primarily the result of an increase in utilities expense related to water and sewer usage at the property.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Sherwood Acres Apartments loan has an outstanding principal balance as of the Cut-off Date of approximately $28.3 million and is secured by a first mortgage lien on a 604-unit, garden style apartment community located in Baton Rouge, Louisiana. The loan has a 10-year term and is interest only for the entire term. The existing debt was previously securitized in the WBCMT 2005-C22 transaction.

The Borrower. The borrowing entity for the loan is C-K Sherwood Acres LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Sherwood Acres Apartments

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors of the mortgage loan are Craig Koenigsberg, co-founder and current president of CLK Properties, and Howard Parnes. CLK Properties is a full-service real estate investment and management company headquartered in Woodbury, New York. CLK Properties was originally founded in 1980 and has ownership interests in over 95 assets across 31 cities, with over 22,000 residential units and over 2.5 million square feet of commercial space. Howard Parnes has been involved in real estate finance, management and acquisitions for over 49 years and has been involved in the acquisition, ownership or sale of over 5,000 properties. Mr. Parnes’s portfolio includes approximately 20,000 apartments and over 300 commercial properties. The loan sponsors purchased the property in 2001 for approximately $16.0 million.

The Property. Sherwood Acres Apartments is a 604-unit Class B multifamily complex built in 1979 and situated on approximately 26.24 acres. The property consists primarily of 54 two-story buildings with a unit mix consisting of 348 one-bedroom units and 256 two-bedroom units. The apartments feature a patio or balcony, fully-equipped kitchens including a garbage disposal and dish washer, wood-burning fireplace, walk-in closets, ceiling fans and carpeting throughout. Amenities at the property include a clubhouse and leasing office, six community pools, six laundry facilities with 48 total washers and dryers, a fitness facility and playground. The property offers 1,294 parking spaces for a parking ratio of approximately 2.14 spaces per unit.

The Sherwood Acres Apartments property is located in Baton Rouge, Louisiana, approximately 8.9 miles southeast of the Baton Rouge central business district. The property is located along Coursey Boulevard which provides direct access to several primary Baton Rouge roadways including US Route 61, US Route 190, Interstate Highway 12 and Interstate Highway 10. The property is located approximately 8.0 miles from Louisiana State University and approximately 6.0 miles from Baton Rouge Community College and along Coursey Boulevard. Major employers with operations in the area include Turner Industries Group, LLC, ExxonMobil, The Shaw Group Inc. and Our Lady of The Lake Regional Medical Center. National employers with retail operations in the immediate area include Winn-Dixie, Walmart, CVS and Home Depot. Additionally, the property is 13.5 miles southeast of the Baton Rouge Metropolitan Airport. The Sherwood Acres Apartments property is located approximately 2.0 miles southeast of the Willowbend Lake Apartments property and both loans share the same loan sponsors.

The property is located in the East Baton Rouge Parish submarket of the Baton Rouge multifamily market. As of the second quarter of 2015, the Baton Rouge multifamily market occupancy rate was 95.7% with 28,004 total units. As of the second quarter of 2015, the one-mile and three-mile estimated population was 11,104 and 81,860, respectively, with an estimated median household income of $61,864 and $60,739, respectively. The appraisal identified four comparable properties that were built between 1974 and 1986 and range in size from 186 to 300 units. The occupancy for the rent comparables ranged from 75.0% to 97.0% with average rental rates of $709 to $887 per unit. By comparison, the property’s average monthly rent is $735 per unit. Within the Baton Rouge market, there are 11 multifamily projects currently under construction ranging in size from 18 to 247 units; however, only one of the properties is expected to compete with the Sherwood Acres Apartments.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
90.9%	89.7%	92.3%	91.6%
(1)	Historical occupancies are of December 31 of each respective year.

(2)	Current occupancy is as of August 25, 2015.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 Bedroom	348	57.6%	321	92.2%	700	$656	$668
2 Bedroom	256	42.4%	232	90.6%	1,040	$825	$827
Total / Wtd. Avg.	604	100.0%	553	91.6%	844	$727	$735
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Sherwood Acres Apartments

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,325,588	$4,322,317	$4,569,373	$4,729,092	$4,878,024	$8,076	91.6%
Vacant Income	0	0	0	0	450,144	745	8.4%
Gross Potential Rent	$4,325,588	$4,322,317	$4,569,373	$4,729,092	$5,328,168	$8,821	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0%
Net Rental Income	$4,325,588	$4,322,317	$4,569,373	$4,729,092	$5,328,168	$8,821	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(450,144)	(745)	(8.4)--
Other Income	353,964	307,084	341,539	318,404	323,523	536	6.1%
Effective Gross Income	$4,679,552	$4,629,401	$4,910,912	$5,047,496	$5,201,547	$8,612	97.6%

Total Expenses	$1,787,827	$1,960,449	$2,000,408	$1,935,923	$1,954,586	$3,236	37.6%

Net Operating Income(3)	$2,891,725	$2,668,952	$2,910,504	$3,111,573	$3,246,961	$5,376	62.4%

Replacement Reserves	151,000	151,000	151,000	151,000	151,000	250	2.9%
Net Cash Flow	$2,740,725	$2,517,952	$2,759,504	$2,960,573	$3,095,961	$5,126	59.5%
(1)	TTM column represents the trailing 12-month period ending September 30, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The decrease in 2013 Net Operating Income from 2012 Net Operating Income is driven primarily by an increase in utilities expense related to water and sewer usage at the property.

Property Management. The Sherwood Acres Apartments property is managed by CLK Multi Family Management, LLC, an affiliate of the loan sponsors. The current management agreement commenced on October 1, 2015 and has a 12-month term and will automatically renew on a month-to-month basis unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of rental income, payable on a monthly basis. The management fees related to the Sherwood Acres Apartments property are subordinate to the liens and interests of the Sherwood Acres Apartments loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $182,199 for tax reserves, $62,392 for deferred maintenance and $29,024 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $19,500.

Insurance Escrows – The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $12,583 (approximately $250 per unit annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing soft lockbox. Upon the occurrence of a Lockbox Event, the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Lockbox Event” means the occurrence of either (i) a Cash Sweep Event or (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing six months of gross income from operations is less than 1.25x.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager or (iii) the debt service coverage ratio as calculated in the loan documents based on a trailing six months of gross income from operations is less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,420,000	Title:	Fee
Cut-off Date Principal Balance:	$24,420,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	205,575
Loan Purpose(1):	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased	Year Built / Renovated:	Various / Various
	Portfolio 10, DST	Occupancy:	100.0%
Sponsors:	David Fisher, Joshua Ungerecht	Occupancy Date:	11/6/2015
	and Warren Thomas	Number of Tenants:	22
Interest Rate:	4.37900%	2012 NOI(2):	N/A
Note Date:	9/3/2015	2013 NOI(2):	N/A
Maturity Date:	9/6/2025	2014 NOI(2):	N/A
Interest-only Period:	120 months	TTM NOI(2):	N/A
Original Term:	120 months	UW Economic Occupancy:	96.8%
Original Amortization:	None	UW Revenues:	$2,895,155
Amortization Type:	Interest Only	UW Expenses:	$411,351
Call Protection:	L(26),Def(90),O(4)	UW NOI:	$2,483,804
Lockbox:	CMA	UW NCF:	$2,366,421
Additional Debt:	N/A	Appraised Value / Per SF:	$41,372,000 / $201
Additional Debt Balance:	N/A	Appraisal Date(3):	Various
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$119
Taxes:	$166,667	$19,338	N/A	Maturity Date Loan / SF:	$119
Insurance:	$3,719	$4,077	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$1,175	N/A	Maturity Date LTV:	59.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.18x
Other:	$8,654	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,420,000	58.9%	Purchase Price(1)	$40,693,247	98.1%
Sponsor Equity	17,063,402	41.1	Closing Costs	611,116	1.5
			Upfront Reserves	179,040	0.4
Total Sources	$41,483,402	100.0%	Total Uses	$41,483,402	100.0%
(1)	A portion of the mortgage loan proceeds were used to unencumber 15 of the 22 properties that served as collateral under the loan sponsor’s line of credit facilities.

(2)	Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between June 2015 and September 2015 for a combined purchase price of $40,693,247.

(3)	The appraisals are dated as of May 8, 2015 through August 25, 2015.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The ExchangeRight Net Leased Portfolio 10 loan has an outstanding principal balance as of the Cut-off Date of approximately $24.4 million and is secured by a first mortgage lien on the borrower’s fee simple interests in a portfolio of 22 freestanding retail properties totaling 205,575 square feet located across nine states. The ExchangeRight Net Leased Portfolio 10 loan has a 10-year term and is interest-only for the entire term. The properties were acquired by the loan sponsors between June 2015 and September 2015, and at origination of the mortgage loan, seven of the 22 assets were unencumbered. The other 15 assets served as collateral under the loan sponsors’ line of credit facilities.

The Borrower. The borrowing entity for the ExchangeRight Net Leased Portfolio 10 loan is ExchangeRight Net Leased Portfolio 10, DST, a Delaware statutory trust and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

The Loan Sponsors. The nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are principals of ExchangeRight Real Estate, LLC (“ExchangeRight”). ExchangeRight, based in Pasadena, California, is a real estate firm for accredited 1031 and 1033 investors. ExchangeRight currently manages over 2.0 million square feet of real estate comprised of 156 properties across 27 states.

The Properties. ExchangeRight Net Leased Portfolio 10 consists of 22 freestanding retail properties totaling 205,575 square feet located in nine states. The 22 properties were constructed between 1975 and 2015, 19 of which were built in or after 2000. Two properties received renovations in 2007 and 2015. As of November 6, 2015, the portfolio was 100.0% occupied. There are 13 investment grade rated tenants at the properties, which collectively occupy 108,875 square feet (53.0% of the net rentable area and 57.6% of the total underwritten rent). Investment grade rated tenants include CVS Pharmacy, AutoZone, Dollar General, Advance Auto Parts, O’Reilly Auto Parts and PNC Bank, N.A. The weighted average remaining lease term for the portfolio is approximately 12.6 years, extending over 2.5 years beyond the loan term. Approximately 76.0% of the net rentable area and 74.5% of the underwritten base rent expire beyond the loan maturity date. All of the tenants have remaining renewal options. The weighted average fully-extended remaining lease term for the portfolio is 32.4 years. Additionally, all of the leases are either guaranteed by the related parent company or are directly executed with the related parent company.

Portfolio Summary
Property	Location	Year Built / Year Renovated	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Tractor Supply	West Haven, UT	2015	22,205	$2,625,000	$4,600,000	$240,798	10.2%
PNC Bank, N.A.	Jacksonville, NC	2008	6,061	2,550,000	4,100,000	238,743	10.1
CVS Pharmacy	Spartanburg, SC	2006	13,136	2,200,000	4,380,000	249,273	10.5
Tractor Supply	Johnson City, TN	2000	18,886	1,837,000	3,200,000	165,041	7.0
Advance Auto Parts	Burleson, TX	2015	6,889	1,138,000	2,000,000	117,354	5.0
Advance Auto Parts	Milwaukee, WI	2013	6,839	1,100,000	2,000,000	116,577	4.9
Dollar General	Valdosta, GA	2011	9,313	1,100,000	1,800,000	99,849	4.2
Dollar General	Tallahassee, FL	2011	9,175	1,000,000	1,700,000	97,553	4.1
Family Dollar	Ruston, LA	2015	8,546	990,000	1,580,000	92,170	3.9
Family Dollar	West Monroe, LA	2015	8,320	950,000	1,550,000	89,098	3.8
Dollar Tree	Jacksonville, FL	2010	9,217	920,000	1,450,000	81,381	3.4
Family Dollar	Myrtle Beach, SC	2015	8,532	900,000	1,380,000	81,900	3.5
Napa Auto Parts	Janesville, WI	2007	5,985	880,000	1,380,000	78,822	3.3
Dollar General	Lubbock, TX	2015	9,227	800,000	1,255,000	81,201	3.4
Family Dollar	Chalmette, LA	2007	9,200	720,000	1,100,000	70,580	3.0
Dollar General	Byron, GA	2011	9,120	720,000	1,200,000	75,495	3.2
O’Reilly Auto Parts	Chattanooga, TN	2006	6,821	680,000	1,200,000	70,489	3.0
Dollar General	Alexandria, LA	2009	9,148	680,000	1,020,000	67,397	2.8
Napa Auto Parts	Beloit, WI	1975	5,809	680,000	1,110,000	62,588	2.6
AutoZone	Johnson City, TN	1987 / 2007	9,455	665,000	1,135,000	59,552	2.5
O’Reilly Auto Parts	Slidell, LA	2006	6,827	655,000	1,142,000	67,126	2.8
Advance Auto Parts	Greensboro, NC	1998 / 2015	6,864	630,000	1,090,000	63,433	2.7
Total			205,575	$24,420,000	$41,372,000	$2,366,421	100.0%

Tractor Supply – West Haven, UT. The property is a 22,205 square foot freestanding retail building located on approximately 4.6 acres. The property was built in 2015. As of November 6, 2015, the property was 100.0% occupied by Tractor Supply with a lease that extends through March 2030 and four five-year extension options remaining. The property is located in the suburban city of West Haven, Utah, approximately 35 miles north of Salt Lake City. The 2015 estimated population within a one-, three- and five-mile radius of the property is 1,803, 24,132 and 112,217, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $78,652, $67,373 and $61,635, respectively. According to the appraisal, the property is located within the Davis/Weber County submarket which had weighted average asking rent of $11.97 per square foot and a vacancy rate of approximately 5.8%, as of the second quarter of 2015. The appraisal concluded a market rent of $11.97 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

PNC Bank, N.A. – Jacksonville, NC. The property is a 6,061 square foot freestanding retail building located on approximately 1.4 acres. The property was built in 2008. As of November 6, 2015, the property was 100.0% occupied by PNC Bank, N.A. (A3 / A- / NA rated by Moody’s/S&P/Fitch) with a lease that extends through September 2023 and three, five-year extension options remaining. The property is located in the town of Jacksonville, North Carolina, approximately 10 miles southwest of the Raleigh central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 5,942, 42,095 and 74,824, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $57,856, $57,866 and $55,431, respectively. According to the appraisal, the property’s submarket exhibits stable occupancy levels. The appraisal concluded a market rent of $44.50 per square foot.

CVS Pharmacy – Spartanburg, SC. The property is a 13,136 square foot freestanding retail building located on approximately 2.2 acres. The property was built in 2006. As of November 6, 2015, the property is 100.0% occupied by CVS Pharmacy (Baa1 / BBB+ / NA rated by Moody’s/S&P/Fitch) with a lease that extends through January 2027 and four five-year extension options remaining. The property is located in Spartanburg, South Carolina, approximately two miles from the Spartanburg central business district and approximately 20 miles from the Greenville-Spartanburg International Airport. The 2015 estimated population within a one-, three- and five-mile radius of the property is 5,803, 40,396 and 90,580, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $22,792, $29,165 and $34,682, respectively. According to the appraisal, the property is located in the Spartanburg retail submarket which had weighted average asking rents of $9.21 per square foot and a vacancy rate of 16.0%, as of year-end 2014. The appraisal concluded market rents of $20.00 per square foot.

Tractor Supply – Johnson City, TN. The property is an 18,886 square foot freestanding retail building located on approximately 2.9 acres. The property was built in 2000. As of November 6, 2015, the property was 100.0% occupied by Tractor Supply with a lease that extends through February 2030 and four five-year extension options remaining. The property is located in the suburban city of Johnson City, Tennessee. Primary access to the property is provided by Interstate 26 and Bristol Highway. The 2015 estimated population within a one-, three- and five-mile radius of the property is 763, 9,975 and 37,284, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $60,661, $68,678 and $69,035, respectively. According to the appraisal, the property is located within the Johnson City retail market which had weighted average asking rents of $10.51 per square foot and a vacancy rate of 9.5%, as of the second quarter of 2015. The appraisal concluded market rents of $11.00 per square foot.

Advance Auto Parts – Burleson, TX. The property is a 6,889 square foot freestanding retail building located on approximately 0.6 acres. The property was built in 2015. As of November 6, 2015, the property was 100.0% occupied by Advance Auto Parts with a lease that extends through April 2030 and four five-year extension options remaining. The property is located in the southwest part of Burleson, Texas, approximately 15 miles south of downtown Fort Worth. The 2014 estimated population within a one-, three- and five-mile radius of the property is 11,648, 42,060 and 79,788, respectively. The 2014 average household income within a one-, three- and five-mile radius of the property is $65,537, $77,917 and $81,665, respectively. The appraisal concluded market rents of $23.00 per square foot.

Historical and Current Occupancy(1)(2)
2012(3)	2013(3)	2014(3)	Current(4)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each year.
(2)	Historical Occupancies are derived from the lease start dates of each tenant.
(3)	2012 Historical Occupancy, 2013 Historical Occupancy and 2014 Historical Occupancy do not include Tractor Supply – West Haven, UT, Advance Auto Parts – Burleson, TX, Family Dollar – Ruston, LA, Family Dollar – West Monroe, LA, Dollar Tree – Jacksonville, FL, Family Dollar – Myrtle Beach, SC and Dollar General – Lubbock, TX.
(4)	Current Occupancy is as of November 6, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Tractor Supply – West Haven, UT	NA / NA / NA	22,205	10.8%	$12.48	10.5%	3/31/2030
Tractor Supply – Johnson City, TN	NA / NA / NA	18,886	9.2%	$10.17	7.3%	2/28/2030
CVS Pharmacy – Spartanburg, SC	Baa1 / BBB+ / NA	13,136	6.4%	$19.88	9.9%	1/31/2027
AutoZone – Johnson City, TN	Baa1 / BBB / BBB	9,455	4.6%	$7.49	2.7%	8/31/2025
Dollar General – Valdosta, GA	Baa3 / BBB / NA	9,313	4.5%	$12.44	4.4%	7/31/2026
Dollar General – Lubbock, TX	Baa3 / BBB / NA	9,227	4.5%	$9.02	3.2%	4/30/2030
Dollar Tree – Jacksonville, FL	Ba2 / BB / NA	9,217	4.5%	$10.76	3.8%	12/31/2025
Family Dollar – Chalmette, LA	Ba1 / NA / NA	9,200	4.5%	$9.10	3.2%	6/30/2025
Dollar General – Tallahassee, FL	Baa3 / BBB / NA	9,175	4.5%	$12.32	4.3%	7/1/2026
Dollar General – Alexandria, LA	Baa3 / BBB / NA	9,148	4.4%	$8.75	3.0%	11/30/2024
Dollar General – Byron, GA	Baa3 / BBB / NA	9,120	4.4%	$8.46	2.9%	10/31/2026
Family Dollar – Ruston, LA	Ba1 / NA / NA	8,546	4.2%	$12.41	4.0%	9/30/2030
Family Dollar – Myrtle Beach, SC	Ba1 / NA / NA	8,532	4.2%	$11.37	3.7%	3/31/2025
Family Dollar – West Monroe, LA	Ba1 / NA / NA	8,320	4.0%	$12.32	3.9%	6/30/2030
Advance Auto Parts – Burleson, TX	Baa2 / BBB- / NA	6,889	3.4%	$17.52	4.6%	4/30/2030
Advance Auto Parts – Greensboro, NC	Baa2 / BBB- / NA	6,864	3.3%	$10.84	2.8%	8/31/2025
Advance Auto Parts – Milwaukee, WI	Baa2 / BBB- / NA	6,839	3.3%	$17.50	4.5%	9/30/2028
O’Reilly Auto Parts – Slidell, LA	Baa2 / BBB+ / NA	6,827	3.3%	$10.03	2.6%	12/31/2026
O’Reilly Auto Parts – Chattanooga, TN	Baa2 / BBB+ / NA	6,821	3.3%	$10.55	2.7%	11/30/2026
PNC Bank, N.A. – Jacksonville, NC	A3 / A- / NA	6,061	2.9%	$44.02	10.1%	9/30/2023
Napa Auto Parts – Janesville, WI	NA / NA / NA	5,985	2.9%	$15.04	3.4%	8/30/2035
Napa Auto Parts – Beloit, WI	NA / NA / NA	5,809	2.8%	$12.39	2.7%	8/30/2035
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	1	6,061	2.9	266,834	10.1	6,061	2.9%	$266,834	10.1%
2024	1	9,148	4.4	80,044	3.0	15,209	7.4%	$346,878	13.1%
2025	5	43,268	21.0	425,044	16.1	58,477	28.4%	$771,922	29.2%
2026 & Beyond	15	147,098	71.6	1,870,877	70.8	205,575	100.0%	$2,642,799	100.0%
Total	22	205,575	100.0%	$2,642,799	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,642,799	$12.86	88.3%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,642,799	$12.86	88.3%
Total Reimbursements(4)	349,543	1.70	11.7
Net Rental Income	$2,992,342	$14.56	100.0%
(Vacancy/Credit Loss)	(97,187)	(0.47)	(3.2)
Other Income	0	0.00	0.0
Effective Gross Income	$2,895,155	$14.08	96.8%

Total Expenses(5)	$411,351	$2.00	14.2%

Net Operating Income	$2,483,804	$12.08	85.8%

Total TI/LC, Capex/RR	117,383	0.57	4.1
Net Cash Flow	$2,366,421	$11.51	81.7%
(1)	Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsors between June 2015 and September 2015 for a combined purchase price of $40,693,247.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place is based on the in-place lease rents at each of the respective properties along with contractual rent increases through September 2016.

(4)	Underwritten Total Reimbursements are based on the tenant leases and discussions with the borrower. Ten of the properties show no reimbursements as the tenants pay directly, whereas the remaining 12 properties reimburse either property taxes, insurance or operating expenses or some combination of the three.

(5)	Underwritten Total Expenses is based on appraisal estimates for certain operating and common area maintenance expenses for the 12 properties where the related tenant reimburses expenses paid by the borrower pursuant to its respective lease. Operating and common area expenses for the other ten properties are excluded from Underwritten Total Expenses as the related tenant pays expenses directly pursuant to its respective lease.

Property Management. The ExchangeRight Net Leased Portfolio 10 is managed by ExchangeRight Asset Management, LLC, a California limited liability company and an affiliate of the loan sponsors. The current management agreement commenced on September 1, 2015 and has a one-year term that will automatically renew annually for one-year terms unless either party gives written notice of termination at least 60 days but no more than 90 days before the commencement of the next term. The management agreement provides for a contractual management fee of 1.45% of the properties’ annual net operating income. The management fees related to the ExchangeRight Net Leased Portfolio 10 properties are subordinate to the liens and interests of the ExchangeRight Net Leased Portfolio 10 loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $166,667 for real estate taxes, $8,654 for engineering reserves and $3,719 for insurance reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $19,338.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $4,077.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $1,175 (approximately $0.07 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - Upon the occurrence and continuation of an event of default, on a monthly basis, the borrower is required to deposit approximately $11,918 (approximately $0.70 per square foot annually) for future tenant improvement and leasing commissions. The borrower is required to immediately deposit any payables received in connection with an amendment or modification of a lease, any reduction in rents or any shortening or surrender of space related to a tenant at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

ExchangeRight Net Leased Portfolio 10

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants within 10 days of the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) the date on which the debt service coverage ratio, as calculated in the loan documents, is less than 1.30x.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

The Villas at Sienna Plantation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

The Villas at Sienna Plantation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

The Villas at Sienna Plantation

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,740,000	Title:	Fee
Cut-off Date Principal Balance:	$19,740,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	190
Loan Purpose:	Acquisition	Location:	Missouri City, TX
Borrower:	Villas of Elysian at Sienna Plantation, LP	Year Built / Renovated:	2014 / N/A
Sponsors:	Oren Blatt and Yacob Blatt	Occupancy:	95.3%
Interest Rate:	4.44700%	Occupancy Date:	9/8/2015
Note Date:	10/16/2015	Number of Tenants:	N/A
Maturity Date:	11/1/2025	2012 NOI(1):	N/A
Interest-only Period:	120 months	2013 NOI(1):	N/A
Original Term:	120 months	2014 NOI(1):	N/A
Original Amortization:	None	TTM NOI (as of 7/2015)(2):	$523,585
Amortization Type:	Interest Only	UW Economic Occupancy:	94.1%
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Revenues:	$3,353,804
Lockbox:	Springing	UW Expenses:	$1,677,282
Additional Debt:	N/A	UW NOI(2):	$1,676,522
Additional Debt Balance:	N/A	UW NCF:	$1,638,522
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$28,450,000 / $149,737
		Appraisal Date:	9/3/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$103,895
Taxes:	$540,687	$69,783	N/A	Maturity Date Loan / Unit:	$103,895
Insurance:	$5,635	$5,635	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$3,167	$3,167	N/A	Maturity Date LTV:	69.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.84x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,740,000	67.0%	Purchase Price	$28,200,000	95.8%
Sponsor Equity	9,721,575	33.0	Closing Costs	712,086	2.3%
			Upfront Reserves	549,489	1.9%
Total Sources	$29,461,575	100.0%	Total Uses	$29,461,575	100.0%
(1)	Historical NOI is not available as the property was delivered in late 2014.

(2)	The increase in TTM NOI to UW NOI is due to the lease up of residential units since the property was delivered in late 2014.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Villas at Sienna Plantation loan has an outstanding principal balance as of the Cut-off Date of $19.7 million and is secured by a first mortgage lien on a 190-unit, garden style apartment community located in Missouri City, Texas. The loan has a 10-year term and is interest only for the entire term.

The Borrower. The borrowing entity for the loan is Villas of Elysian at Sienna Plantation, LP, a Texas limited partnership and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors of the mortgage loan are Oren Blatt and Yacob Blatt, co-founders of Sun Holdings Group. Sun Holdings Group is a real estate investment firm founded in Tel Aviv, Israel in 1990. The firm is currently headquartered in Houston, Texas and has acquired over 2,000 residential units in the United States with the primary focus on Texas. In addition to multifamily investments, Sun Holdings Group invests in the hospitality and retail asset classes and has grown its portfolio to over $500.0 million of investment properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

The Villas at Sienna Plantation

At origination, the proceeds from the mortgage loan were used to acquire The Villas at Sienna Plantation property for $28.2 million, which represents a purchase price of approximately $148,421 per unit.

The Property. The Villas at Sienna Plantation property is a 190-unit Class A multifamily complex built in 2014 and situated on approximately 12.21 acres. The property consists primarily of 17 two-story buildings with a unit mix consisting of 78 one-bedroom units, 78 two-bedroom units and 34 three-bedroom units. The apartments feature a private patio or balcony area, fully-equipped kitchens including a dishwasher, walk-in closets, nine-foot ceilings with ceiling fans and carpeting throughout. Additionally, all units feature full-size washers and dryers. Amenities at the property include a clubhouse with separate conference room and coffee bar, 24-hour fitness center, game room with shuffle board and billiard table, swimming pool with cabanas, poolside entertainment area and gas grill, Wi-Fi throughout the community, dog park and electronic security gate. The property offers 365 parking spaces, which includes 144 attached garage spaces and 38 detached garage spaces, for a parking ratio of approximately 1.92 spaces per unit.

The Villas at Sienna Plantation property is located in Missouri City, Texas, approximately 18.0 miles southwest of the Houston central business district. The property is located along Sienna Springs Drive, an east and west thoroughfare, which provides direct access to several primary Missouri City roadways including the Sienna Parkway, Fort Bend Parkway Toll Road, State Route 6 and the Sam Houston Parkway. The property is part of a larger master-planned, mixed use community known as Sienna Plantation. Sienna Plantation is a 10,000-acre community that offers residents access to various amenities including a 12-acre recreation complex with fitness classes, eight tennis courts, community swimming pools and two resort-style waterparks, a full golf course, five different schools ranging from elementary to high school, 100 acres of parks and playground and 132 acres of lakes and waterways. The property also benefits from its proximity to various major employment centers in the surrounding area including Sugar Land, Texas Medical Center, Houston Galleria and Westchase District. The Villas at Sienna Plantation property is located within walking distance to an H-E-B grocery store and approximately 7.8 miles southeast of First Colony Mall, a 916,076 square foot regional mall anchored by Dillard’s, Macy’s and JCPenney. Additionally, the property is located approximately 26.0 miles southwest of William P. Hobby Airport and approximately 42.8 miles southwest of George Bush Intercontinental Airport.

The property is located in the Fort Bend submarket of the Houston multifamily market. As of the second quarter of 2015, the Fort Bend submarket occupancy rate was 90.3% with 13,520 total units while the Class A submarket occupancy rate was 86.4% with 7,219 total units. As of the second quarter of 2015, the one-mile and three-mile estimated population was 3,059 and 40,236, respectively with an estimated median household income of $100,613 and $101,601, respectively. The appraisal identified five comparable properties that were built between 2007 and 2014 and range in size from 240 to 312 units. The occupancy for the rent comparables ranged from 53.0% to 98.0% with a weighted average market rental rate of $1,328 per unit. Additionally, the weighted average unit size for the comparable properties was 953 square feet. By comparison, the property’s weighted average monthly in-place rental rate is $1,495 per unit and weighted average unit size is 1,104 square feet. Within the Fort Bend submarket, there is currently one 77-unit Class A multifamily development under construction that is expected to compete with The Villas at Sienna Plantation property.

Historical and Current Occupancy(1)
TTM(2)	T-6	T-3	Current(3)
61.7%	70.3%	81.5%	95.3%
(1)	Historical occupancies represent the average occupancies for the trailing twelve-, six- and three-month periods ended July 31, 2015.

(2)	The lower TTM occupancy is a result of the property being delivered to the market in late 2014.

(3)	Current occupancy is as of September 8, 2015.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In-Place Rents
1 Bedroom	78	41.1%	72	92.3%	867	$1,195	$1,194
2 Bedroom	78	41.1%	77	98.7%	1,195	$1,593	$1,591
3 Bedroom	34	17.9%	32	94.1%	1,438	$1,939	$1,941
Total / Wtd. Avg.	190	100.0%	181	95.3%	1,104	$1,492	$1,495
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

The Villas at Sienna Plantation

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	T-6(2)(3)	T-3(2)(3)	Underwritten	Per Unit	%(4)
Rents in Place	$1,522,648	$2,323,092	$2,695,252	$3,247,440	$17,092	94.7%
Vacant Income	0	0	0	153,764	809	4.5%
Gross Potential Rent	$1,522,648	$2,323,092	$2,695,252	$3,401,204	$17,901	99.2%
Total Reimbursements	173,850	257,072	338,392	28,800	152	0.8%
Net Rental Income	$1,696,498	$2,580,164	$3,033,644	$3,430,004	$18,053	100.0%
(Vacancy/Credit Loss)	0	0	0	(171,500)	(903)	(5.0)--
Concessions	(8,963)	(15,048)	(21,764)	(29,700)	(156)	(0.9)--
Other Income	3,878	4,650	5,056	125,000	658	3.6%
Effective Gross Income	$1,691,413	$2,569,766	$3,016,936	$3,353,804	$17,652	97.8%

Total Expenses	$1,167,828	$1,598,318	$1,551,760	$1,677,282	$8,828	50.0%

Net Operating Income	$523,585	$971,448	$1,465,176	$1,676,522	$8,824	50.0%

Replacement Reserves	0	0	0	38,000	200	1.1%
Net Cash Flow(5)	$523,585	$971,448	$1,465,176	$1,638,522	$8,624	48.9%
(1)	No historical cash flows are available as the property was delivered in late 2014.

(2)	T-3, T-6 and TTM columns represent the trailing three-, six- and twelve-month periods, respectively, each as of July 31, 2015.

(3)	T-3 and T-6 columns represent annualized figures.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	The increase in TTM Net Cash Flow to Underwritten Net Cash Flow is due to the lease up of residential units during the latter half of 2014 through early 2015.

Property Management. The Villas at Sienna Plantation property is managed by Tarantino Properties, Inc., a third party management company. The current management agreement commenced on October 9, 2015 and has a 12-month term and will automatically renew on a month-to-month basis unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 2.5% of gross collections, payable on a monthly basis. The management fees related to The Villas at Sienna Plantation property are subordinate to the liens and interests of The Villas at Sienna Plantation loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $540,687 for tax reserves, $5,635 for insurance and $3,167 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $69,783.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $5,635.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,167 (approximately $200 per unit annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence of a Cash Sweep Event, the borrower and manager are required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and all excess cash flow after payment of the monthly debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager or (iii) the debt service coverage ratio (as calculated in the loan documents) based on a trailing six months of gross income from operations is less than 1.10x.

Permitted Mezzanine Debt. In connection with a bona fide sale of the property and assumption of the mortgage loan pursuant to the loan documents, the owners of the transferee are permitted to obtain a mezzanine loan secured by the ownership interests in the transferee upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing; (ii) the combined loan-to-value ratio does not exceed 70.0%; (iii) the debt service coverage ratio (as calculated in the loan documents), taking into account the mezzanine loan and assuming a 30 year amortization for the 12 month period following such mezzanine loan, is not less than 1.25x; (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the mortgage loan; and (v) the lenders enter into an intercreditor agreement acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Willowbend Lake Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Willowbend Lake Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Willowbend Lake Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,702,000	Title:	Fee
Cut-off Date Principal Balance:	$19,702,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	360
Loan Purpose:	Refinance	Location:	Baton Rouge, LA
Borrower:	C-K Willow Bend Lake LLC	Year Built / Renovated:	1983-1986 / N/A
Sponsors(1):	Craig Koenigsberg and Howard Parnes	Occupancy:	92.2%
Interest Rate:	4.34500%	Occupancy Date:	8/25/2015
Note Date:	10/6/2015	Number of Tenants:	N/A
Maturity Date:	11/1/2025	2012 NOI(2):	$1,985,442
Interest-only Period:	120 months	2013 NOI(2):	$2,241,057
Original Term:	120 months	2014 NOI:	$2,253,941
Original Amortization:	None	TTM NOI (as of 9/2015):	$2,190,138
Amortization Type:	Interest Only	UW Economic Occupancy:	92.2%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$3,329,083
Lockbox:	Springing	UW Expenses:	$1,075,600
Additional Debt:	N/A	UW NOI:	$2,253,483
Additional Debt Balance:	N/A	UW NCF:	$2,163,483
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$29,250,000 / $81,250
		Appraisal Date:	8/27/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$54,728
Taxes:	$131,916	$14,000	N/A	Maturity Date Loan / Unit:	$54,728
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.4%
Replacement Reserves:	$34,595	$7,500	N/A	Maturity Date LTV:	67.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.49x
Other:	$12,045	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,702,000	100.0%	Payoff Existing Debt	$16,139,404	81.9%
			Return of Equity	3,190,808	16.2
			Closing Costs	193,233	1.0
			Upfront Reserves	178,556	0.9
Total Sources	$19,702,000	100.0%	Total Uses	$19,702,000	100.0%

(1)	The loan sponsors are also the loan sponsors of the mortgage loans identified as Sherwood Acres Apartments, Aspen Lodge Apartments, Forestwood Apartments and Breckenridge Apartments on Annex A-1 to the Free Writing Prospectus, representing approximately 8.9% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. In addition, Craig Koenigsberg is also the loan sponsor of the mortgage loans identified as Buena Vista I Apartments and Buena Vista II Apartments on Annex A-1 to the Free Writing Prospectus, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date.
(2)	The increase in 2013 NOI from 2012 NOI is primarily driven by an increase in occupancy from 91.8% to 95.3%.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Willowbend Lake Apartments loan has an outstanding principal balance as of the Cut-off Date of approximately $19.7 million and is secured by a first mortgage lien on a 360-unit, garden style apartment community located in Baton Rouge, Louisiana. The loan has a 10-year term and is interest only for the entire term. The existing debt was previously securitized as part of the WBCMT 2005-C22 transaction.

The Borrower. The borrowing entity for the loan is C-K Willow Bend Lake LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Willowbend Lake Apartments

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors of the mortgage loan are Craig Koenigsberg, co-founder and current president of CLK Properties, and Howard Parnes. CLK Properties is a full-service real estate investment and management company headquartered in Woodbury, New York. CLK Properties was originally founded in 1980 and has ownership interests in over 95 assets across 31 cities, with over 22,000 residential units and over 2.5 million square feet of commercial space. Howard Parnes has been involved in real estate finance, management and acquisitions for over 49 years and has been involved in the acquisition, ownership or sale of over 5,000 properties. Mr. Parnes’s portfolio includes approximately 20,000 apartments and over 300 commercial properties. The loan sponsors purchased the property in 2001 for approximately $12.0 million.

The Property. The Willowbend Lake Apartments property is a 360-unit Class B multifamily complex built in 1983 through 1986 and situated on approximately 25.16 acres. The property consists predominantly of 24 two-story buildings with a unit mix consisting of 192 one-bedroom units and 168 two-bedroom units. The apartments feature fully-equipped kitchens, a full-size washer and dryer, ceiling fans, carpet, fireplace and built-in bookshelves. Additionally, the second floor units feature a sunroom with skylights. Amenities at the property include a clubhouse and leasing office, two community swimming pools, two year-round whirlpools, a fitness facility with sauna, tennis court, picnic area and a 10-acre lake. The property offers 692 parking spaces for a parking ratio of approximately 1.92 spaces per unit.

The Willowbend Lake Apartments property is located in Baton Rouge, Louisiana, approximately 7.0 miles east of the Baton Rouge central business district. The property is located along Mead Road nearby the intersection of Mead Road and South Sherwood Forest Boulevard, a major north and south roadway through Baton Rouge. South Sherwood Forest Boulevard provides direct access to Interstate Highway 12, located approximately 0.1 miles from the Willowbend Lake Apartments, which provides regional access via State Route 61 and Interstate Highway 10. The property is located approximately 7.0 miles from the Louisiana State University and approximately 6.0 miles from Baton Rouge Community College and is located near South Sherwood Forest Boulevard, a densely developed commercial and residential corridor. Major employers with operations in the area include Turner Industries Group, LLC, ExxonMobil, The Shaw Group Inc. and Our Lady of The Lake Regional Medical Center. Additionally, national employers with significant retail operations in the immediate area include Winn-Dixie, Walmart, CVS and Home Depot. Additionally, the property is located approximately 12.3 miles southeast of the Baton Rouge Metropolitan Airport. The Willowbend Lake Apartments property is located approximately 2.0 miles northwest of the Sherwood Acres Apartments property and both loans share the same loan sponsors.

The property is located in the East Baton Rouge Parish submarket of the Baton Rouge multifamily market. As of the second quarter of 2015, the Baton Rouge multifamily market occupancy rate was 95.7% with 28,004 total units. As of the second quarter of 2015, the one-mile and three-mile estimated population was 13,822 and 89,490, respectively, with an estimated median household income of $46,302 and $55,323, respectively. The appraisal identified six comparable properties that were built between 1974 and 2008 and range in size from 240 to 312 units. The occupancy for the rent comparables ranged from 75.0% to 99.0% with average rental rates of $786 to $1,042 per unit. By comparison, the property’s average monthly rent is $792 per unit. Within the Baton Rouge market, there are 11 multifamily projects currently under construction ranging in size from 18 to 247 units, however, only one of the properties is expected to compete with the Willowbend Lake Apartments.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
91.8%	95.3%	95.5%	92.2%
(1)	Historical occupancies are of December 31 of each respective year.
(2)	Current occupancy is as of August 25, 2015.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 Bedroom	192	53.3%	174	90.6%	702	$740	$730
2 Bedroom	168	46.7%	158	94.0%	1,004	$878	$861
Total / Wtd. Avg.	360	100.0%	332	92.2%	843	$806	$792
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Willowbend Lake Apartments

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,876,079	$3,072,200	$3,120,595	$3,086,068	$3,156,852	$8,769	92.2%
Vacant Income	0	0	0	0	266,976	742	7.8
Gross Potential Rent	$2,876,079	$3,072,200	$3,120,595	$3,086,068	$3,423,828	$9,511	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$2,876,079	$3,072,200	$3,120,595	$3,086,068	$3,423,828	$9,511	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(266,976)	(742)	(7.8)
Other Income	179,925	218,423	202,463	171,603	172,231	478	5.0
Effective Gross Income	$3,056,004	$3,290,623	$3,323,058	$3,257,671	$3,329,083	$9,247	97.2%
Total Expenses	$1,070,562	$1,049,566	$1,069,117	$1,067,533	$1,075,600	$2,988	32.3%
Net Operating Income	$1,985,442	$2,241,057	$2,253,941	$2,190,138	$2,253,483	$6,260	67.7%
Replacement Reserves	90,000	90,000	90,000	90,000	90,000	250	2.7
Net Cash Flow	$1,895,442	$2,151,057	$2,163,941	$2,100,138	$2,163,483	$6,010	65.0%

(1)	TTM column represents the trailing 12-month period ending September 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The Willowbend Lake Apartments property is managed by CLK Multi Family Management, LLC, an affiliate of the loan sponsors. The current management agreement commenced on October 1, 2015 and has a 12-month term and will automatically renew on a month-to-month basis unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of rental income, payable on a monthly basis. The management fees related to the Willowbend Lake Apartments property are subordinate to the liens and interests of the Willowbend Lake Apartments loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $131,916 for tax reserves, $34,595 for replacement reserves and $12,045 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $14,000.

Insurance Escrows – The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the properties are insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,500 (approximately $250 per unit annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence of a Lockbox Event, the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Lockbox Event” means the occurrence of either (i) a Cash Sweep Event or (ii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing six months of gross income from operations is less than 1.25x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing six months of gross income from operations is less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$19,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$18,954,693	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	507,966
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrowers:	New Center LLC and	Year Built / Renovated:	1980 / N/A
	New Center Parking LLC	Occupancy:	77.1%
Sponsor:	The Farbman Family #2, LLC	Occupancy Date:	7/31/2015
Interest Rate:	4.76000%	Number of Tenants:	61
Note Date:	8/3/2015	2012 NOI(2):	$5,355,833
Maturity Date:	9/1/2025	2013 NOI(2):	$4,282,175
Interest-only Period:	None	2014 NOI:	$4,280,464
Original Term:	120 months	TTM NOI (as of 6/2015):	$4,351,857
Original Amortization:	360 months	UW Economic Occupancy:	74.0%
Amortization Type:	Balloon	UW Revenues:	$7,823,504
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$3,508,208
Lockbox:	CMA	UW NOI:	$4,315,296
Additional Debt:	Yes	UW NCF:	$3,814,349
Additional Debt Balance:	$18,954,693	Appraised Value / Per SF:	$56,200,000 / $111
Additional Debt Type:	Pari Passu	Appraisal Date:	7/17/2015

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$75
Taxes:	$197,084	$49,829	N/A	Maturity Date Loan / SF:	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$12,276	$12,276	N/A	Maturity Date LTV:	55.2%
TI/LC:	$29,632	$29,632	$1,066,752	UW NCF DSCR:	1.60x
Other:	$263,171	Springing	$1,208,080	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$38,000,000	91.2%	Payoff Existing Debt	$40,393,386	97.0%
Sponsor Equity	3,655,733	8.8	Closing Costs	760,184	1.8
			Upfront Reserves	502,163	1.2
Total Sources	$41,655,733	100.0%	Total Uses	$41,655,733	100.0%

(1)	The New Center One Building loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $38.0 million. The Financial Information presented in the chart above reflects the balance of the $38.0 million New Center One Building Whole Loan.
(2)	The decrease in 2013 NOI from 2012 NOI is primarily due to a reduction in occupancy at the property.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The New Center One Building loan is secured by a first mortgage lien on an eight-story, 507,966 square foot Class A multi-tenant office building and a 10-story parking garage located in Detroit, Michigan. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $37.9 million (the “New Center One Building Whole Loan” or “Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $19.0 million, is being contributed to the JPMBB 2015-C33 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $19.0 million and was contributed to the JPMBB 2015-C32 trust. The holder of Note A-1, the JPMBB 2015-C32 trust (the “Controlling Noteholder”) (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the New Center One Building Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The New Center One Building Whole Loan has a 10-year term and will amortize on a 30-year schedule. The previous existing debt was securitized in the JPMCC 2005-LDP3 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

The Borrowers. The borrowing entities for the New Center One Building Whole Loan are New Center LLC and New Center Parking LLC, both Delaware limited liability companies and special purpose entities.

The Loan Sponsor. The nonrecourse carve-out guarantor is The Farbman Family #2, LLC, an affiliate of the loan sponsor, Farbman Group. Farbman Group is a full-service real estate company with development, management, brokerage and planning services. Headquartered in Southfield, Michigan, the company manages over 20 million square feet of office, retail, multifamily and industrial space throughout Southeast Michigan. The company employs over 200 people with offices across Michigan, Ohio, Illinois and Florida.

Originally built in 1980, the property was purchased by the loan sponsor in 2003 when it was approximately 44.0% occupied. Within the past three years, the loan sponsor invested approximately $1.3 million in capital improvements to the office building and parking facilities. Capital improvements included parking deck structural repairs, common area corridor renovations, atrium roof repairs, retaining wall repairs, chiller panel and coil replacement, window replacement, parking deck lighting upgrades and tenant improvement expenditures.

The Property. The New Center One Building is an eight-story, 507,966 square foot Class A multi-tenant office building and a 10-story parking garage located in the New Center office submarket of Detroit, Michigan. The property’s office building (“NCO”) is situated on a 3.85-acre site, while the parking garage is situated on a separate, non-contiguous 1.44-acre site. NCO consists of approximately 77.2% office (floors three through eight), 19.2% retail and office (floors one and two) and 3.6% storage space (basement). The main entrance to the building leads to the first floor retail and lobby area, which contains two escalators and six passenger elevators. The building’s second floor has two skywalks which connect to the parking garage as well as two neighboring buildings, the Fisher Building to the west and the Kahn Building to the north. The property also includes the 10-story, 1,712-space parking garage, a 154-space surface parking lot and a 70-space executive parking garage, reflecting an overall parking ratio of 3.81 spaces per 1,000 square feet. The garage not only provides parking for NCO tenants, but also provides parking for theater events and general transient parking, and is self-managed by the loan sponsor. The parking garage has historically operated at 100.0% occupancy and almost all of the parking spaces are currently on monthly contracts. In addition, the property benefits from immediate access to the Lodge Freeway, Interstate 94 and Interstate 75 junction, which provide access to the Detroit central business district. Moreover, the property lies immediately adjacent to Grand Station, which will be the northern endpoint of Detroit’s new M-1 Rail system expected to open in 2016.

As of July 31, 2015, the property was 77.1% occupied by 61 tenants. The property’s largest tenant, Henry Ford Health Systems (“Henry Ford”), currently occupies 31.4% of the net rentable area. Henry Ford originally occupied its first space in September 2005 and has since expanded into three additional suites. The tenant holds three leases and a month-to-month space at the property with its largest lease by square feet expiring February 2020 and the lease contains two five-year options remaining. Founded in 1915, Henry Ford is a non-profit health care provider comprised of hospitals and medical centers located in Detroit. With more than 2,700 employees, Henry Ford is the fourth largest employer in Wayne County. Henry Ford accounts for approximately 47.5% of the total underwritten base rent at the property. The second largest tenant, Barbara Ann Karmanos Cancer Institute (“Karmanos”), leases 5.3% of the net rentable area through January 2018 and has occupied the space since February 2005. The lease does not contain any remaining extension options. Karmanos is an integrated center of research, patient care and education dedicated to the prevention, early detection, treatment and eventual eradication of cancer. The institute is part of the 41 National Cancer Institute-designated comprehensive cancer centers in the United States. Karmanos accounts for approximately 7.6% of the total underwritten base rent at the property. The third largest tenant, Vision Information Technology (“Vision”), leases 4.9% of the net rentable area through April 2022 and has occupied the space since January 2004. The lease does not contain any extension options. Vision provides information technology managed services and talent management solutions to Fortune 500 companies, mid-size corporations, and state and local government agencies in Latin America, Europe and Asia. Vision accounts for approximately 7.0% of the total underwritten base rent at the property.

The property is located in the New Center office submarket, approximately 4.1 miles northwest of Detroit’s central business district, and lies immediately adjacent to Grand Station, which will be the northern endpoint of Detroit’s new M-1 Rail system expected to open in 2016. The new M-1 Rail, an approximately 3.3-mile light rail system, will traverse along Woodward Avenue connecting downtown Detroit to the New Center area. Anchor institutions within a one-mile radius of the property that serve as major drivers of leasing in the area include Cadillac Place, Henry Ford Hospital and Wayne State University. Additionally, the property is located approximately 18.5 miles northeast of Detroit Metropolitan Wayne County Airport. According to the appraisal, the population within a one-mile radius contained 13,741 people with a median household income of $15,867, as of 2015. According to CoStar, as of the second quarter of 2015, the New Center office submarket consisted of approximately 8.1 million square feet of office space with an overall vacancy rate of 11.2% and average rents of $16.68 per square foot. The appraisal identified seven directly comparable office properties built between 1912 and 1962 and ranging in size from approximately 35,445 to 957,355 square feet. The office comparables reported asking rents ranging from $15.00 to $22.00 per square foot with a weighted average of $19.88 per square foot. The weighted average in-place office rent at the property was $14.31 per square foot. The appraisal identified five directly comparable retail properties built between 1891 and 2013 and ranging in size from approximately 4,800 to 957,355 square feet. The retail comparables reported asking rents ranging from $19.50 to $21.80 per square foot with a weighted average of $20.24 per square foot. The weighted average in-place retail rent at the property was $16.47 per square foot. The appraisal did not identify any new construction that will be competitive with the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
86.4%	83.2%	82.0%	77.1%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 31, 2015.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Henry Ford Health Systems(3)	A3 / NA / NA	159,402	31.4%	$17.01	47.5%	Various
Barbara Ann Karmanos Cancer Institute	NA / NA / NA	26,795	5.3%	$16.25	7.6%	1/31/2018
Vision Information Technology	NA / NA / NA	24,870	4.9%	$16.00	7.0%	4/30/2022
Detroit Windsor Dance Academy	NA / NA / NA	20,906	4.1%	$2.75	1.0%	MTM
Wayne County Health Authority(4)	NA / NA / NA	15,128	3.0%	$13.22	3.5%	1/31/2019
Walsh Construction Company of Illinois, Inc	NA / NA / NA	10,372	2.0%	$15.25	2.8%	8/31/2019
Fidelis Senior Care, Inc	NA / NA / NA	9,532	1.9%	$15.50	2.6%	6/30/2018
Synergy Partners LLC(5)	NA / NA / NA	9,361	1.8%	$15.50	2.5%	5/31/2020
Kema, Inc.(6)	NA / NA / NA	8,281	1.6%	$16.00	2.3%	9/30/2017
Central Care Mgmt Organization	NA / NA / NA	7,389	1.5%	$13.00	1.7%	3/31/2017

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Henry Ford Health Systems holds three leases at the property. The lease for the 98,489 square foot, 30,819 square foot and 29,585 square foot spaces expire February 2020, April 2017 and January 2017, respectively. The remaining 509 square feet are on a month-to-month basis. The tenant has the right to terminate its lease with respect to its 98,489 square foot space as of February 28, 2018, with 12 months’ notice and payment of a termination fee. Base Rent PSF represents the weighted average of the tenant’s various leases containing different rents per square foot.
(4)	Wayne County Health Authority has the right to terminate its lease as of August 1, 2016, if any grant or government funding is terminated or reduced such that operations at the property are no longer feasible, with three months’ notice and payment of a termination fee.
(5)	Synergy Partners LLC has the right to terminate its lease as of December 31, 2016, with three months’ notice and payment of a termination fee. In addition, Synergy Partners LLC has the right to terminate its lease at any time during the lease term in the event its contract with the Detroit-Wayne Mental Health Authority is terminated, expired or not renewed, with 90 days’ notice.
(6)	Kema, Inc. has the right to terminate its lease as of October 1, 2015, with three months’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	116,470	22.9%	NAP	NAP	116,470	22.9%	NAP	NAP
2015 & MTM	15	32,780	6.5	$171,263	3.0%	149,250	29.4%	$171,263	3.0%
2016	10	20,203	4.0	324,958	5.7	169,453	33.4%	$496,222	8.7%
2017	10	87,048	17.1	1,361,021	23.9	256,501	50.5%	$1,857,242	32.6%
2018	12	55,587	10.9	860,425	15.1	312,088	61.4%	$2,717,668	47.7%
2019	5	31,895	6.3	410,844	7.2	343,983	67.7%	$3,128,511	54.9%
2020	6	121,800	24.0	2,107,279	37.0	465,783	91.7%	$5,235,790	91.8%
2021	0	0	0.0	0	0.0	465,783	91.7%	$5,235,790	91.8%
2022	2	26,997	5.3	425,193	7.5	492,780	97.0%	$5,660,983	99.3%
2023	0	0	0.0	0	0.0	492,780	97.0%	$5,660,983	99.3%
2024	0	0	0.0	0	0.0	492,780	97.0%	$5,660,983	99.3%
2025	1	2,520	0.5	40,320	0.7	495,300	97.5%	$5,701,303	100.0%
2026 & Beyond(2)	0	12,666	2.5	0	0.0	507,966	100.0%	$5,701,303	100.0%
Total	61	507,966	100.0%	$5,701,303	100.0%
(1)	Based on the underwritten rent roll.
(2)	2026 & Beyond includes 12,666 square feet of non-leasable space used by the borrowers and located in the basement of the building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,677,483	$5,966,431	$5,974,419	$5,926,617	$5,701,303	$11.22	54.6%
Vacant Income	0	0	0	0	2,004,970	3.95	19.2
Gross Potential Rent	$6,677,483	$5,966,431	$5,974,419	$5,926,617	$7,706,273	$15.17	73.8%
Parking	1,408,412	1,379,611	1,314,050	1,387,147	1,874,963	3.69	17.9
Other Reimbursements	852,620	644,768	750,415	639,914	864,951	1.70	8.3
Net Rental Income	$8,938,515	$7,990,809	$8,038,885	$7,953,678	$10,446,187	$20.56	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,717,824)	(5.35)	(26.0)
Other Income(4)	153,176	79,583	79,552	95,140	95,140	0.19	0.9
Effective Gross Income	$9,091,690	$8,070,392	$8,118,437	$8,048,818	$7,823,504	$15.40	74.9%
Total Expenses	$3,735,858	$3,788,218	$3,837,972	$3,696,962	$3,508,208	$6.91	44.8%
Net Operating Income	$5,355,833	$4,282,175	$4,280,464	$4,351,857	$4,315,296	$8.50	55.2%
Total TI/LC, Capex/RR	0	0	0	0	500,947	0.99	6.4
Net Cash Flow	$5,355,833	$4,282,175	$4,280,464	$4,351,857	3,814,349	$7.51	48.8%

(1)	The TTM column represents the trailing 12 months ended June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The decrease in 2013 Rents in Place from 2012 Rents in Place is primarily due to reduced rental income in relation to higher vacancy.
(4)	Other Income represents miscellaneous income.

Property Management. The New Center One Building property is managed by Farbman Group IV, LLC, d/b/a Farbman Group, a Michigan limited liability company. The current management agreement commenced on August 1, 2015, has a 12-month term and will automatically renew each year on a 12-month term, unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of gross income, payable on a monthly basis. The management fees related to the New Center One Building property are subordinate to the liens and interests of the New Center One Building loan.

Escrows and Reserves. At origination, the borrowers deposited into escrow $205,567 for outstanding tenant improvements, $197,084 for real estate taxes, $57,604 for free rent reserves, $29,632 for future tenant improvements and leasing commissions and $12,276 for replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $49,829.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow approximately $12,276 (approximately $0.29 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $29,632 (approximately $0.70 per square foot annually) for future tenant improvements and leasing commissions. The reserve is capped at $1,066,752.

Henry Ford Reserve – During a Henry Ford Reserve Trigger Event, the borrowers are required to escrow $50,000 on a monthly basis for each of the premises leased under the second and third largest leases with Henry Ford for use in connection with tenant improvements and leasing commissions related to such spaces, until such time that the Henry Ford Reserve Trigger Event is cured with respect to the individual leased premises. The reserve is capped at $1,208,080 which is comprised of (i) $616,380 related to the premises leased under the second largest lease and (ii) $591,700 related to the premises leased under the third largest lease.

A “Henry Ford Reserve Trigger Event” means (i) the borrowers fail to satisfy the Henry Ford renewal criteria (which are that Henry Ford has renewed or extended the applicable lease with respect to at least 85.0% of the space covered by the applicable Henry Ford lease) for either Henry Ford’s second largest lease or third largest lease on or before the date that is 12 months prior to the applicable expiration date or lease renewal or (ii) the payment date occurring in February 2018, if the borrowers fail to satisfy the Henry Ford renewal criteria with respect to such leases for terms of at least three years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

New Center One Building

Lockbox / Cash Management. The New Center One Building Whole Loan is structured with a CMA lockbox. The borrowers were required to deliver tenant direction letters to deposit all revenues into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Cash Sweep Period. During a Cash Sweep Period, the funds in the deposit account are required to be swept each business day to a segregated cash management account under the control of the lender, and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrowers or manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three months of gross income from operations, is less than 1.25x or (iv) a Henry Ford Trigger Event.

A “Henry Ford Trigger Event” means the occurrence of (i) a bankruptcy action with respect to Henry Ford, (ii) the borrowers fail to satisfy the Henry Ford renewal criteria for Henry Ford’s largest lease on or before the date that is 12 months prior to the expiration date or lease renewal or (iii) Henry Ford vacates the space demised under Henry Ford’s largest lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Hutton Creek Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Hutton Creek Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Hutton Creek Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,500,000	Title:	Fee
Cut-off Date Principal Balance:	$18,500,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.4%	Net Rentable Area (Units):	258
Loan Purpose:	Refinance	Location:	Carrollton, TX
Borrower:	BW Hutton Creek LLC	Year Built / Renovated:	1978 / 2015
Sponsor:	Gideon Zeus Friedman	Occupancy:	99.6%
Interest Rate:	4.65000%	Occupancy Date:	9/14/2015
Note Date:	10/8/2015	Number of Tenants:	N/A
Maturity Date:	11/6/2025	2012 NOI(1):	N/A
Interest-only Period:	36 months	2013 NOI:	$1,042,949
Original Term:	120 months	2014 NOI(2)(3):	$1,283,356
Original Amortization:	360 months	TTM NOI (as of 9/2015):	$1,289,910
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.4%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$2,701,252
Lockbox:	CMA	UW Expenses:	$1,120,608
Additional Debt:	N/A	UW NOI(3):	$1,580,644
Additional Debt Balance:	N/A	UW NCF:	$1,516,144
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$24,800,000 / $96,124
		Appraisal Date:	8/27/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$71,705
Taxes:	$28,595	$28,595	N/A	Maturity Date Loan / Unit:	$62,984
Insurance:	$42,427	$5,303	N/A	Cut-off Date LTV:	74.6%
Replacement Reserves:	$0	$5,375	N/A	Maturity Date LTV:	65.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.32x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	100.0%	Payoff Existing Debt	$14,082,830	76.1%
			Return of Equity	3,878,053	21.0
			Closing Costs	468,095	2.5
			Upfront Reserves	71,022	0.4
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

(1)	2012 NOI is not available because the property was acquired in June 2014 and the previous owner did not deliver 2012 financials to the loan sponsor.
(2)	2014 NOI represents trailing six months annualized as of December 2014. Full-year NOI was not available to the loan sponsor because the property was acquired in June 2014.
(3)	The increase in UW NOI from 2014 NOI is due to increased occupancy, which resulted in increased revenues at the Hutton Creek Apartments property.

The Loan. The Hutton Creek Apartments loan has an outstanding principal balance as of the Cut-off Date of $18.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a 258-unit, garden-style multifamily property located in Carrollton, Texas. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is BW Hutton Creek LLC, a Texas limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Gideon Zeus Friedman. Mr. Friedman is a managing member of Beachwold Residential and General Partner of Beachwold Partners LP. He has acquired 11 assets with an aggregate of over 3,000 units since 2013. Beachwold Residential and its principals have built, owned and managed multifamily properties for 40 years. Beachwold presently controls over 40 properties and over 12,000 multifamily units in Connecticut, Texas, Florida, New Jersey, Maryland, Tennessee and Virginia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Hutton Creek Apartments

The Property. The Hutton Creek Apartments property is a 258-unit, Class B multifamily property located in Carrollton, Texas. Developed in 1978, the property is situated on an 18.93 acre parcel of land improved with 19 structures that includes 18 apartment buildings plus one leasing office/clubhouse. As of September 14, 2015, the Hutton Creek Apartments property was 99.6% occupied. The apartment structures at the Hutton Creek Apartments property are two stories in height. Amenities include central heat and air conditioning, in-unit washers and dryers, a newly renovated leasing/management office complete with a business center and newly renovated fitness center. There is covered parking available and first floor units have enclosed private yards. There is a swimming pool with an attached wading pool. The property has large open areas for parks, dog play areas, picnic areas and a children’s playground.

The Hutton Creek Apartments property is situated approximately 15 miles north of the Dallas central business district, 25 miles east of Dallas/ Fort Worth International Airport, and 10 miles north of Love Field.

The Market. The Hutton Creek Apartments property is located within the Dallas/Fort Worth apartment market and the Carrollton/Addison/Coppell multifamily submarket. The submarket had a 3.8% vacancy rate as of Q2 2015. The submarket vacancy has trended downward over the last 10 years from 7.6% in 2005. Vacancy rates have been below 5.0% since 2012. According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the property is 11,294, 144,364 and 337,260, respectively, and the 2015 estimated average household income within a one-, three- and five-mile radius of the property is $80,605, $74,805 and $85,221, respectively. As of Q2 2015, the submarket contained an inventory of 35,997 units with average asking rents at $925 per unit per month. The appraisal identified six comparable rentals proximate to the Hutton Creek Apartments property. The property’s comparables range in average unit size from 822 to 1,010 square feet with an average of 924 square feet, and indicate an asking rental range of $789 to $1,083, with an average of $925.

Historical and Current Occupancy(1)

2013	2014	TTM(2)	Current(3)
97.0%	95.0%	92.0%	99.6%
(1)	Historical Occupancies for 2013 and 2014 represent the average occupancy over the 12 months ended December 31 of each respective year.
(2)	TTM occupancy represents the average occupancy over the 12 months ended August 31, 2015.
(3)	Current occupancy represents the occupancy as of September 14, 2015.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	88	34.1%	88	100.0%	642	$810	$767
2 BR / 1 BA	80	31.0	79	98.8%	819	$950	$869
2 BR / 2 BA	80	31.0	80	100.0%	989	$1,015	$973
3 BR / 2 BA	10	3.9	10	100.0%	1,208	$1,460	$1,313
Total / Wtd. Avg.	258	100.0%	257	99.6%	826	$942	$883
(1)	Based on the rent roll dated September 14, 2015 provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Hutton Creek Apartments

Operating History and Underwritten Net Cash Flow
	2013	2014(1)	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$2,176,259	$2,414,998	$2,559,755	$2,890,516	$11,204	105.9%
Vacant Income	0	0	0	161,716	627	5.9
Gross Potential Rent	$2,176,259	$2,414,998	$2,559,755	$2,728,800	$10,577	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$2,176,259	$2,414,998	$2,559,755	$2,728,800	$10,577	100.0%
(Vacancy/Credit Loss)	(109,536)	(259,236)	(295,673)	(179,768)	(697)	(6.6)
Other Income(4)	114,594	96,396	158,240	152,220	590	5.6
Effective Gross Income	$2,181,317	$2,252,158	$2,422,322	$2,701,252	$10,470	99.0%

Total Expenses	$1,138,368	$968,802	$1,132,412	$1,120,608	$4,343	41.5%

Net Operating Income	$1,042,949	$1,283,356	$1,289,910	$1,580,644	$6,127	58.5%

Replacement Reserves	0	60,258	39,161	64,500	250	2.4

Net Cash Flow	$1,042,949	$1,223,098	$1,250,750	$1,516,144	$5,877	56.1%
(1)	2014 column represents trailing six months, annualized as of December 31, 2014. The full 2014 financial statements were unavailable as the property was purchased in June 2014.
(2)	TTM column represents the trailing 12-month period ending on September 30, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income represents pet fees, application fees, administrative fees, late fees and other miscellaneous fees.

Property Management. The Hutton Creek Apartments property is managed by U.S. Residential Group LLC. The current management agreement commenced on October 8, 2015 and has a 12-month term. The management agreement provides for a contractual management fee of 3.0% of the gross income, payable on a monthly basis. There is a 2.0% asset management fee paid to Beachwold Partners, L.P., an affiliate, which can only be paid after the payment of debt service, reserve funds, operating expenses and amounts due under the loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $28,595 for tax reserves and $42,427 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $28,595.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium payments, which currently equates to $5,303.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,375 for replacement reserves ($250 per unit annually). The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and manager are required to deposit all rents received into the lockbox account within one business day of receipt. Until the occurrence of a Cash Management Trigger Event, funds in the lockbox account get swept to the borrower’s account. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are swept daily to a cash management account under the control of the lender, and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

“Cash Management Trigger Event” means the occurrence of (i) an event of default under the loan documents, the property management agreement or the asset management agreement, or (ii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing six months is less than 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Polo Club at Farmington Hills

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,250,000	Title:	Fee
Cut-off Date Principal Balance:	$18,250,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.4%	Net Rentable Area (Units):	281
Loan Purpose:	Refinance	Location:	Farmington Hills, MI
Borrower:	Polo Club Limited Partnership	Year Built / Renovated:	1986 / N/A
Sponsor:	Richard T. Fenton	Occupancy(1):	98.2%
Interest Rate:	4.46000%	Occupancy Date:	8/30/2015
Note Date:	10/1/2015	Number of Tenants:	N/A
Maturity Date:	10/6/2025	2012 NOI:	$1,532,898
Interest-only Period:	36 months	2013 NOI:	$1,528,148
Original Term:	120 months	2014 NOI(2):	$1,632,736
Original Amortization:	360 months	TTM NOI (as of 7/2015)(2):	$1,832,552
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.8%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,238,594
Lockbox:	Springing	UW Expenses:	$1,424,630
Additional Debt:	N/A	UW NOI:	$1,813,965
Additional Debt Balance:	N/A	UW NCF:	$1,729,665
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$25,900,000 / $92,171
		Appraisal Date:	9/1/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$64,947
Taxes:	$81,168	$27,056	N/A	Maturity Date Loan / Unit:	$56,801
Insurance:	$28,330	$5,666	N/A	Cut-off Date LTV:	70.5%
Replacement Reserves:	$250,000	$7,025	N/A	Maturity Date LTV:	61.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.57x
Other(2):	$91,000	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,250,000	100.0%	Payoff Existing Debt	$14,929,352	81.8%
			Return of Equity	2,579,575	14.1
			Upfront Reserves	450,498	2.5
			Closing Costs	290,575	1.6
Total Sources	$18,250,000	100.0%	Total Uses	$18,250,000	100.0%
(1)	Occupancy calculates administrative units as vacant.
(2)	Initial Other Escrows and Reserves consist of a $91,000 environmental reserve for radon testing and potential remediation costs.

The Loan. The Polo Club at Farmington Hills loan has an outstanding principal balance as of the Cut-off Date of approximately $18.3 million and is secured by a first mortgage lien on the borrower’s fee interest in a 281-unit, garden-style multifamily property located in Farmington Hills, Michigan. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Polo Club Limited Partnership, a Delaware limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Richard T. Fenton, the president and owner of Fenton Management Company. The loan sponsor has been involved in the development and acquisition of 13 multifamily properties totaling 2,365 units and the development of a 700,000 square foot office plaza. The previously existing debt was securitized in 2005 as part of the CSFB 2005-C5 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Polo Club at Farmington Hills

The Property. The Polo Club at Farmington Hills property is a 281-unit, Class B multifamily property located in Farmington Hills, Michigan. Developed in 1986, the property is situated on 29.9 acres and consists of 28 two-story garden-style apartment buildings and one single-story clubhouse. As of August 30, 2015, the property was 98.2% occupied. Historically, the property has averaged an occupancy of 96.8% since 2010 and 95.1% since 2005. The property unit features include fully equipped kitchens, in-unit washer/dryers, private balconies/patios and cathedral ceilings in second floor units. Fifteen units have been renovated within the last 24 months with new appliances and re-faced cabinets. Property amenities include a clubhouse that has leasing offices, a fitness center, a swimming pool, two tennis courts and carports. The property also has 562 parking spaces, comprised of 281 open surface spaces and 281 carports, resulting in a parking ratio of 2.0 spaces per unit.

The Polo Club at Farmington Hills property is located in Farmington Hills, a western suburb of Detroit, approximately 20 miles northwest of the Detroit central business district. The property is located off of 9 Mile Road and less than a mile away from Interstate-96/Interstate-275, both of which provide access to the property. There are more than 3,500 businesses and more than 75 Fortune 500 companies in Farmington Hills, with more than 57,000 people employed in Farmington Hills including a highly-skilled technical workforce. There are more than 12 nationally-acclaimed colleges and universities nearby. According to the appraisal, Farmington Hills is considered an affluent area.

The Market. The property is located within the Detroit apartment market and the Farmington Hills multifamily submarket. The submarket had a 3.6% vacancy rate as of the second quarter of 2015. No new supply has been added to the submarket since 2005 and, as of the second quarter of 2015 absorption totaled 80 units. According to the appraisal, no new supply is expected to be added to the submarket for the next five years. As of the second quarter of 2015, the submarket contained 19,844 units with an average per unit asking rental rate of $1,070 and an effective per unit rental rate of $1,002. The 2015 estimated population within a one-, three- and five-mile radius of the property is 10,281, 70,096 and 190,821, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $95,680, $88,648 and $96,295, respectively. The appraisal identified six comparable rentals proximate to Polo Club at Farmington Hills. The comparable properties range in average unit size from 1,074 to 1,188 square feet with an average of 1,136 square feet, and indicate an asking rental range of $908 to $1,340, with an average of $1,106.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	29	10.3%	29	100.0%	789	$853	$853
1 BR / 1 BA	29	10.3	29	100.0%	845	$851	$851
2 BR / 1 BA	29	10.3	29	100.0%	930	$906	$906
2 BR / 1 BA	29	10.3	29	100.0%	970	$927	$927
2 BR / 2 BA	26	9.3	25	96.2%	1,125	$1,001	$997
2 BR / 2 BA	54	19.2	54	100.0%	1,158	$1,017	$1,018
2 BR / 2 BA	27	9.6	27	100.0%	1,170	$1,040	$1,038
2 BR / 2 BA	54	19.2	54	100.0%	1,202	$1,059	$1,073
Administrative Units(3)	4	1.4	4	100.0%	1,153	$1,020	$1,020
Total / Wtd. Avg.	281	100.0%	276	98.2%	1,051	$971	$973
(1)	Based on the rent roll dated August 30, 2015 provided by the borrower.
(2)	Administrative Units are occupied by employees and as such have been underwritten as vacant.
(3)	Administrative Units are comprised of two 1,125 square foot 2 BR / 2 BA units, one 1,158 square foot 2 BR / 2 BA unit and one 1,202 square foot 2 BR / 2 BA unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Polo Club at Farmington Hills

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,669,764	$2,760,183	$2,954,720	$3,097,457	$3,221,056	$11,463	98.1%
Vacant Income	0	0	0	0	60,948	217	1.9
Gross Potential Rent	$2,669,764	$2,760,183	$2,954,720	$3,097,457	$3,282,005	$11,680	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$2,669,764	$2,760,183	$2,954,720	$3,097,457	$3,282,005	$11,680	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(170,452)	(607)	(5.2)
Other Income(3)	137,965	124,440	124,907	130,721	127,042	452	3.9
Effective Gross Income	$2,807,730	$2,884,623	$3,079,627	$3,228,178	$3,238,594	$11,525	98.7%

Total Expenses	$1,274,831	$1,356,475	$1,446,891	$1,395,626	$1,424,630	$5,070	44.0%

Net Operating Income	$1,532,898	$1,528,148	$1,632,736	$1,832,552	$1,813,965	$6,455	56.0%

Replacement Reserves	99,799	84,167	160,664	168,247	84,300	300	2.6
Net Cash Flow	$1,433,099	$1,443,981	$1,472,072	$1,664,305	$1,729,665	$6,155	53.4%

Occupancy(4)	96.1%	96.7%	98.4%	98.2%	94.8%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents application fees, admin fees, late fees and other miscellaneous fees.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of August 30, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Aspen Lodge Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,813,000	Title:	Fee
Cut-off Date Principal Balance:	$17,813,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.3%	Net Rentable Area (Units):	298
Loan Purpose:	Refinance	Location:	Overland Park, KS
Borrower:	Coolidge – CLK Aspen LLC	Year Built / Renovated:	1986 / N/A
Sponsors(1):	Craig Koenigsberg and Howard Parnes	Occupancy:	97.0%
Interest Rate:	4.34500%	Occupancy Date:	8/25/2015
Note Date:	10/6/2015	Number of Tenants:	N/A
Maturity Date:	11/1/2025	2012 NOI:	$1,543,435
Interest-only Period:	120 months	2013 NOI:	$1,609,011
Original Term:	120 months	2014 NOI:	$1,655,870
Original Amortization:	None	TTM NOI (as of 9/2015):	$1,758,966
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$2,836,173
Lockbox:	Springing	UW Expenses:	$1,080,261
Additional Debt:	N/A	UW NOI:	$1,755,912
Additional Debt Balance:	N/A	UW NCF:	$1,681,412
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$26,100,000 / $87,584
		Appraisal Date:	8/21/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$59,775
Taxes:	$170,386	$20,381	N/A	Maturity Date Loan / Unit:	$59,775
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.2%
Replacement Reserves:	$490,305	$6,208	N/A	Maturity Date LTV:	68.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.14x
Other(2):	$138,600	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,813,000	100.0%	Payoff Existing Debt	$13,722,549	77.0%
			Return of Equity	3,093,485	17.4%
			Upfront Reserves	799,291	4.5%
			Closing Costs	197,675	1.1%
Total Sources	$17,813,000	100.0%	Total Uses	$17,813,000	100.0%

(1)	The loan sponsors are also the loan sponsors of the mortgage loans identified as Willowbend Lake Apartments, Sherwood Acres Apartments, Forestwood Apartments and Breckenridge Apartments on Annex A-1 to the Free Writing Prospectus, representing approximately 9.2% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. In addition, Craig Koenigsberg is also the loan sponsor of the mortgage loans identified as Buena Vista I Apartments and Buena Vista II Apartments on Annex A-1 to the Free Writing Prospectus, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date.
(2)	Initial Other Escrows and Reserves represents $138,600 in deferred maintenance.

The Loan. The Aspen Lodge Apartments loan has an outstanding principal balance as of the Cut-off Date of approximately $17.8 million and is secured by a first mortgage lien on a 298-unit, garden style apartment community located in Overland Park, Kansas. The loan has a 10-year term and is interest-only for the entire term. The property was previously securitized in the WBCMT 2006-C24 transaction. The borrowing entity for the loan is Coolidge – CLK Aspen LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors of the mortgage loan are Craig Koenigsberg, co-founder and current president of CLK Properties, and Howard Parnes. CLK Properties is a full-service real estate investment and management company headquartered in Woodbury, New York. CLK Properties was originally founded in 1980 and has ownership interests in over 95 assets across 31 cities, with over 22,000 residential units and over 2.5 million square feet of commercial space. Howard Parnes has been involved in real estate finance, management and acquisitions for over 49 years and has been involved in the acquisition, ownership or sale of over 5,000 properties. Mr. Parnes’s portfolio includes approximately 20,000 apartments and over 300 commercial properties. The loan sponsors purchased the property in 2002 for approximately $16.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Aspen Lodge Apartments

The Property. Aspen Lodge Apartments is a 298-unit Class B multifamily complex built in 1986 and situated on approximately 22.72 acres. The property consists primarily of 38 two-story buildings with a unit mix consisting of 148 one-bedroom units, 132 two-bedroom units and 18 three-bedroom units. The apartments feature a private patio or balcony with an exterior storage room, a fully-equipped kitchen including a garbage disposal and dishwasher, ceiling fans, carpeting throughout and a walk-in closet. Additionally, all units include a full-size washer and dryer as well as a fireplace. Amenities at the property include a clubhouse and leasing office with a free DVD library, a community pool, 24-hour fitness center with sauna, an indoor jacuzzi, communal laundry facility, poolside Wi-Fi and lighted tennis courts. The property offers 603 parking spaces, of which 128 spaces are covered, for a parking ratio of approximately 2.02 spaces per unit.

The Market. The Aspen Lodge Apartments property is located in Overland Park, Kansas, approximately 15.0 miles southwest of the Kansas City central business district. Access to the property is provided via Perry Street and is adjacent to Switzer Street which provides direct access to the I-35 interchange, located approximately 0.5 miles from the property. Additional regional access is provided via Route 69, Route 50 and the I-435 interchange. The Aspen Lodge Apartments property is located approximately 3.3 miles north of Oak Park Mall, a super-regional approximately 1.6 million square foot mall anchored by Dillard’s, JCPenney, Macy’s and Nordstrom. Other developments in the immediate area include Park Place, a mixed-use development that includes Class A office space, retail, hotel, structured parking and an ice skating rink, as well as Town Center Plaza, a 608,065 square foot retail development located approximately 8.4 miles southeast of the property. Additionally, Kansas City International Airport is located approximately 29.5 miles north of the property.

The property is located in the North Overland Park submarket of the Kansas City multifamily market. As of the second quarter of 2015, the North Overland Park multifamily submarket occupancy rate was 98.6% with 9,967 total units. As of the second quarter of 2015, the one-mile and three-mile estimated population was 13,584 and 106,028, respectively, with an estimated median household income of $47,000 and $56,616, respectively. The appraisal identified five comparable properties that were built between 1971 and 2003 and range in size from 248 to 498 units. The occupancy for the rent comparables ranged from 95.0% to 96.0% with average rental rates of $664 to $1,085 per unit. By comparison, the property’s average in-place monthly rent is $780 per unit. The appraisal did not identify any new multifamily construction in the North Overland Park submarket.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 Bedroom	148	49.7%	143	96.6%	754	$684	$697
2 Bedroom	132	44.3	129	97.7%	1,018	$810	$833
3 Bedroom	18	6.0	17	94.4%	1,238	$1,085	$1,080
Total / Wtd. Avg.	298	100.0%	289	97.0%	900	$764	$780
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Aspen Lodge Apartments

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,429,352	$2,488,523	$2,555,104	$2,619,218	$2,705,172	$9,078	95.9%
Vacant Income	0	0	0	0	83,832	281	3.0
Gross Potential Rent	$2,429,352	$2,488,523	$2,555,104	$2,619,218	$2,789,004	$9,359	98.9%
Total Reimbursements	28,753	30,746	31,005	31,687	32,200	108	1.1
Net Rental Income	$2,458,105	$2,519,269	$2,586,109	$2,650,905	$2,821,204	$9,467	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(141,060)	(473)	(5.0)
Other Income	160,135	171,625	147,538	164,917	156,029	524	5.5
Effective Gross Income	$2,618,240	$2,690,894	$2,733,647	$2,815,822	$2,836,173	$9,517	100.5%

Total Expenses	$1,074,805	$1,081,883	$1,077,777	$1,056,856	$1,080,261	$3,625	38.1%

Net Operating Income	$1,543,435	$1,609,011	$1,655,870	$1,758,966	$1,755,912	$5,892	61.9%

Replacement Reserves	74,500	74,500	74,500	74,500	74,500	250	2.6
Net Cash Flow	$1,468,935	$1,534,511	$1,581,370	$1,684,466	$1,681,412	$5,642	59.3%

Occupancy(3)	96.5%	96.1%	95.1%	97.0%	95.0%
(1)	TTM column represents the trailing 12-month period ending September 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of August 25, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Plaza Paseo Del Norte

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,350,000	Title:	Fee
Cut-off Date Principal Balance:	$17,350,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	183,718
Loan Purpose:	Acquisition	Location:	Albuquerque, NM
Borrowers:	CPP Paseo I LLC and	Year Built / Renovated:	1990 / N/A
	CPP Paseo II LLC	Occupancy(1):	98.2%
Sponsors:	Brian Shirken and	Occupancy Date:	7/17/2015
	Richard A. Margolis	Number of Tenants:	30
Interest Rate:	4.49600%	2012 NOI:	$1,407,419
Note Date:	10/15/2015	2013 NOI(2):	$1,544,147
Maturity Date:	11/6/2025	2014 NOI(2):	$1,880,743
Interest-only Period:	36 months	TTM NOI (as of 7/2015):	$2,048,976
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	UW Revenues:	$2,948,368
Amortization Type:	IO-Balloon	UW Expenses:	$804,305
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$2,144,063
Lockbox:	Springing	UW NCF:	$1,896,580
Additional Debt:	N/A	Appraised Value / Per SF:	$24,600,000 / $134
Additional Debt Balance:	N/A	Appraisal Date:	9/3/2015
Additional Debt Type:	N/A

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$158,306	$22,615	N/A	Maturity Date Loan / SF:	$83
Insurance:	$30,586	$2,549	N/A	Cut-off Date LTV:	70.5%
Replacement Reserves:	$0	$2,296	N/A	Maturity Date LTV:	61.7%
TI/LC(3):	$37,044	$7,656	$275,000	UW NCF DSCR:	1.80x
Other(4):	$991,542	$0	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,350,000	73.1%	Purchase Price	$22,250,000	93.8%
Sponsor Equity	6,376,910	26.9	Upfront Reserves	1,217,478	5.1
Closing Costs	259,431	1.1
Total Sources	$23,726,910	100.0%	Total Uses	$23,726,910	100.0%

(1)	Occupancy includes two tenants totaling 2,588 square feet that have executed leases, but have not yet taken occupancy.
(2)	The increase from 2013 NOI to 2014 NOI is the result of increased occupancy, which resulted in increased revenues at the Plaza Paseo Del Norte property.
(3)	The TI/LC reserve cap will increase to $455,000 following the occurrence and during the continuance of a significant tenant event, which happens six months prior to the scheduled expiration date of Ross Dress for Less, until the significant tenant event is cured.
(4)	Initial Other Escrows and Reserves consists of a roof repair reserve: $647,625; a deferred maintenance reserve: $300,000; a Sears CAM reserve: $25,629; a free rent reserve: $12,560; and a Ross CAM reserve: $5,728.

The Loan. The Plaza Paseo Del Norte loan has an outstanding principal balance as of the Cut-off Date of $17.35 million and is secured by a first mortgage lien on a 183,718 square foot anchored retail shopping center located in Albuquerque, New Mexico. The loan has a 10-year term and, subsequent to a three year interest-only period, will amortize on a 30-year schedule. The borrowing entities for the loan are CPP Paseo I LLC and CPP Paseo II LLC, each a Delaware limited liability company and special purpose entity. The Plaza Paseo Del Norte property is owned by the borrowers as tenants-in-common. The loan sponsors and nonrecourse carve-out guarantors are Brian Shirken and Richard A. Margolis, co-founders of Columbus Pacific Properties, Ltd (“CPP”). CPP has purchased and redeveloped over five million square feet of retail properties since its inception.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Plaza Paseo Del Norte

The Property. The Plaza Paseo Del Norte property is a 183,718 square foot anchored retail shopping center located at 9227-9331 Coors Boulevard Northwest in Albuquerque, New Mexico. The property consists of seven buildings situated on an approximately 26.0 acre, irregular-shaped parcel. The Plaza Paseo Del Norte property is 98.2% leased by 30 tenants as of July 17, 2015. Anchor tenants include Cinemark Movies West, Ross Dress for Less and Sears Outlet. Cinemark Movies West and Ross Dress for Less have been tenants at the Plaza Paseo Del Norte property since 1991 and 1990, respectively.

The Market. The Plaza Paseo Del Norte property is located on the east side of Coors Boulevard Northwest, along the north side of Paseo Del Norte. It is located approximately nine miles north of downtown Albuquerque. Average daily traffic counts are estimated to be 70,500 on Coors Boulevard and over 80,100 on Paseo Del Norte Boulevard Northeast. According to the appraisal, the area within a one-, three-, and five-mile radius of the Plaza Paseo Del Norte property is estimated to be 10,690, 70,230, and 178,361, respectively in 2015, and the area within a three mile radius of the Plaza Paseo Del Norte property is estimated to have an average household income of $77,776 in 2015. The population of the City of Albuquerque metro area is estimated to be approximately 903,000 as of 2013. According to the appraisal, the median home value within a three-mile radius is approximately $229,013. In addition, Intel has a large campus located four miles north of the property and employs over 3,500 people in the area.

The Plaza Paseo Del Norte property is located in the Albuquerque retail market, which experienced its fourth consecutive quarter of positive net absorption in the second quarter of 2015. The overall vacancy rate declined to 10.8% in the second quarter of 2015. Specifically, the property is located within the Cottonwood retail submarket which has an overall vacancy rate of 4.2%. Employment in the Albuquerque metropolitan statistical area improved by 1.4% year-over-year, evidenced by the creation of 5,200 non-farm jobs. The asking lease rate for community centers has increased to a range of $12.00 per square foot to $37.00 per square foot as of the second quarter of 2015, from a range of $8.50 to $35.00 a year prior. The appraisal concluded that current market rents are $14.06 in the Albuquerque retail market.

Tenant Summary(1)
Tenant	Ratings (2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Cinemark Movies West(4)(5)	NA / NA / NA	27,883	15.2%	$11.50	$281,941	18.8%	5/31/2016
Ross Dress for Less	A3 / A- / NA	26,250	14.3%	$10.64	$336	3.7%	1/31/2021
Sears Outlet(6)	Caa1 / CCC+ / CC	25,000	13.6%	$7.00	NAV	NAV	5/31/2021
Hancock Fabrics	NA / NA / NA	12,000	6.5%	$10.28	NAV	NAV	6/30/2016
Shoes on a Shoestring	NA / NA / NA	11,249	6.1%	$12.50	NAV	NAV	9/30/2021
Vitamin Cottage	NA / NA / NA	10,200	5.6%	$14.80	$460	3.7%	8/31/2020
Dollar Tree	Ba2 / BB / NA	9,884	5.4%	$17.60	$159	13.5%	2/28/2018
Audio Express	NA / NA / NA	5,000	2.7%	$14.00	NAV	NAV	7/31/2018
House of Soccer	NA / NA / NA	5,000	2.7%	$13.39	NAV	NAV	4/30/2020
Sidelines Restaurant	NA / NA / NA	4,887	2.7%	$13.27	NAV	NAV	3/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the trailing 12-month period ending July 2015.
(4)	Sales PSF reflects sales per screen for Cinemark Movies West. Sales per screen is based on a total of eight screens.
(5)	Cinemark Movies West has been a tenant since 1991. They are currently utilizing their two-year renewal option and have three one-year renewal options remaining.
(6)	Sears Outlet may terminate its lease by providing written notice within 30 days after the expiration of the 60th month of the initial term (March 2019) with a termination fee of $100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Plaza Paseo Del Norte

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	3,350	1.8%	NAP	NAP	3,350	1.8%	NAP	NAP
2015 & MTM	1	3,400	1.9	$71,400	3.0%	6,750	3.7%	$71,400	3.0%
2016	6	49,585	27.0	652,270	27.4	56,335	30.7%	$723,670	30.4%
2017	3	4,700	2.6	83,267	3.5	61,035	33.2%	$806,937	33.9%
2018	7	26,302	14.3	439,202	18.5	87,337	47.5%	$1,246,139	52.4%
2019	2	4,733	2.6	82,266	3.5	92,070	50.1%	$1,328,405	55.9%
2020	4	17,788	9.7	257,366	10.8	109,858	59.8%	$1,585,771	66.7%
2021	4	67,303	36.6	667,309	28.1	177,161	96.4%	$2,253,080	94.8%
2022	0	0	0.0	0	0.0	177,161	96.4%	$2,253,080	94.8%
2023	3	6,557	3.6	124,005	5.2	183,718	100.0%	$2,377,085	100.0%
2024	0	0	0.0	0	0.0	183,718	100.0%	$2,377,085	100.0%
2025	0	0	0.0	0	0.0	183,718	100.0%	$2,377,085	100.0%
2026 & Beyond	0	0	0.0	0	0.0	183,718	100.0%	$2,377,085	100.0%
Total	30	183,718	100.0%	$2,377,085	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,704,184	$1,858,058	$2,098,459	$2,226,087	$2,377,085	$12.94	76.6%
Vacant Income	0	0	0	0	(56,950)	(0.31)	(1.8)
Gross Potential Rent	$1,704,184	$1,858,058	$2,098,459	$2,226,087	$2,434,035	$13.25	78.4%
Total Reimbursements	384,068	462,683	545,443	571,858	669,510	3.64	21.6
Net Rental Income	$2,088,252	$2,320,740	$2,643,902	$2,797,945	$3,103,545	$16.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(155,177)	(0.84)	(5.0)
Other Income	5,374	566	1,207	887	0	0	0.0
Effective Gross Income	$2,093,627	$2,321,306	$2,645,108	$2,798,832	$2,948,368	$16.05	95.0%
Total Expenses	$686,207	$777,158	$764,365	$749,856	$804,305	$4.38	27.3%
Net Operating Income(3)	$1,407,419	$1,544,147	$1,880,743	$2,048,976	$2,144,063	$11.67	72.7%
Total TI/LC, Capex/RR	0	0	0	0	247,483	1.35	8.4
Net Cash Flow(3)	$1,407,419	$1,544,147	$1,880,743	$2,048,976	$1,896,580	$10.32	64.3%
Occupancy(4)	72.9%	78.5%	89.4%	98.2%	95.0%
(1)	TTM column is based on the trailing 12-month period ending on July 31, 2015.
(2)	The increase from 2013 NOI to 2014 NOI is the result of increased occupancy which resulted in increased revenues at the Plaza Paseo Del Norte property.
(3)	The increase from 2013 NOI to 2014 NOI is the result of increased occupancy which resulted in increased revenues at the Plaza Paseo Del Norte property.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of July 17, 2015. Underwritten occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Town Center II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,750,000	Title:	Fee
Cut-off Date Principal Balance:	$15,731,667	Property Type - Subtype:	Mixed Use - Multifamily/Retail/Office
% of Pool by IPB:	2.1%	Net Rentable Area (SF)(1):	117,227
Loan Purpose:	Refinance	Location:	Orlando, FL
Borrower:	Avalon TC II Limited Partnership	Year Built / Renovated:	2006 / N/A
Sponsor:	Beat Kahli	Occupancy(2):	96.7%
Interest Rate:	4.60500%	Occupancy Date:	8/18/2015
Note Date:	10/5/2015	Number of Commercial Tenants:	12
Maturity Date:	10/6/2025	2012 NOI:	$1,189,098
Interest-only Period:	None	2013 NOI:	$1,088,194
Original Term:	120 months	2014 NOI(3):	$1,285,237
Original Amortization:	360 months	TTM NOI (as of 8/2015)(3):	$1,597,243
Amortization Type:	Balloon	UW Economic Occupancy:	93.7%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$1,994,008
Lockbox:	CMA	UW Expenses:	$642,658
Additional Debt:	N/A	UW NOI:	$1,351,349
Additional Debt Balance:	N/A	UW NCF:	$1,282,468
Additional Debt Type:	N/A	Appraised Value / Per SF:	$21,000,000 / $179
		Appraisal Date:	8/11/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$134
Taxes:	$173,568	$14,464	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.9%
Replacement Reserves:	$0	$2,244	N/A	Maturity Date LTV:	60.9%
TI/LC:	$0	$1,314	N/A	UW NCF DSCR:	1.32x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,750,000	100.0%	Payoff Existing Debt	$12,945,911	82.2%
			Return of Equity	2,345,883	14.9
			Closing Costs	284,638	1.8
			Upfront Reserves	173,568	1.1
Total Sources	$15,750,000	100.0%	Total Uses	$15,750,000	100.0%

(1)	The multifamily portion comprises 85,680 square feet or 84 units and the retail and office portion comprises 31,547 square feet.

(2)	The current occupancy is calculated by taking the multifamily portion of the property, which is 95.5% occupied as calculated on a square foot basis and the commercial portion of the property, which is 100% occupied. The multifamily portion of the property is 95.2% occupied when calculated on a per unit basis.

(3)	TTM NOI is higher than 2014 NOI as a result of (i) Diana’s Bakery taking occupancy in December 2014, (ii) a decrease in Insurance expense and (iii) payroll expense being eliminated as the property is part of a larger development being collectively managed.

The Loan. The Town Center II loan has an outstanding principal balance as of the Cut-off Date of approximately $15.7 million and is secured by a first mortgage lien on the borrower’s fee interest in an 117,227 square foot mixed-use multifamily, retail and office property within the Avalon Park master planned community located in Orlando, Florida. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the CSMC 2006-C5 transaction. The borrowing entity for the loan is Avalon TC II Limited Partnership, a Florida limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Beat Kahli. Beat Kahli is the founder, President and CEO of Avalon Park Group (“APG”), a group of real estate companies engaged in residential construction, property management and the development of master-planned communities in Florida, Texas and Switzerland.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Town Center II

The Property. The Town Center II property is a mixed-use multifamily, retail and office property within the Avalon Park master planned community located in Orlando, Florida. Developed in 2006, the property is situated on 2.7 acres and consists of 84 multifamily units and 31,547 square feet of retail and office space. As of August 18, 2015, the retail and office space was 100.0% occupied and the multifamily space was 95.2% occupied (on a per square foot basis), resulting in a weighted average occupancy of 96.7%. Over the past three years, the multifamily portion of the property has maintained a 92.0% average occupancy and has not fallen below 87.0%. Over the past three years, the retail and office portion of the property maintained a 95.0% average occupancy and has not fallen below 93.0%. The multifamily units feature fully equipped kitchens, washer/dryers, walk-in closets, patios and balconies, alarm monitors and vaulted ceilings in select units. Property amenities, which are not part of the collateral, are found within the Avalon Park master planned community, which include multiple parks, bike trails, centrally located pools and cabanas and a community center with a pool, sauna, rental room and gym. Additionally, the property has 106 parking spaces, resulting in a parking ratio of 1.3 spaces per unit.

The Town Center II property is situated within the 1,861-acre Avalon Park, a large planned development that includes single-family homes, multifamily residences and over 500,000 square feet of commercial space. Town Center II is located within the town center district of Avalon Park, less than a mile away from a Publix-anchored shopping center, a 7-Eleven, Exxon/Mobil gas station, a CVS, a Wells Fargo branch and several other retail shops and restaurants. The retail and office space of the property is 100.0% occupied by 12 tenants. The largest tenant at the property is Central Florida YMCA occupying 27.6% of the commercial net rentable area through November 2021. The second largest tenant, Casa Mofongo, is a restaurant serving Puerto Rican cuisine and sangria, occupying 10.9% of the commercial net rentable area through April 2018. The third largest tenant, Eastside Bistro, is a locally rooted restaurant in the town center community, occupying 8.8% of the commercial net rentable area through October 2017. The remaining tenants are a mixture of restaurants, medical offices and local retail tenants. No other commercial tenant makes up more than 8.6% of the commercial net rentable area or accounts for more than 10.4% of the underwritten base rent.

The Market. The Town Center II property is located within the Orlando Metro market and the University multifamily submarket. The submarket had a 3.3% vacancy rate as of the second quarter of 2015. The submarket vacancy has trended downward over the last three years with average vacancies of 7.4% in 2012, 5.4% in 2013 and 3.0% in 2014. The appraisal identified five comparable multifamily properties proximate to Town Center II ranging in average unit size from 1,025 to 1,096 square feet and average per unit rental rates ranging from $1,174 to $1,264.

The retail and office portion of the property is located within the Orlando Retail market and the Southeast Orange Outlying Retail submarket. As of the second quarter of 2015, the Southeast Orange Outlying Retail submarket had approximately 5.0 million square feet of retail space, with a vacancy rate of 3.6% and a weighted average rental rate of $17.64 per square foot. The appraisal identified five comparable commercial properties with vacancies ranging from 0.0% to 17.3% and average asking rents per square foot ranging from $20.00 to $35.00.

According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the property is 11,925, 37,587 and 96,690, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $76,760, $75,695 and $69,917, respectively.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	42	50.0%	40	95.2%	855	$1,100	$1,039
2 BR / 1 BA	6	7.1	5	83.3%	990	$1,215	$1,167
2 BR / 2 BA	30	35.7	29	96.7%	1,188	$1,245	$1,245
3 BR / 2 BA	6	7.1	6	100.0%	1,365	$1,500	$1,437
Total / Wtd. Avg.	84	100.0%	80	95.2%	1,020	$1,189	$1,152
(1)	Based on the underwritten rent roll excluding the commercial component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Town Center II

Tenant Summary(1)

Tenant	Ratings Moody’s / S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF	Occupancy Costs	Lease Expiration Date
Central Florida YMCA	NA / NA / NA	8,709	27.6%	$18.50	22.7%	NAV	NAV	11/30/2021
Casa Mofongo	NA / NA / NA	3,423	10.9%	$20.47	9.9%	NAV	NAV	4/30/2018
Eastside Bistro	NA / NA / NA	2,770	8.8%	$26.21	10.2%	NAV	NAV	10/13/2017
Avalon Park Kids, LLC	NA / NA / NA	2,706	8.6%	$27.34	10.4%	NAV	NAV	9/30/2016
Avalon Park Eye Care, LLC(2)	NA / NA / NA	1,960	6.2%	$20.60	5.7%	NAV	NAV	9/30/2019
12001, Inc.	NA / NA / NA	1,929	6.1%	$19.40	5.3%	NAV	NAV	3/31/2016
Avalon Home Health Care	NA / NA / NA	1,847	5.9%	$22.66	5.9%	NAV	NAV	6/30/2020
Paladin Tech & Game LLC	NA / NA / NA	1,846	5.9%	$27.87	7.3%	NAV	NAV	12/31/2016
SeaCap, Inc.	NA / NA / NA	1,816	5.8%	$28.14	7.2%	NAV	NAV	9/30/2016
Avalon Dance, LLC	NA / NA / NA	1,717	5.4%	$25.34	6.1%	NAV	NAV	9/30/2019

(1)	Based on the underwritten rent roll excluding the multifamily portion.

(2)	Avalon Park Eye Care, LLC has the right to terminate its lease in the event the landlord is unable to cure business disruption after three formal notices within a three-month period.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2016	4	8,297	26.3%	213,951	30.2%	8,297	26.3%	$213,951	30.2%
2017	1	2,770	8.8%	72,588	10.2%	11,067	35.1%	$286,539	40.4%
2018	2	4,722	15.0%	105,218	14.8%	15,789	50.0%	$391,757	55.2%
2019	3	5,202	16.5%	114,637	16.2%	20,991	66.5%	$506,394	71.4%
2020	1	1,847	5.9%	41,853	5.9%	22,838	72.4%	$548,247	77.3%
2021	1	8,709	27.6%	161,120	22.7%	31,547	100.0%	$709,367	100.0%
2022	0	0	0.0%	0	0.0%	31,547	100.0%	$709,367	100.0%
2023	0	0	0.0%	0	0.0%	31,547	100.0%	$709,367	100.0%
2024	0	0	0.0%	0	0.0%	31,547	100.0%	$709,367	100.0%
2025	0	0	0.0%	0	0.0%	31,547	100.0%	$709,367	100.0%
2026 & Beyond	0	0	0.0%	0	0.0%	31,547	100.0%	$709,367	100.0%
Total	12	31,547	100.0%	$709,367	100.0%
(1)	Based on the underwritten rent roll excluding the multifamily component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Town Center II

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,542,312	$1,501,747	$1,571,295	$1,754,258	$1,806,162	$15.41	88.6%
Vacant Income	0	0	0	0	42,720	0.36	2.1
Gross Potential Rent	$1,542,312	$1,501,747	$1,571,295	$1,754,258	$1,848,882	$15.77	90.7%
Total Reimbursements(3)	0	0	0	0	189,409	1.62	9.3
Net Rental Income	$1,542,312	$1,501,747	$1,571,295	$1,754,258	$2,038,291	$17.39	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(128,735)	(1.10)	(6.3)
Other Income(4)	277,772	259,091	240,586	263,251	84,451	0.72	4.1
Effective Gross Income	$1,820,084	$1,760,838	$1,811,881	$2,017,509	$1,994,008	$17.01	97.8%

Total Expenses	$630,986	$672,644	$526,644	$420,266	$642,658	$5.48	32.2%

Net Operating Income(5)	$1,189,098	$1,088,194	$1,285,237	$1,597,243	$1,351,349	$11.53	67.8%

Replacement Reserves	0	0	0	0	68,881	0.59	3.5
Net Cash Flow	$1,189,098	$1,088,194	$1,285,237	$1,597,243	$1,282,468	$10.94	64.3%

Occupancy(6)(7)	96.5%	95.0%	90.0%	96.7%	93.7%

Multifamily Occupancy(8)	93.0%	97.0%	87.0%	95.2%
Retail & Office Occupancy	100.0%	93.0%	93.0%	100.0%

(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historically, Total Reimbursements are shown in the Other Income line item.

(4)	Other Income represents pet fees, administrative fees, application fees, late fees and maintenance fees.

(5)	TTM Net Operating Income is higher than 2014 Net Operating Income as a result of (i) Diana’s Bakery taking occupancy in December 2014, (ii) a decrease in insurance expense and (iii) payroll expense being eliminated as the property is part of a larger development being collectively managed. However, the lender underwrote payroll expenses of $142,800.

(6)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of August 18, 2015. Underwritten Occupancy represents economic occupancy.

(7)	Occupancy is calculated by taking the total square footage of the multifamily portion and the total square footage of the retail and office portion.

(8)	Multifamily Occupancy is calculated based on 84 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Los Altos Ranch Market Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,500,000	Title:	Fee
Cut-off Date Principal Balance:	$15,500,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.0%	Net Rentable Area (SF)(2):	106,828
Loan Purpose:	Acquisition	Location:	Glendale, AZ
Borrowers(1):	Various	Year Built / Renovated:	1973 / 2015
Sponsors(1):	Various	Occupancy(2):	95.1%
Interest Rate:	4.69000%	Occupancy Date:	10/21/2015
Note Date:	10/29/2015	Number of Tenants(2):	20
Maturity Date:	11/5/2025	2012 NOI:	$1,236,403
Interest-only Period:	36 months	2013 NOI(3):	$1,280,528
Original Term:	120 months	2014 NOI(3):	$1,482,454
Original Amortization:	360 months	TTM NOI (as of 8/2015):	$1,399,696
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$1,877,885
Lockbox:	Springing	UW Expenses:	$540,598
Additional Debt:	N/A	UW NOI:	$1,337,287
Additional Debt Balance:	N/A	UW NCF:	$1,244,584
Additional Debt Type:	N/A	Appraised Value / Per SF:	$20,800,000 / $195
		Appraisal Date:	10/13/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$145
Taxes:	$67,436	$16,859	N/A	Maturity Date Loan / SF:	$128
Insurance:	$10,257	$1,026	N/A	Cut-off Date LTV:	74.5%
Replacement Reserves:	$0	$1,476	$35,424	Maturity Date LTV:	65.5%
TI/LC(4):	$0	$6,250	$300,000	UW NCF DSCR:	1.29x
Other(5):	$112,563	$0	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,500,000	73.2%	Purchase Price	$20,700,000	97.8%
Sponsor Equity	5,662,855	26.8	Closing Costs	272,599	1.3
			Upfront Reserves	190,256	0.9
Total Sources	$21,162,855	100.0%	Total Uses	$21,162,855	100.0%
(1)	For a full description of the Borrowers and the Loan Sponsors, please refer to “The Loan” below.
(2)	Net Rentable Area (SF), Occupancy and Number of Tenants include a 4,125 square foot pad that is ground leased to McDonald’s.
(3)	The increase from 2013 NOI to 2014 NOI is primarily due to two new leases being signed in 2014 resulting in approximately $71,723 of additional rent.
(4)	The borrowers will not be required to make monthly deposits of $6,250 into the TI/LC reserve so long as (i) no event of default has occurred, (ii) the funds in the reserve are no less than $300,000, and (iii) the property maintains a physical occupancy of at least 80.0%.
(5)	Initial Other Escrows and Reserves consists of an existing TI/LC reserve ($70,851), a McDonald’s CAM reserve ($32,337) and an immediate repair reserve ($9,375).

The Loan. The Los Altos Ranch Market Center loan has an outstanding principal balance as of the Cut-off Date of $15.5 million and is secured by a first mortgage lien on the fee interest in a 106,828 square foot grocery anchored retail center located in Glendale, Arizona. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The existing debt was previously securitized in the CSMC 2006-C1 transaction. The borrowing entities for the loan are three tenant-in-common entities: 67th Avenue and Camelback Pro’s Real Estate, LLC, an Arizona limited liability company, Los Altos-DE, LLC, a Delaware limited liability company, and 1640 DE, LLC, a Delaware limited liability company, each a special purpose entity. The nonrecourse carve-out guarantors are Michael A. Provenzano, Jr., Michael A. Provenzano, III, Jeffrey P. Branch, The Survivor’s Trust of the Provenzano Family Trust Dated January 28, 1992 and Map III 2003 Trust. Michael A. Provenzano, Jr. and Michael A. Provenzano, III are members of Provenzano family which owns and operates six shopping centers. Jeffrey P. Branch has over 30 years of experience in the commercial real estate industry and owns and operates two real estate companies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Los Altos Ranch Market Center

The Property. Los Altos Ranch Market Center is a Class B, grocery anchored retail center comprised of approximately 106,828 square feet located in Glendale, Arizona. The property consists of four buildings and a 4,125 square foot pad site which is ground leased to McDonald’s. The property contains 368 surface parking spots with an overall parking ratio of 3.44 per 1,000 square feet. The Los Altos Ranch Market Center property was constructed in 1973 and has been upgraded over the years including an approximately $3.0 million ($28.08 per square foot) renovation between 2005 and 2015 that included a new façade, and upgrades to the exterior paint, tilework, and parking lot. In addition, the anchor tenant spent approximately $7.0 million on their store build out in 2005.

As of October 21, 2015, the property was 95.1% occupied by 20 tenants. Since 2005, the center has achieved an average occupancy of 94.1%. The anchor tenant, Los Altos Ranch Market (“Los Altos”), leases approximately 40.1% of the net rentable area through September 30, 2032 (without a termination option and four five-year extension options remaining) and has occupied the space since December 1, 2005. Los Altos Ranch Market is a privately held Hispanic grocery chain with 10 stores in Arizona, New Mexico and Texas. Catering to the Hispanic consumers, Los Altos stores feature tortilleria, taqueria and cremeria departments in addition to the traditional grocery, meat, bakery and produce departments. Los Altos formerly operated as a Pro’s Ranch Market until 2014 when the company was acquired by CNG Ranch, LLC – an entity formed via partnership between Cardenas Market and Northgate Market - following a corporate Chapter 11 bankruptcy filing in 2013. Post-acquisition, all Pro’s Ranch Markets continued operating under the Los Altos brand. As of the trailing 12-months ending September 30, 2015, the tenant reported approximately $21.0 million in sales ($491 per square foot) with an occupancy cost of approximately 3.8%. The second largest tenant at the property, Dollar Tree, leases 9.4% of the net rentable area through January 31, 2018 with three five-year extension options remaining and has been at the property since January 12, 2013. The third largest tenant at the property, Audio Express, leases 5.2% of the net rentable area through August 31, 2016 and has been at the property since August 14, 1998. Audio Express is a car audio sales and installation company founded in 1974 with multiple locations in Arizona.

The Market. The Los Altos Ranch Market Center property is located in an in-fill area in Glendale, Arizona, approximately 10 miles from the Phoenix, Arizona central business district. The property is located at the northwest corner of the intersection of West Camelback Road and North 67th Avenue, which has a combined traffic count of over 44,000 vehicles per day. The property is located approximately 10 miles from the Metrocenter, the second largest regional mall in the Phoenix metropolitan area, The 1.3 million square foot, two-story, enclosed regional shopping center was developed in 1973 and is anchored by Macy’s, Dillard’s, Sears and a 12-screen movie theater. According to the appraisal, the one-, three- and five-mile 2015 population is 26,963, 201,100 and 433,853, respectively, while the average household income is $42,077, $41,844 and $44,240, respectively.

According to the CoStar, the property is located in the North Phoenix retail submarket. As of the second quarter 2015, the submarket contains an inventory of approximately 39.2 million square feet of retail space with a vacancy rate of 12.7%. The appraisal identified six comparable retail properties built between 1975 and 2007 ranging in size from 71,002 to 206,040 square feet. The comparable properties reported occupancy ranging from 69.0% to 98.0%, with a weighted average of 88.5%. Asking rents for the comparable properties range from $8.50 to $25.00 per square foot. The appraisal concluded to a market rent of $14.00 per square foot for grocery anchored space, $20.00 per square foot for in-line space and $24.00 per square foot for pad sites. The average in-place rent for the property excluding Los Altos is $18.23 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Los Altos Ranch Market Center

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Los Altos Ranch Market(3)	NA / NA / NA	42,881	40.1%	$14.00	39.7%	9/30/2032
Dollar Tree(4)	Ba2 / BB / BBB-	10,000	9.4%	$9.75	6.4%	1/31/2018
Audio Express	NA / NA / NA	5,568	5.2%	$13.50	5.0%	8/31/2016
Bonita Fashions	NA / NA / NA	4,992	4.7%	$12.36	4.1%	6/30/2020
Rent-A-Center(5)	Ba3 / BB / NA	4,576	4.3%	$14.50	4.4%	4/30/2020
McDonald’s(6)	A3 / A- / BBB+	4,125	3.9%	$10.75	2.9%	2/04/2019
Pro’s Ranch Wash(7)	NA / NA / NA	3,802	3.6%	$19.86	5.0%	2/29/2020
Los Altos Ranch Market Warehouse(3)	NA / NA / NA	3,424	3.2%	$12.31	2.8%	9/30/2032
A-Affordable Insurance	NA / NA / NA	2,850	2.7%	$22.00	4.1%	12/31/2016
Wingstop(8)	NA / NA / NA	2,700	2.5%	$17.34	3.1%	2/28/2025

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Los Altos Ranch Market and Los Altos Ranch Market Warehouse have four five-year extension options remaining.
(4)	Dollar Tree has three five-year extension options remaining.
(5)	Rent-A-Center has one five-year extension option remaining.
(6)	McDonald’s ground leases the pad through February 4, 2019 with three five-year extension options remaining.
(7)	Pro’s Ranch Wash has two five-year extension options remaining.
(8)	Wingstop has two five-year extension options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,225	4.9%	NAP	NAP	5,225	4.9%	NAP	NAP
2015 & MTM	1	1,500	1.4	$29,250	1.9%	6,725	6.3%	$29,250	1.9%
2016	4	10,770	10.1	186,746	12.3	17,495	16.4%	$215,996	14.3%
2017	2	3,191	3.0	74,041	4.9	20,686	19.4%	$290,037	19.2%
2018	2	12,404	11.6	144,787	9.6	33,090	31.0%	$434,823	28.7%
2019(2)	2	5,325	5.0	75,828	5.0	38,415	36.0%	$510,651	33.7%
2020	5	16,923	15.8	271,794	18.0	55,338	51.8%	$782,446	51.7%
2021	0	0	0.0	0	0.0	55,338	51.8%	$782,446	51.7%
2022	1	2,485	2.3	42,245	2.8	57,823	54.1%	$824,691	54.5%
2023	0	0	0.0	0	0.0	57,823	54.1%	$824,691	54.5%
2024	0	0	0.0	0	0.0	57,823	54.1%	$824,691	54.5%
2025	1	2,700	2.5	46,818	3.1	60,523	56.7%	$871,509	57.6%
2026 & Beyond	2	46,305	43.3	642,483	42.4	106,828	100.0%	$1,513,992	100.0%
Total	20	106,828	100.0%	$1,513,992	100.0%
(1)	Based on the underwritten rent roll.
(2)	2019 Net Rentable Area Expiring includes a 4,125 square foot pad site ground leased to McDonald’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 119

Structural and Collateral Term Sheet	JPMBB 2015-C33

Los Altos Ranch Market Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,294,852	$1,305,332	$1,556,430	$1,450,913	$1,513,992	$14.17	72.6%
Vacant Income	0	0	0	0	73,150	0.68	3.5
Gross Potential Rent	$1,294,852	$1,305,332	$1,556,430	$1,450,913	$1,587,142	$14.86	76.1%
Total Reimbursements	444,637	496,150	437,344	451,728	499,397	4.67	23.9
Net Rental Income	$1,739,488	$1,801,482	$1,993,774	$1,902,641	$2,086,539	$19.53	100.0%
Other Income	5,408	5,315	101	14,653	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(208,654)	(1.95)	(10.0)
Effective Gross Income	$1,744,897	$1,806,797	$1,993,874	$1,917,294	$1,877,885	$17.58	90.0%

Total Expenses	$508,494	$526,269	$511,420	$517,598	$540,598	$5.06	28.8%

Net Operating Income	$1,236,403	$1,280,528	$1,482,454	$1,399,696	$1,337,287	$12.52	71.2%

Total TI/LC, Capex/RR	3,410	20,615	20,915	4,711	92,703	0.87	4.9
Net Cash Flow	$1,232,993	$1,259,913	$1,461,539	$1,394,985	$1,244,584	$11.65	66.3%

Occupancy(3)	92.8%	92.8%	100.0%	95.1%	90.0%

(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Historical Occupancy is as of December 31 of each respective year and TTM Occupancy is as of October 21, 2015. Underwritten occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C33

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Vice President	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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